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                           LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                         STORAGE DEVELOPMENT PORTFOLIO, L.L.C.

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THE  MEMBERSHIP  INTERESTS  IN  STORAGE  DEVELOPMENT   PORTFOLIO,   L.L.C.  (THE
"INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN ARTICLE 3 OF THIS AGREEMENT AND THE OTHER TERMS AND CONDITIONS OF THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAWS OR (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF
ARTICLE 3 OF THIS AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR WHICH IS OTHERWISE IN
COMPLIANCE   WITH  SUCH  SECURITIES  LAWS  AND  (2)  PURSUANT  TO  AN  EFFECTIVE
REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR WHICH IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.
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

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I DEFINITIONS....................................................    1
        Section 1.1     Definitions......................................    1
        Section 1.2     Other Terms .....................................   27
        Section 1.3     Schedules and Exhibits ..........................   27
        Section 1.4     Currency.........................................   27

ARTICLE 2 ORGANIZATIONAL MATTERS; PURPOSE; TERM..........................   27
        Section 2.1     Formation of Company.............................   27
        Section 2.2     Name.............................................   28
        Section 2.3     Registered Office; Registered Agent;
                        Principal Office.................................   28
        Section 2.4     Foreign Qualification............................   28
        Section 2.5     Purpose and Scope................................   28
        Section 2.6     Term.............................................   29
        Section 2.7     No State Law Partnership.........................   29
        Section 2.8     Warranties and Representations - Developer
                        Member...........................................   29
        Section 2.9     Warranties and Representations - GECC Member.....   29
        Section 2.10    Equity Formation Costs...........................   29
        Section 2.11    Investment Representations of the Members........   30
        Section 2.12    Warranty Regarding Brokers.......................   30
        Section 2.13    Publicity........................................   30

ARTICLE 3 MEMBERSHIP; DISPOSITIONS OF INTERESTS..........................   31
        Section 3.1     Members .........................................   31
        Section 3.2     Dispositions of Membership Interests ............   31
        Section 3.3     Creation of Additional Membership Interests......   32
        Section 3.4     Resignation .....................................   32
        Section 3.5     Information .....................................   32
        Section 3.6     Liability to Third Parties.......................   32

ARTICLE 4 MANAGEMENT OF COMPANY..........................................   32
        Section 4.1     Executive Committee..............................   32
        Section 4.2     Management of the Company........................   35
        Section 4.3     Annual Business Plan.............................   36
        Section 4.4     Investments......................................   38
        Section 4.5     Independent Investments..........................   45
        Section 4.6     Right of First Refusal; Certain Restrictions;
                        Non-Compete......................................   45
        Section 4.7     Officers.........................................   48
        Section 4.8     Removal of Manager...............................   48
        Section 4.9     No Reimbursement of Expenses.....................   50
        Section 4.10    Compensation of Members and Manager..............   50
        Section 4.11    Transactions with Affiliates.....................   50
        Section 4.12    Property and Asset Management Agreement; Asset
                        Disposition Fee..................................   51

        Section 4.13    Development and Construction Agreements..........   51
        Section 4.14    Trade Name License...............................   54
        Section 4.15    Indemnification; Reimbursement of Expenses;
                        Insurance........................................   54
        Section 4.16    Conflicts of Interest............................   55
        Section 4.17    Integrity Policy.................................   55
        Section 4.18    No Employees.....................................   56
        Section 4.19    Year 2000 Compliant..............................   56
        Section 4.20    Insurance........................................   56
        Section 4.21    Selection of Company Counsel.....................   56

ARTICLE 5 ACCOUNTING AND REPORTING.......................................   57
        Section 5.1     Fiscal Year, Accounts, Reports...................   57
        Section 5.2     Bank Accounts....................................   58

ARTICLE 6 CAPITAL CONTRIBUTIONS..........................................   58
        Section 6.1     Project Capital Contributions....................   58
        Section 6.2     Additional Capital Contributions.................   60
        Section 6.3     Failure to Make Additional Capital
                        Contributions.....................................  61
        Section 6.4     Return of Contributions...........................  62
        Section 6.5     Balances..........................................  62
        Section 6.6     General Provisions Concerning Capital
                        Contributions.....................................  62

ARTICLE 7 FINANCING.......................................................  62
        Section 7.1     Financing.........................................  62
        Section 7.2     Right of First Offer..............................  63
        Section 7.3     No Commitment.....................................  64
        Section 7.4     Acknowledgment and Waiver.........................  65

ARTICLE 8 DISTRIBUTIONS...................................................  65
        Section 8.1     Distributions in General..........................  65
        Section 8.2     Distribution of Available Cash....................  65

ARTICLE 9 CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS..................  66
        Section 9.1     [Reserved]........................................  66
        Section 9.2     Capital Accounts..................................  66
        Section 9.3     Adjustment of Gross Asset Value. "Gross
                        Asset Value"......................................  67
        Section 9.4     Profits, Losses and Distributive Shares of
                        Tax Items.........................................  67
        Section 9.5     Tax Returns.......................................  71
        Section 9.6     Tax Elections.....................................  71
        Section 9.7     Tax Matters Member................................  72
        Section 9.8     Allocations on Transfer of Interests..............  72

ARTICLE 10 WITHDRAWAL, DISSOLUTION, LIQUIDATION, AND TERMINATION..........  72
        Section 10.1    Dissolution, Liquidation, and Termination
                        Generally.........................................  72
        Section 10.2    Liquidation and Termination.......................  73
        Section 10.3    Deficit Capital Accounts..........................  73
        Section 10.4    Cancellation of Certificate.......................  74

ARTICLE 11 MISCELLANEOUS PROVISIONS.......................................  74
        Section 11.1    Notices...........................................  74
        Section 11.2    Governing Law.....................................  74

        Section 11.3    Entireties; Amendments............................  74
        Section 11.4    Waiver............................................  74
        Section 11.5    Severability......................................  74
        Section 11.6    Ownership of Property and Right of Partition......  75
        Section 11.7    Captions, References..............................  75
        Section 11.8    Involvement of Members in Certain Proceedings.....  75
        Section 11.9    Interest..........................................  75
        Section 11.10   Right to Bring Action.............................  75
        Section 11.11   Cumulative Remedies...............................  76
        Section 11.12   Jurisdiction......................................  76
        Section 11.13   Arbitration.......................................  76

ARTICLE 12 BUY-SELL OPTION................................................  77
        Section 12.1    Exercise..........................................  77
        Section 12.2    Closing...........................................  79
        Section 12.3    Default...........................................  79
        Section 12.4    Payment of Debts..................................  80
        Section 12.5    Payment of Loans Held by GECC.....................  80
        Section 12.6    Release of Capital Contribution Obligations.......  80
        Section 12.7    Offset............................................  80
        Section 12.8    Minimum Purchase Price............................  80
        Section 12.9    Operations in Pre-Closing Period..................  80
        Section 12.10   Suspension of Rights Under Articles 13 and 14.....  81
        Section 12.11   Changes in Distribution Rights....................  81

ARTICLE 13 REQUIRED SALE; RIGHT OF FIRST OFFER............................  81
        Section 13.1    Offers............................................  81
        Section 13.2    Response..........................................  82
        Section 13.3    REIT Limitation...................................  83
        Section 13.4    No Suspension of Rights Under Articles 12 and 14..  84

ARTICLE 14 MARKETING RIGHT................................................  84
        Section 14.1    Marketing Right...................................  84
        Section 14.2    Right of Either Member to Bid.....................  85
        Section 14.3    Sale By the Company...............................  85
        Section 14.4    Changes to Schedule 14.1..........................  85
        Section 14.5    Operations in Pre-Closing Period..................  85
        Section 14.6    REIT Limitation...................................  85
        Section 14.7    Suspension of Rights Under Articles 12 and 13.....  86
        Section 14.8    Changes in Distribution Rights....................  86

ARTICLE 15 SPECIAL PURCHASE RIGHT.........................................  86

                     LIMITED LIABILITY COMPANY AGREEMENT OF

                     STORAGE DEVELOPMENT PORTFOLIO, L.L.C.

         THIS LIMITED LIABILITY COMPANY AGREEMENT is entered into as of November 30, 1999 (the "Effective Date"), between SUSA PARTNERSHIP, L.P., a Tennessee limited partnership, as a Member and the initial Manager (the "Developer Member"), and STORAGE VENTURES, L.P., a Delaware limited partnership, as a Member (the "GECC Member").


                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "AAA" means the American Arbitration Association or any successor organization.

         "Abandoned Target" means a Target with respect to which either (a) a Preliminary Presentation for such Target was approved by the Executive Committee but the Final Presentation for such Target was not approved by the Executive Committee, or (b) the Final Presentation for such Target was approved by the Executive Committee but such Target was not subsequently acquired by the Company or a Subsidiary.


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THE  MEMBERSHIP  INTERESTS  IN  STORAGE  DEVELOPMENT   PORTFOLIO,   L.L.C.  (THE
"INTERESTS") ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN ARTICLE 3 OF THIS AGREEMENT AND THE OTHER TERMS AND CONDITIONS OF THIS AGREEMENT. THE INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED (i) UNDER ANY STATE SECURITIES LAWS OR (ii) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF
ARTICLE 3 OF THIS AGREEMENT AND (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER SUCH SECURITIES LAWS OR WHICH IS OTHERWISE IN
COMPLIANCE   WITH  SUCH  SECURITIES  LAWS  AND  (2)  PURSUANT  TO  AN  EFFECTIVE
REGISTRATION STATEMENT UNDER THE FEDERAL ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE FEDERAL ACT OR WHICH IS OTHERWISE IN COMPLIANCE WITH THE FEDERAL ACT.

         "Act" means the Delaware Limited Liability Company Act, as it may be amended from time to time.

         "Additional Capital Contribution Balance" means, for each Member, the cumulative Additional Capital Contributions of that Member without reduction for any distributions in return thereof.

         "Additional Capital  Contribution  Default" has the meaning given it in
Section 6.2(c) hereof.

         "Additional Capital Contribution Default Account" means, with respect to each Member, an account to which will be credited the dollar amount of all Additional Capital Contributions, if any, not made by such Member. The making of a Default Loan by a Non-Delinquent Member shall not reduce or remove any amounts credited to a Member's Additional Capital Contribution Default Account.

         "Additional Capital Contribution Default Event" means, with respect to each Member, the point or time, if at all, at which such Member's Additional Capital Contribution Default Account balance equals or exceeds twenty-five percent (25%) of such Member's Capital Contribution Account Balance.

         "Additional     Capital     Contributions"     means,     collectively,
Non-discretionary Additional Capital Contributions and Discretionary Additional Capital Contributions.

         "Additional  Capital  Defaulting  Member" has the  meaning  given it in
Section 6.3(b) hereof.

         "Adjusted Capital Account" means, with respect to a Member, such Member's Capital Account as of the end of each Fiscal Year, as the same is specially computed to reflect the adjustments required or permitted to be taken into account in applying Regulations Section 1.704-l(b)(2)(ii)(d) (including adjustments for Company Minimum Gain and Member Nonrecourse Debt Minimum Gain).

         "Adjusted Capital Account Deficit" means, for each Member, the deficit balance, if any, in that Member's Adjusted Capital Account.

         "Affiliate" (including the term "Affiliated with") means, with respect to any Person, (a) any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person, (b) any other Person with respect to which such Person possesses the right to exercise, directly or indirectly, through one or more intermediaries, twenty percent (20%) or more of the voting rights attributable to the ownership interests of such other Person, or (c) any other Person with respect to which such Person is entitled to receive, directly or indirectly, through one or more intermediaries, twenty percent (20%) or more of all dividends or distributions, as applicable, paid by such Person. As used in the preceding sentence, the term "control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, SUSA is an Affiliate of the Developer Member and GECC is an Affiliate of the GECC Member.

         "Agreement" means this Limited Liability Company Agreement of the Company, including the exhibits and schedules attached hereto, as amended and in effect from time to time.

         "Annual Business Plan" has the meaning given it in Section 4.3(a) hereof.

         "Approved Investment Parameters" means the criteria set forth on
Schedule 1.1 (AIP) hereto, as the same may be changed from time to time with the express, written approval of the Developer Member and the GECC Member.

         "Auditor" means the national accounting firm of independent certified public accountants selected by the Executive Committee following a competitive bidding process that will include one firm proposed by the Developer Member, one firm proposed by the GECC Member and a third firm proposed jointly by the Members.

         "Available Cash" means with respect to any period for which such calculation is being made,

         (a) the sum of:

               (i) all cash revenues and funds received by the Company from whatever source, including all Capital Contributions and all distributions from Subsidiaries during such period and all repayments from Subsidiaries on account of advances or other amounts that may have been loaned by the Company to any Subsidiary, and

               (ii) the amount of any reduction (including, without limitation, a reduction resulting because the Executive Committee determines such amounts are no longer necessary) in reserves of the Company, which reserves are referred to in clause (b)(iii) below;

         (b) less the sum of the following (without duplication):

               (i) all interest, scheduled or required principal payments and other debt and escrow account payments made during such period by the Company on account of the Company or any Subsidiary's indebtedness for money borrowed, if any;

               (ii) all cash expenditures (including all operating and capital expenditures, the Developer Fee and the General Contractor Fee paid to the Developer Member or a Controlled Affiliate of the Developer Member pursuant to the Development Agreements and the Construction Contracts, and any and all capital contributions, loans or other advances of funds made by the Company to any Subsidiary) made by the Company or any Subsidiary during such period; and

               (iii) the amount of any increase in any reserves established during such period pursuant to the approved Annual Business Plan or the approved Operating Budget or which the Executive Committee otherwise determines is necessary or appropriate.

         "Bankruptcy" means, with respect to a Person, the occurrence of (1) an assignment by the Person for the benefit of creditors; (2) the filing by the Person of a voluntary petition in bankruptcy; (3) the entry of a judgment by any court that the Person is bankrupt or insolvent, or the entry against the Person of an order for relief in any bankruptcy or insolvency proceeding; (4) the filing of a petition or answer by the Person seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (5) the filing by the Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding for reorganization or of a similar nature; (6) the consent or acquiescence of the Person to the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties; or (7) any event which would cause the Person to cease to be a member of a limited liability company under
Section 18-304 of the Act.

         "Borrowing Parties" and "Borrowing Party" have the meanings given them in Section 7.2(a) hereof.

         "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York are authorized or required to close under the laws of the State of New York.

         "Buy-Sell Option" has the meaning given it in Article 12 hereof.

         "Capital Account" shall have the meaning set forth in Section 9.2.

         "Capital  Contribution  Account Balance" means the sum of each Member's
Project Capital Contribution Balance and Additional Capital Contribution Balance. For the avoidance of doubt, the Developer Member's Credited Cost Overrun Contribution Balance shall not be included in its Capital Contribution Account Balance.

         "Capital Contributions" means, with respect to each Member, the sum of such Member's Project Capital Contributions and Additional Capital Contributions, consisting of the aggregate amount of cash and the initial Gross Asset Value of any property (net of liabilities assumed by the Company resulting from such contribution and liabilities to which the property is subject) contributed to the Company by that Member. For the avoidance of doubt, neither the Developer Member's Credited Cost Overrun Contributions nor any Default Loans made by either Member are Capital Contributions.

         "Capital Proceeds" means funds of the Company or a Subsidiary arising from a Capital Transaction, net of the actual costs incurred by the Company or such Subsidiary in consummating the Capital Transaction, including any Disposition Fee, if applicable.

         "Capital Sharing Ratios" means the percentages in which the Members participate in, and bear, certain Company items, as such percentages may change from time to time. The initial Capital Sharing Ratios of the Members are as follows:

                              Developer Member 25%

                              GECC Member      75%

Following the making of any Capital Contributions by the Members, or either of them, to the Company, the Capital Sharing Ratio of each Member shall ipso facto equal the percentage determined by dividing (a) such Member's then Capital
Contribution Account Balance by (b) the then aggregate Capital Contribution Account Balances for all Members.

         "Capital Transaction" means the sale, financing, refinancing or similar transaction of or involving any Project (including condemnation awards, payment of title insurance proceeds or casualty loss insurance proceeds, other than business interruption or rental loss insurance proceeds, to the extent such awards and proceeds are not applied to mortgage indebtedness of the Company or a Subsidiary and not used to repair damage caused by a casualty or taking or in alleviation of any title defect).

         "Cause" means, when used with respect to the Developer Member, the existence or occurrence of any of the following events or conditions with respect to the Developer Member, either individually or in its capacity as Manager, or SUSA, including the existence or occurrence of such events with respect to the Developer Member's or SUSA's officers or employees: (a) the indictment for a felony involving a crime or crimes of moral turpitude or dishonesty (whether or not convicted), misapplication, conversion or theft of any funds belonging to the Company or a Subsidiary, including rents, security deposits, insurance proceeds or condemnation or eminent domain awards or payments; or (b) the commission of fraud, knowing misrepresentation, gross negligence or willful misconduct; or (c) the occurrence or existence of a Cost Overrun Default; however, in any case, but subject to the last sentence of this definition, the occurrence or existence of any such events or conditions described in clause (a) or (b) of this sentence shall not constitute "Cause" if such event or condition was committed or caused by a non-executive officer or employee of the Developer Member or SUSA and the Company has not suffered monetary loss or damage as a result thereof or to the extent the Company has suffered monetary loss or damage as a result thereof, the Developer Member compensates the Company for any such monetary loss or damage suffered or incurred by the Company within twenty (20) Business Days after notice thereof from the GECC Member. For the avoidance of doubt, the indictment of the Developer Member or SUSA, or any executive officer of either of them, for a felony involving a crime or crimes of moral turpitude or dishonesty (whether or not convicted), or the misapplication of funds belonging to the Company or any Subsidiary, fraud, gross negligence or willful misconduct committed in any instance by the Developer Member or SUSA, or any executive officer of either of them, shall not be curable and "Cause" shall be deemed to exist upon the occurrence or existence of any such event.

         "Certificate" has the meaning given it in Section 2.1 hereof.

         "Change in Control" means, with respect to the Developer Member or SUSA, the occurrence of any of the following: (i) the sale of all or substantially all of the Developer Member's or SUSA's assets (other than (a) a sale or conveyance to a wholly-owned subsidiary of the Developer Member or SUSA that conducts the business or businesses formerly conducted by the Developer Member or SUSA, or (b) any transaction undertaken solely for the purpose of reorganizing or reincorporating the Developer Member or SUSA under the laws of another jurisdiction if such transaction does not affect the beneficial ownership of the Developer Member's or SUSA's outstanding equity securities);
(ii) the merger, reorganization, share exchange, recapitalization, restructuring or consolidation of the Developer Member or SUSA, other than a transaction which would result in the voting securities of the Developer Member or SUSA outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Developer Member, SUSA or such surviving entity outstanding immediately after such transaction; (iii) the acquisition by any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) of an aggregate of 51% or more of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of the issued and outstanding voting securities of SUSA; (iv) the acquisition by any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) of an aggregate of 51% or more of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of the issued and outstanding general partnership interests of the Developer Member; or (v) any transaction that results in the common shares of SUSA no longer being required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended. Notwithstanding the foregoing, a Change of Control of the Developer Member or SUSA shall not be deemed to have occurred if, regardless of the form of the transaction, (a) any two of the following executive officers of SUSA remain in their respective offices at SUSA or the surviving entity: (i) Dean Jernigan, Chief Executive Officer, (ii) Christopher P. Marr, Chief Financial Officer, or (iii) Karl Haas, Executive Vice President - Operations, (b) the "Incumbent Directors" (i.e., the individuals constituting the Board of Directors of SUSA on the Effective Date, together with any director whose nomination for election to the Board was approved by a vote of at least a majority of the directors in office at the time of such nomination who were either directors on the Effective Date or whose nomination for election was previously so approved) continue to comprise a majority of the directors of SUSA or the surviving entity, and (c) SUSA or the surviving entity remains the sole general partner in the Developer Member.

        "Change Order" means any amendment or change to the Project Development Budget, the Project Development Costs or the Plans and Specifications for a Project after their approval by the Executive Committee and any instruction for a change in the "Work" (as defined in the Construction Contract for a Project) for the construction and completion of a Project, including any amendment or change to the Construction Contract for such Project.

        "Closing Date" has the meaning given it in Section 12.2 hereof.

        "CPI Increase" means, with respect to each calendar year, the percentage, if any, by which the Consumer Price Index ("CPI") for the month of December in each calendar year for which the CPI is then available has increased from the CPI for the month of December 1999. "CPI" means the Consumer Price Index for All Urban Consumers for All Items, U.S. City Average, as set forth in the Consumer Price Index for Standard Metropolitan Statistical Areas (1982-84=100), published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"). If the Index is changed so that the base year differs from that in effect on the Effective Date, the Index shall be converted in accordance with the conversion factor published with the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of this Agreement, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. If the Index is not replaced with any other government index or computation, then the Members shall, in good faith, agree on a suitable substitute.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any corresponding provisions of succeeding law.

        "Commitment Termination Date" means the earliest to occur of: (i) the second (2nd) anniversary of the Effective Date; (ii) if the Performance Benchmarks have not been satisfied as of the first (1st) anniversary of the Effective Date under either this Agreement or the Other Company LLC Agreement, the election (if at all) of the GECC Member to terminate its commitment to make Project Capital Contributions evidenced by written notice to the Developer Member given within thirty (30) days after the GECC Member has received evidence regarding the Company's satisfaction or non-satisfaction of the Performance Benchmarks; (iii) the election (if at all) of the GECC Member to terminate its commitment to make Project Capital Contributions evidenced by written notice to the Developer Member following the occurrence or existence of a Removal Event or any other event or condition that would permit the GECC Member to exercise the Buy-Sell Option or the Marketing Right, or (iv) if, at any time after four (4) months from the Effective Date, the GECC Member's Project Capital Contribution Balance under this Agreement exceeds the GECC Member's Project Capital Contribution Balance under the Other Company LLC Agreement and such imbalance continues for more than forty-five (45) days or such an imbalance having previously existed, such imbalance occurs or exists again without regard to the number of days, the election (if at all) of the GECC Member to terminate its commitment to make Project Capital Contributions evidenced by written notice given by the GECC Member to the Developer Member within forty-five (45) days after either (x) the end of such forty-five (45) day period, in the case of the initial imbalance, or ((y)) the date on which such imbalance occurs or exists again, in the case of any subsequent imbalance.

        "Company" means Storage Development Portfolio, L.L.C. a Delaware limited liability company.

        "Company Minimum Gain" means "partnership minimum gain" as defined in Regulations Section 1.704-2(d).

        "Construction Contract" has the meaning given it in Section 4.13(b) hereof.

        "Construction Loan" has the meaning given it in Section 7.1(a) hereof.

        "Controlled Affiliate" means, with respect to the Developer Member or SUSA, (a) any other Person, directly or indirectly, through one or more intermediaries, controlled by the Developer Member or SUSA, or (b) any other Person in which the Developer Member or SUSA owns, directly or indirectly, through one or more intermediaries, capital stock or other equity interests representing the right to receive at least fifty percent (50%) of all dividends or distributions, as applicable, paid by such Person, regardless of whether the Developer Member or SUSA controls such Person. As used in the preceding sentence, the term "controlled" (including the terms "control") means the possession of the power, directly or indirectly, through stock or other ownership, by agreement or otherwise, to direct or cause the direction of the management or policies of a Person.

        "Cost Overrun" means, with respect to any Project, the amount, if any, by which the actual Project Development Costs for such Project, excluding, however, any Project Permitted Excess Construction Interest, exceed the estimated Project Development Costs for such Project as set forth in the Project Development Budget for such Project that was initially approved by the Executive Committee as part of the Final Presentation. Cost Overrun includes any Credited Cost Overrun. For the avoidance of doubt, increases to the Project Development Costs resulting from (a) any Project Permitted Excess Construction Interest, and
(b) Project upgrades or changes in the scope of work that have, in each instance, been approved by the Executive Committee in a Change Order in accordance with Section 4.13(d)(2) hereof are not Cost Overruns.

        "Cost of the Work" means, with respect to any Project, the "Cost of the Work" as set forth in the Construction Contact for such Project.

        "Cost Overrun Default" has the meaning given it in Section 4.13(c).

        "Credited Cost Overrun Contribution Balance" means, for the Developer Member, the total Credited Cost Overrun Contributions of the Developer Member, less the cumulative distributions to the Developer Member in return thereof pursuant to Section 8.2(e) hereof.

        "Credited Cost Overrun Contributions" means, with respect to the Developer Member, the amounts paid by or on behalf of the Developer Member on account of only Credited Cost Overruns with respect to a Project or Projects pursuant to Section 4.13(c) hereof. Credited Cost Overrun Contributions shall not be taken into account in determining the respective Capital Sharing Ratios or Capital Contribution Account Balances of the Members nor shall they be deemed Capital Contributions to the Company.

        "Credited Cost Overrun" means, with respect to any Project, any Cost Overruns, including any additional architectural, engineering fees and other so-called soft costs, other than interest, which result from work that was caused by Undisclosed Site Conditions or changes in any Requirement of a Governmental Authority occurring after the date on which the Final Presentation for such Project was approved by the Executive Committee and, in each case, a Change Order for which has been approved by the Executive Committee in accordance with Section 4.13(d)(1) hereof.

        "Default Loan" means a loan made by a Non-Delinquent Member to the Company in accordance with Section 6.3(a) hereof.

        "Default Rate" means the per annum rate of interest equal to the greater of (i) eighteen percent (18%) or (ii) the sum of the Prime Rate, as it may change from time to time, plus five percentage points (5%); provided, however, in no event will the Default Rate exceed the maximum lawful rate of interest permitted by applicable law.

        "Delayed Project Acquisition" has the meaning given it in Section 4.4(g) hereof.

        "Delayed Project Development" has the meaning given it in Section 4.4(g) hereof.

        "Delayed Project Return Rate" means an amount calculated like interest at a per annum rate equal to the Prime Rate, as it may change from time to time, plus one percentage point, compounded quarterly.

        "Delinquent Member" has the meaning given it in Section 6.3(a) hereof.

        "Depreciation" means, for each taxable year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for the year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of the year or other period, Depreciation will be an amount which bears the same ratio to the beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for the year or other period bears to the beginning adjusted tax basis, provided that if the federal income tax depreciation, amortization, or other cost recovery deduction for the year or other period is zero, Depreciation will be determined with reference to the beginning Gross Asset Value using any reasonable method selected by the Executive Committee.

        "Developer" has the meaning given it in Section 4.13(a) hereof.

        "Developer Fee" has the meaning given it in Section 4.13(a) hereof.

        "Development Agreement" has the meaning given it in Section 4.13(a) hereof.

        "Discretionary Additional Capital Contributions" means the contributions of cash to the capital of the Company made by or on behalf of the Members pursuant to Section 6.2 hereof that are neither Project Capital Contributions nor Non-discretionary Additional Capital Contributions.

       "Disposition Fee" has the meaning given it in Section 4.12(c) hereof.

        "Drawdown Notice" has the meaning given it in Section 6.1(c) hereof.

        "Due Diligence Information" means, with respect to a Target, the due diligence information forming a part of the Final Presentation for such Target and identified on Schedule 1.1 (FP) hereto.

        "Electing Member" has the meaning given it in Article 15 hereof.

        "Election Notice" has the meaning given it in Section 4.5(b) hereof.

        "Encumbrance" has the meaning given it in Section 3.2(a) hereof.

        "Environmental Reports" has the meaning given it in Section 4.4(j) hereof.

        "Equity  Formation  Costs"  has the  meaning  given it in  Section  2.10 hereof.

        "Equity Franchisee" means any Person which is a franchisee of the Storage USA or Budget-Storage USA franchise program or system and which is not a Non-Equity Franchisee.

        "Excluded Affiliates" means Storage Portfolio I LLC and Budget-Storage USA Joint Venture, LLC, and any of their respective wholly-owned subsidiaries, including any entity, directly or indirectly, wholly-owned by Storage Portfolio I LLC or Budget-Storage USA Joint Venture, LLC.

        "Executive Committee" means the Company's management committee as established in accordance with Section 4.1 hereof.

        "Federal Act" has the meaning given it in Section 2.11(b) hereof.

        "Final Completion Date" means, with respect to any Project, the date on which the following matters have been achieved with respect to such Project: (i) the General Contractor shall have certified to the Company and the applicable Subsidiary that the Project has been completed substantially in accordance with the Plans and Specifications and all Requirements of Governmental Authorities having jurisdiction of the Project, (ii) the General Contractor and the Manager shall have certified to the Company and the applicable Subsidiary that the Cost of the Work has been paid in full, including payment for services rendered and material delivered by mechanics, materialmen, suppliers, architects, engineers, subcontractors and the like, (iii) the Manager shall have certified to the Company and the applicable Subsidiary that all utilities reflected in the Plans and Specifications and required for the use and occupancy of the Project have been installed, any and all hook-up, tap-on or other service connection fees and charges invoiced by the utility companies providing such services have been paid in full, the installation thereof has been approved by the various utility companies providing such service and utility service to the Project has commenced, and (iv) (a) if certificates of occupancy are issued by the Governmental Authorities having jurisdiction of the Project, then (l) as to a single story, non-climate controlled building, a temporary certificate(s) of occupancy has been issued for the entire Project, and (2) as to a multi-story and/or climate controlled building, a temporary certificate(s) of occupancy has been issued for the entire Project and the elevator systems and

HVAC system are installed and operational, with any inspections or certificates required by Governmental Authorities completed or issued, and (3) in either case, the Subsidiary has occupied the entire Project, or (b) if certificates of occupancy are not issued by the Governmental Authorities having jurisdiction of the Project, then (1) the entire Project, including all buildings and grounds, is fit for use, rental and operation as a self-storage facility, (2) the Subsidiary has occupied the entire Project, and (3) if the Project includes a multi-story and/or climate controlled building, the elevator systems and HVAC system are installed and operational. For the avoidance of doubt, partial occupancy or use of a portion of a Project shall not constitute occupancy of the entire Project.

        "Final Presentation" means, when used with respect to a Target, a comprehensive proposal prepared and submitted by the Developer Member to the Executive Committee setting forth the overall scheme for the acquisition and development or redevelopment of the Target, including the information listed on
Schedule 1.1 (FP). The Final Presentation must include a statement by the Developer Member that, in the Developer Member's judgment, the Target, if acquired and developed or redeveloped in accordance with the Final Presentation, would comply with the Approved Investment Parameters or reflecting, where applicable, any deviations from the Approved Investment Parameters. The Final Presentation shall include the amount, source, terms and conditions of any financing which is proposed for the acquisition, development or redevelopment of the Target. The Final Presentation will be delivered to the members of the Executive Committee in notebook format similar to the presentation form that the Developer Member has previously delivered to, and that has been approved by, the GECC Member. Any reference in this Agreement to an "approved Final Presentation" means the Final Presentation for a Project, as unanimously approved by the Executive Committee in accordance with the procedures hereinafter set forth in
Section 4.4 hereof, as the same may be subsequently amended by the unanimous action of the Executive Committee.

        "Financial Rights" means the right to receive distributions of funds and allocations of income, gain, loss, deduction and credit.

        "Fiscal Year" has the meaning given it in Section 5.1(a) hereof.

        "Franchise Equity Program Transaction" means any new loan or other credit facility, or any refinancing of any existing loan or credit facility entered into after the Effective Date by the Developer Member or SUSA, or any of their respective Controlled Affiliates, with a franchisee of the "Storage USA" or "Budget-Storage USA" franchise program or system pursuant to which transaction (i) the Developer Member or SUSA, or any such Controlled Affiliate, is entitled to receive interest payable on any such loan or credit facility at a rate determined by reference to a spread above an established index of 400 basis points or more, (ii) the Developer Member or SUSA, or any such Controlled Affiliate, receives, as collateral for any such loan or credit facility described in clause (i) of this definition, a pledge of ownership or other equity interest in the franchisee, or (iii) the Developer Member or SUSA, or any such Controlled Affiliate, receives an ownership or other equity interest (or the right to acquire such interest) in the franchisee or is entitled to receive payments based upon the franchisee's revenues, cash flow or value (other than a customary license fee or royalty and management fee), excluding, however, any refinancing of an existing loan or credit facility after Effective Date pursuant to which the Developer Member or SUSA, or any of their respective Controlled Affiliates, had already received an ownership or other equity interest in any such franchisee prior to the Effective Date.

        "Franchise Equity Program Transaction Notice" has the meaning given it in Section 4.6(f).

        "General Contractor" has the meaning given it in Section 4.13(b) hereof.

        "General Contractor Fee" has the meaning given it in Section 4.13(b) hereof.

        "GECC"  means  General   Electric  Capital   Corporation,   a  New  York
corporation and an Affiliate of the GECC Member.

        "GECC Affiliate" means, with respect to the GECC Member, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, GECC or General Electric Company. The term "control" (including the terms "controlling", "controlled by" and "under common control with"), as used in the preceding sentence, means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

        "Governmental Authority" means the United States of America, any of the several states, any county or municipality in which a Project is located, and any agency, authority, court, department, commission, board, bureau or instrumentality of any of them.

        "Gross Asset Value" has the meaning given it in Section 9.3.

        "Imputed Closing Costs" means, when used in connection with the Buy-Sell Option, an amount, not to exceed three percent (3%) of the sales price, that would normally be incurred by the Company or its Subsidiaries if the Projects then owned by the Company or its Subsidiaries were sold for the amount specified in Article 12, for title insurance premiums, survey costs, brokerage commissions and other commercially reasonable closing costs.

        "Independent Investment" has the meaning given it in Section 4.5(a) hereof.

        "Inflation Adjusted" means, when used with respect to any number or item, that the number or item will be increased by the applicable CPI Increase, if any.

        "Initiating Member" has the meaning given it in Section 13.1 hereof.

        "Initiating Notice" has the meaning given it in Section 12.1 hereof.

        "Insurance Program" means a complete and detailed program of insurance (including the insurance required by Section 4.15) for the Company, its Subsidiaries and the Projects prepared by the Manager and approved by the Executive Committee, as amended and updated from time to time with the approval of the Executive Committee. The initial Insurance

Program will form a part of the Company's initial Annual Business Plan. In no event shall the Insurance Program provide for less insurance than that reflected in Schedule 1.1 (INS) without the approval of the Executive Committee.

        "Integrity Policy" means the Company's Ethical Business Practices Policy, a copy of which is attached hereto as Schedule 1.1 (IP), and which is hereby adopted by the Members, as such Policy may be amended from time to time by the Executive Committee.

        "Internal Rate of Return" or "IRR" means the annual percentage return rate which, when used as a discount rate to determine the net present value of a Member's Capital Contributions to and cash distributions from the Company (treating cash outflows as negative numbers and cash inflows as positive numbers), results in a net present value of zero, calculated as of the date of such Member's initial Capital Contribution. The Internal Rate of Return shall be calculated on a quarterly basis. For example, a Member shall have received an annual fourteen percent (14%) Internal Rate of Return if the difference between the aggregate of the following is zero: (a) the sum of all Capital Contributions during each quarter to the Company by such Member each discounted to present value at an annual rate of fourteen percent (14%) from the date of each such contribution and (b) the sum of all cash distributions during each quarter to the Member discounted to present value at an annual rate of fourteen percent (14%) from the date of each such distribution, with "present value" being the value as of the date of the first Capital Contribution by such Member. The quarterly discount rate equivalent to an annual rate of nine percent (9%) is 2.1778%; the quarterly discount rate equivalent to an annual rate of fourteen percent (14%) is 3.3299%; and the quarterly discount rate equivalent to an annual rate of seventeen percent (17%) is 4.0031%. The cost reimbursement paid to the GECC Member in accordance with Section 4.12(b) hereof, the fees (including the Developer Fee, the General Contractor Fee and any Disposition Fee, if applicable) and expense reimbursements paid to the Developer Member, the Property Manager, the Developer and the General Contractor as contemplated in Sections 4.12 and 4.13 hereof, any interest and other payments on account of any Default Loans and any earnest money retained by a Member in accordance with
Section 12.3 hereof shall not be considered cash distributions for purposes of calculating the Internal Rate of Return. At the time of each distribution of Available Cash, the Manager shall provide the Members with a calculation of the IRR through the date of such distribution.

        "Major Decisions" means any of the matters described below:

        (1) To the extent not otherwise expressly approved as part of an approved Annual Business Plan, an approved Preliminary Presentation or an approved Final Presentation, the establishment of any Subsidiary, and the terms, provisions and conditions of its governing agreements and any amendments or modifications thereof;

        (2) The approval or adoption of an Annual Business Plan, a Preliminary Presentation and a Final Presentation and, to the extent not approved as part of the approval of any of the foregoing, an Operating Budget, a Project Operating Budget and a Project Development Budget, and any amendment, modification or other change to any of the foregoing.

        (3) Any matter which is defined as a "Major Decision" in any limited liability company or other agreement governing a Subsidiary;

        (4) To the extent not otherwise expressly approved as part of an approved Annual Business Plan, an approved Operating Budget, an approved Project Development Budget, an Approved Preliminary Presentation, or an approved Final Presentation, any acquisition, sale, transfer, exchange, mortgage, financing, hypothecation or encumbrance of all, any part of or any interest in a Project, or any lease of an entire Project, and, in each such case, the material terms and conditions thereof, excluding, however, (A) sales from inventory (e.g., locks and packaging material) held for sale to customers in the ordinary course of a Subsidiary's business, (B) incidental sales, exchanges, conveyances, transfers or other dispositions of personal property or fixtures owned by a Subsidiary and used in the operation and management of a Project if such disposition of personal property and fixtures in accordance with this clause (B) for any one Project, together with all other such dispositions in the calendar year in question, involves property having a value or sales price of less than $5,000.00 in the aggregate, and (C) granting easements or entering into reciprocal operating or easement agreements, cross-easement agreements and similar agreements with utility providers, adjoining property owners or other parties, not Affiliated with the Manager, in connection with the development of a Project in accordance with the approved Final Presentation for such Project, so long as any such easement or other agreement (x) does not materially interfere with the use and operation of the Project, (y) does not adversely affect the Project's value and (z) is consistent with the overall development plan for such Project as set forth in the approved Final Presentation for such Project;

        (5) Regarding the Company or any Subsidiary, to the extent not otherwise expressly approved as part of an approved Annual Business Plan, an approved Operating Budget, an approved Project Development Budget or an approved Final Presentation, (A) incurring, or becoming liable for, or permitting to exist, any indebtedness for borrowed money, (B) guaranteeing or assuming the obligations of any Person, (C) providing indemnification with respect to the acts or obligations of any Person other than with respect to the Company, or (D) loaning any funds or money, extending credit or otherwise providing financial accommodations to any Person other than a Subsidiary;

        (6) Regarding the Company or any Subsidiary, any merger, reorganization,
business  combination,   share  or  equity  interest  sale,  exchange  or  other
disposition, recapitalization, restructuring or consolidation;

        (7) Regarding the following  Company and Subsidiary  financial  affairs,
(A) selection of the Auditor, (B) determination of major accounting policies, including selection of accounting methods and making various decisions regarding treatment and allocation of transactions for federal and state income, franchise or other tax purposes, (C) selection of the bank(s) for one or more consolidated operating and disbursement accounts of the Company (being the only bank accounts at the Company-level, all other bank accounts being Project-level) and the designation of Persons with signatory authority over withdrawal of funds from such accounts (the Manager may select the banks for Project-level accounts maintained by the Property Manager so long as
(i) the deposits of each such bank are federally insured, (ii) each such account will be swept into the Company's consolidated operating account no less frequently than weekly and (iii) each such account is depository only), and (D) making of any expenditure or incurring any obligation by or for the Company or a Subsidiary for an aggregate sum in excess of $25,000.00 per Project in any one Fiscal Year for any transaction or group of similar or related transactions, except for expenditures made and obligations incurred pursuant to an approved Project Development Budget, an approved Project Operating Budget or an approved Operating Budget; however, if emergency repairs to any Project are necessary to avoid imminent danger of injury to such Project or to an individual, the Manager may make such expenditures as may be necessary to alleviate such situation and shall promptly notify the GECC Member of the event giving rise to such repairs and the actions taken with respect thereto;

        (8) Regarding Additional Capital Contributions, except Non-Discretionary Additional Capital Contributions which may be required of a Member in accordance with Section 6.3(a) hereof;

        (9) Regarding development or redevelopment, construction, repair or refurbishment of any Project and to the extent not expressly approved in an approved Preliminary Presentation, an approved Final Presentation, an approved Project Development Budget or an approved Project Operating Budget for a
Project: (A) approval of any plans, development schedule, budgets, and all other material matters relating to the acquisition, development, redevelopment or the refurbishment of such Project; (B) the selection of a contractor and the approval of any construction contracts if the Developer Member or a Controlled Affiliate of the Developer Member acceptable to the GECC Member is not the General Contractor for such Project pursuant to a Construction Contract (if the General Contractor for a Project delegates substantially all of the work to a single subcontractor, then the selection of such single subcontractor shall be subject to the approval of the Executive Committee); (C) selection of architects and engineers retained for review and analysis of the Plans and Specifications other than from those identified on Schedule 1.1 (Engineers), the Members acknowledging that the Plans and Specifications for a Project will be prepared under the direction of the Manager by architects or engineers selected by the Manager; and (D) any material variation from or amendment to any of the foregoing, including the form of Construction Contract; however, to the extent any of the foregoing constitute a Change Order, then the procedures set forth in
Section 4.13(d) shall govern and control;

        (10) Regarding all leases of space in the Projects: (A) the use of any form of lease other than the standard forms of lease used by the Developer Member in its own business on the Effective Date and any material change, modification or amendment to such standard forms of lease, unless such amendment or modification is required to conform to the Requirements of a Governmental Authority; (B) to the extent not approved in an approved Annual Business Plan or the applicable approved Project Operating Budget, approval of guidelines for minimum rental rates; and (C) any lease of space for a term of more than one year, unless such lease may be terminated at any time at the election of the Company or the applicable Subsidiary with no more than sixty (60) days prior notice;

        (11) Regarding Project and Subsidiary operations and to the extent not approved in an approved Annual Business Plan, an approved Final Presentation or an approved Project Operating Budget or not otherwise in the sole and exclusive authority of the GECC Member following the removal of the Developer Member as the Manager: (A) the selection of property managers and the approval of any asset or property management agreements, but only if the Developer Member or a Controlled Affiliate of the Developer Member acceptable to the GECC Member is not the Property Manager pursuant to the Property Management Agreement; (B) the selection of any brokers or agents for the sale or other disposition of a Project and the approval of any listing or brokerage agreements relating to the sale or other disposition of a Project; (C) filing any application or other petition to change or vary the zoning conditions or other entitlements for a Project; and (D) any material variation from or amendment to any of the foregoing;

        (12) Except to the extent not otherwise in the exclusive authority of the Developer Member pursuant to Section 7.4 hereof or in the exclusive authority of the GECC Member in accordance with the last sentence of Section 4.2(a) hereof, the taking or initiation of any legal action on behalf of the Company or a Subsidiary, except (A) initiating action (i) to collect rentals and other amounts payable to the Company or a Subsidiary under leases and other occupancy agreements affecting a Project, (ii) to dispossess any tenant or occupant which is in default in its obligations to the Company or a Subsidiary,
(iii) against vendors, suppliers and subcontractors in the ordinary course of business, or (iv) to appeal ad valorem or other property tax assessments, and
(B) defending against tenant and other liability claims for which the Company or such Subsidiary maintains insurance so long as the amount claimed in any such action or suit does not exceed $100,000.00;

        (13) Filing of any petition or consenting to the filing of any petition that would subject the Company or any Subsidiary to a Bankruptcy;

        (14) Except as provided in Section 4.21 hereof, engaging any attorney to represent the Company or any Subsidiary;

        (15) Entering into, amending, modifying or changing any agreement with the Developer Member or an Affiliate of the Developer Member other than as set forth in Section 4.12 and Section 4.13 hereof;

        (16) To the extent not approved in an approved Final Presentation for a Project, regarding any environmental matter relating to a Project, including selection of environmental consultants other than one of the consultants identified on Schedule 1.1 (Environmental), and adoption of and implementation of any operation and maintenance program or any other program to remove or otherwise remediate hazardous materials; and

        (17) To the extent not expressly approved in an Annual Business Plan, entering into any agreement, incurring any obligation or taking any other action with respect to the Company or a Subsidiary (A) which, considered before the taking thereof, could be reasonably expected to have a material adverse effect on the business or affairs of the Company or any Subsidiary or (B) which would be considered by reasonably prudent Persons engaged in the real estate property management business to be out of the ordinary course of the day-to-day management of the Company or its Subsidiaries.

     "Major Dispute" means the failure of the Members or the Executive Committee to agree upon or approve any Major Decision, other than those Major Decisions identified in the immediately following sentence, which failure to agree has continued for a period of thirty (30) days after written notice thereof (the "Major Dispute Notice") has been given by a Member to the other Member(s). The failure of the Executive Committee to approve a Preliminary Presentation or a Final Presentation, including a Project Development Budget or the Plans and Specifications, for a Target, or any amendment, modification or change to either of them, or the failure of the Executive Committee to agree whether a Target conforms to the Approved Investment Parameters, is not a Major Dispute. In order to be effective, any Major Dispute Notice must contain a description of the Major Decision which the Members or the Executive Committee has been unable to agree and must contain the following language typed in BOLD PRINT on the face of the Major Dispute Notice:

          THIS NOTICE IS GIVEN PURSUANT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF STORAGE DEVELOPMENT PORTFOLIO, L.L.C. (THE "AGREEMENT") IN ORDER TO ADVISE A MEMBER THAT A MAJOR DISPUTE WILL EXIST UNDER THE AGREEMENT UNLESS THE MEMBERS ARE ABLE TO AGREE WITHIN THIRTY (30) DAYS WITH RESPECT TO THE MATTER OR MATTERS SET FORTH IN THIS NOTICE.

     "Management Rights" means the right of a Member to participate in the management of the Company to the extent herein expressly provided.

     "Manager" means the Developer Member, as the initial Manager designated pursuant to Section 4.2 hereof, and each Person hereafter designated as a Manager in accordance with this Agreement, until such Person ceases to be a Manager of the Company. The Manager is not required to be a Member.

     "Marketing Firm" has the meaning given it in Section 14.1 hereof.

     "Marketing Notice" has the meaning given it in Section 14.1 hereof.

     "Marketing Right" has the meaning given it in Section 14.1 hereof.

     "Member Nonrecourse Debt" means "partner nonrecourse debt" as defined in Regulations Sections 1.704-2(b)(4) and 1.752-2.

     "Member Nonrecourse Debt Minimum Gain" means "partner nonrecourse debt minimum gain" as defined in Regulations Section 1.704-2(i)(3).

     "Member Nonrecourse Deductions" means "partner nonrecourse deductions" as defined in Regulations Section 1.704-2(i)(2).

     "Members" means the GECC Member, the Developer Member, and each Person hereafter admitted as a Member in accordance with this Agreement, until such Person ceases to be a Member of the Company.

     "Membership Interests" means all of the rights and interests of whatsoever nature of the Members in the Company, including Management Rights and Financial Rights.

     "Moving Member" has the meaning given it in Section 14.1 hereof.

     "Net Cash Flow" means, with respect to each Subsidiary and for any period, Net Operating Income less debt service (including interest and principal payments) on loans to the applicable Subsidiary.

     "Net Operating Income" means, with respect to each Subsidiary and for any period, the amount by which Operating Revenues exceed Operating Expenses for such period.

     "Non-Conforming Offer" has the meaning given it in Section 13.2(c) hereof.

     "Non-Delinquent Member" has the meaning given it in Section 6.3(a) hereof.

     "Non-Discretionary Additional Capital Contributions" means contributions of cash to the capital of the Company made by or on behalf of the Members pursuant to Section 6.2(a) hereof and that are required to (a) pay operating deficits or budgeted capital items, including, without limitation, property taxes, insurance premiums and debt service with respect to the Company, a Subsidiary or a Project after the Final Completion Date for such Project, (b) pay Project Permitted Excess Construction Interest, (c) maintain value of the Projects in unanticipated emergency situations to remedy conditions that create an imminent threat of property damage or personal injury or death, (d) discharge other valid liabilities of the Company, the Subsidiaries or the Projects not covered by the approved Operating Budget, including, without limitation, contractual commitments of the Company or any of the Subsidiaries, or (e) replenish working capital or other reserves as established in the approved Operating Budget for any of the foregoing items. For the avoidance of doubt, Non-Discretionary Additional Capital Contributions shall not be used to pay for costs and expenses included within the Project Development Costs for such Project (other than Project Permitted Excess Construction Interest).

     "Non-Equity Franchisee" means any Person which is a franchisee of the Storage USA or Budget-Storage USA franchise program or system and in which neither the Developer Member nor SUSA, nor any of their respective Controlled Affiliates, directly or indirectly, through one or more intermediaries, then owns any economic interest or otherwise has a right to receive any share of such Person's revenues, income, distributions, dividends, cash flow or value, other than a customary license fee or royalty and property management fee.

     "Non-Initiating Member" has the meaning given it in Section 13.1 hereof.

     "Offer" has the meaning given it in Section 13.1 hereof.

     "Offeree" has the meaning given it in Section 12.1 hereof.

     "Offeror" has the meaning given it in Section 12.1 hereof.

     "Officers" has the meaning given it in Section 4.7 hereof.

     "Old Business Plan" has the meaning given it in Section 4.3(d) hereof.

     "Operating Budget" means the annual operating budget for the Company, setting forth by line item the estimated capital and operating expenses for the Company, which consolidates all Project Operating Budgets, as approved by the Executive Committee. Any reference in this Agreement to an "approved Operating Budget" means an Operating Budget, as unanimously approved by the Executive Committee in accordance with Section 4.3 hereof, as the same may be subsequently amended from time to time by the unanimous action of the Executive Committee.

     "Operating Expenses" means, with respect to each Subsidiary and for any period, the current obligations of the Subsidiary for such period, determined in accordance with sound accounting principles approved by the Executive Committee and applicable to commercial real estate, consistently applied, for operating expenses of the Project, for capital expenditures not paid from reserves or the Members' Capital Contributions to the Company and the Company's capital contributions to the Subsidiary, and for reserves for working capital, operating deficits and capital items, including a capital replacement reserve of $0.15 per square foot per annum for each Project or such other amount as may be approved by the Executive Committee. Operating Expenses shall include the fees paid to the Property Manager pursuant to the Property Management Agreement but shall not include any debt service on loans to the Subsidiary nor any non-cash expenses such as depreciation or amortization.

     "Operating Revenues" means, with respect to each Subsidiary and for any period, the gross revenues of the Subsidiary arising from the ownership and operation of the Project during such period, including proceeds of any business interruption insurance and amounts funded from Company or Subsidiary reserves, but specifically excluding Capital Proceeds and Capital Contributions made by the Members with respect to such Subsidiary.

     "Other Company" means Storage Acquisition Portfolio, L.L.C., a Delaware limited liability company in which the Developer Member and the GECC Member are also the only initial members.

     "Other Company LLC Agreement" means the Limited Liability Company Agreement of the Other Company dated as of the Effective Date and executed between the Developer Member and the GECC Member, including the exhibits and schedules thereto, as amended and in effect from time to time.

     "Other Member" has the meaning given it in Section 6.3(b) hereof.

     "Performance Benchmarks" means the criteria for determination of the Company's performance, as set forth on Schedule 1.1 (PB) attached hereto.

     "Permitted Sale Date" means, with respect to any Project, the date that is forty-two (42) months after the date on which such Project was acquired by the Company or a Subsidiary.

     "Person" means an individual or entity.

     "Plans and Specifications" means, when used with respect to a Target, the preliminary plans for the proposed improvements to be developed or redeveloped on the site, including a preliminary site plan and schematic, computer generated, non-scalable renderings, which will have been prepared under the direction of the Manager and submitted to the Executive Committee as part of the Final Presentation for the Target, and when used with respect to a Project, the detailed plans and specifications for the proposed improvements to be developed or redeveloped on the site and comprising the Project, which will have been prepared under the direction of the Manager and submitted to the Executive Committee for approval prior to construction commencement, including (a) a boundary survey and site plan showing (i) the dimensional locations of each proposed building, drive, paved area, setback, fence, wall, sign, walk and service element, (ii) setbacks of proposed improvements from the boundary lines of the site, (iii) site grading and drainage of the entire site with two-foot minimum contours, finished floor elevations, spot grades at building corners, drainage low points, driveways, swales and entries, (iv) total square footage of gross floor area contained in the proposed buildings, together with a breakdown of such square footage by floor (if applicable), (v) location of proposed utility lines, service elements and drainage facilities, including utility connections, meters, transformers, trash and garbage containers, HVAC units, underground lines and pipes, retention and detention ponds and other facilities and headwalls, and (vi) location of any proposed thirdparty easements affecting the site, (b) a landscaping plan showing types, sizes and locations of all grassed areas, trees and shrubs to be planted, moved or preserved, (c) complete exterior elevations and floor plans of each building, and (d) description of proposed exterior materials, finishes and colors, including those for walls, roofs, windows, doors, paving, fences, signs and exterior lighting fixtures, all of which shall be consistent with the preliminary Plans and Specifications approved by the Executive Committee as part of the Final Presentation for such Project and which have been approved by the Executive Committee prior to the commencement of construction of such Project, together with any and all amendments and changes thereto as may be approved by the Executive Committee.

     "Preferred Return" means, for the Developer Member, an amount that accrues at the per annum rate of nine percent (9%) on the Developer Member's Credited Cost Overrun Contributions. The Preferred Return shall accrue on the Credited Cost Overrun Contributions from the date such contributions are made until they are returned (if at all) to the Developer Member pursuant to Section 8.2(e) hereof. The Preferred Return of the Developer Member shall be cumulative and shall compound quarterly.

     "Preferred Return Balance" means, for the Developer Member, the cumulative accrued Preferred Return of that Member less all amounts distributed by the Company to that Member in payment thereof pursuant to Section 8.2(d) hereof.

     "Preliminary Presentation" means, when used with respect to a Target, a preliminary proposal prepared and submitted by the Developer Member to the Executive

Committee setting forth, in general terms, the overall scheme for the acquisition and development or redevelopment of the Target, including information similar to the information identified on Schedule 1.1 (FP) hereto. The Preliminary Presentation must include a statement by the Developer Member that, in the Developer Member's judgment to the extent then ascertainable, the Target, if acquired and developed or redeveloped in accordance with the
Preliminary Presentation, would comply with the Approved Investment Parameters or reflecting, where applicable, any deviations from the Approved Investment Parameters. The Preliminary Presentation will be prepared in advance of a Final Presentation and therefore will necessarily be more general and preliminary in its discussion and presentation of a Target. The Preliminary Presentation will be delivered to the members of the Executive Committee in notebook format similar to the presentation form that the Developer Member has previously delivered to, and that has been approved by, the GECC Member. Any reference in this Agreement to an "approved Preliminary Presentation" means a Preliminary Presentation for a Target, as unanimously approved by the Executive Committee in accordance with the procedures hereinafter set forth in Section 4.4 hereof, as the same may be subsequently amended by the unanimous action of the Executive Committee; however, for purposes of determining the Pursuit Cost Cap applicable to a Target, the budgeted Pursuit Costs set forth in the Preliminary Presentation for such Target initially approved by the Executive Committee shall be deemed the Pursuit Cost Cap for such Target unless the Executive Committee should thereafter unanimously and expressly approve an increase in the Pursuit Cost Cap for such Target. For the avoidance of doubt, the Executive Committee's approval of an amendment to a Preliminary Presentation for a Target, without more, shall not increase the Pursuit Cost Cap for such Target. Upon the approval of a Final Presentation for a Target, the Preliminary Presentation for such Target shall be completely superceded and no longer effective.

     "Prime Rate" means, for each calendar month, the highest prime rate reported in the Money Rates column or section of The Wall Street Journal published on the second Business Day of that month, as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) as of the first Business Day of such month. If The Wall Street Journal ceases publication of the Prime Rate, the "Prime Rate" shall mean the prime rate (or base rate) announced by Bankers Trust Company, New York, New York, or its successors (whether or not such rate has actually been charged by such bank). If such bank discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the highest rate charged by such bank on short-term, unsecured loans to its most creditworthy large corporate borrowers.

     "Proceeding" has the meaning given it in Section 4.15 hereof.

     "Profits" and "Losses" mean, for each taxable year or other period, an amount equal to the Company's taxable income or loss for the year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under
Section 703(a)(1) of the Code), with the following adjustments:

          (1) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

          (2) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Section 705(a)(2)(B) expenditures under Regulations Section 1.704-l(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

          (3) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value;

          (4) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the taxable year or other period;

          (5) Any items which are specially allocated under Section 9.4(c) or 9.4(d) will not affect calculations of Profits or Losses; and

          (6) If the Gross Asset Value of any  Company  asset is adjusted  under
     Section 9.3(b) or 9.3(c), the adjustment will be taken into account as gain or loss from disposition of the asset for purposes of computing Profits or Losses.

        "Prohibited Radius" means three (3) miles from any Project owned, directly or indirectly, by the Company or the Other Company; provided, however, if any such Project is located within the corporate city limits of any of the cities identified on Schedule 1.1 (PR) hereto, then the Prohibited Radius for such Project shall be the lesser Prohibited Radius set forth on Schedule 1.1
(PR) hereto for such city.

        "Project" means any Target with respect to which a Final Presentation has been approved by the Executive Committee in accordance with the procedures set forth in Section 4.4 hereof and which has been acquired by the Company or a Subsidiary.

        "Project Capital Contribution Balance" means, for each Member, the cumulative Project Capital Contributions of that Member without reduction for any distributions in return thereof.

        "Project Capital Contribution Default" means the failure of a Member, after the notice and cure period set forth in Section 6.1(d) hereof, to make any part of its Project Capital Contributions to the Company.

        "Project Capital Contributions" means the aggregate contributions of cash to the capital of the Company made by or on behalf of the Members pursuant to Section 6.1 hereof.

        "Project Construction Interest" means, with respect to each Project, the sum of the aggregate amount of interest accrued and payable on the Construction Loan for such Project calculated with respect of the period from the initial funding thereof through the Final Completion Date for such Project.

        "Project Development Budget" means the development or redevelopment budget for each Target or Project, as applicable, setting forth by line item the estimated Total Project Costs, including the Cost of the Work, Project Construction Interest and Project Development Costs, to be incurred in connection with the acquisition, development or redevelopment, completion and operation to break-even (i.e., the point at which the Subsidiary's Net Operating Income derived from such Target or Project, as applicable, for three (3) consecutive calendar months equals or exceeds the debt service (including required interest and principal payments) on loans for such Target or Project for such three (3) consecutive calendar months), as approved by the Executive Committee as part of the Final Presentation for a Target. The Project Development Budget will include the cost of all financing. Any reference in this Agreement to an "approved Project Development Budget" means a Project
Development Budget for a Project, as unanimously approved by the Executive Committee as part of the Final Presentation for such Project in accordance with the procedures hereinafter set forth in Section 4.4 hereof, as the same may be subsequently amended by the unanimous action of the Executive Committee; however, for purposes of determining the amount of any Cost Overrun for a Project, the estimated Project Development Costs for such Project, as set forth in the Project Development Budget initially approved by the Executive Committee, shall be used unless the Executive Committee should thereafter unanimously and expressly approve a different amount in connection with the approval of a Change Order for such Project in accordance with Section 4.13(d)(2) hereof. For the avoidance of doubt, the Executive Committee's approval of an amendment to a Project Development Budget, without more, shall not constitute a change to the reference amount, i.e., the initial estimated Project Development Costs, by which a Cost Overrun is determined.

        "Project Development Costs" means, with respect to any Target or Project, as applicable, the estimated or actual, as applicable, costs of acquiring and developing or redeveloping, as applicable, such Target or Project, including, without duplication, the purchase price of the land or existing facility and related closing costs, Pursuit Costs, the total construction, development or redevelopment costs, both hard and soft costs, including the Cost of the Work, the Project Construction Interest, the Developer Fee and the General Contractor Fee payable to the Developer and the General Contractor, costs of furnishing and equipping the Project, the cost of premiums for all bonds and insurance which the Company or its Subsidiary is required to purchase and maintain with respect to the construction of the Project, sales, use and similar taxes paid or to be paid by the Company or its Subsidiary in connection with the construction and equipping of the Project, permit and inspection fees, water, sewer, power and other utility service, hook-up, tap-on and connection fees and costs, including the cost of acquiring any easements, the cost of all off-site work, fees and expenses of architects, engineers and surveyors, loan closing costs, mortgage brokerage and commitment fees, short-term capital expenditures, and costs to carry the Project, including debt service and Operating Expenses, all to the Final Completion Date, as approved by the Executive Committee as part of the Final Presentation for such Project. However, for purposes of determining the amount of any Cost Overrun for a Project, the estimated Project Development Costs for such Project, as set forth in the approved Project Development Budget that was initially approved by the Executive Committee as part of the Final Presentation shall be used except for (and increased by) any increases to such estimated Project Development Costs resulting from Project upgrades or changes in the scope of the work that have, in each instance, been approved by the Executive

Committee in connection with the approval of a Change Order pursuant to Section 4.13(d)(2) hereof.

        "Project Operating Budget" means the annual budget for each Project owned by a Subsidiary, setting forth the estimated capital and operating expenses for such Project for the then current or immediately succeeding calendar year and for each month and each calendar quarter of said calendar year as approved by the Executive Committee. Any reference in this Agreement to an "approved Project Operating Budget" means a Project Operating Budget, as unanimously approved by the Executive Committee in accordance with Section 4.3 hereof or as part of the approved Final Presentation for such Project, as the same may be subsequently amended from time to time by the unanimous action of the Executive Committee.

        "Project Permitted Excess Construction Interest" means, with respect to each Project, the amount, if any, by which the Project Construction Interest for such Project exceeds the amount thereof set forth in the approved Project Development Budget for such Project, but only to the extent such excess amount results from (a) interest attributable to an increase in interest rates payable under the Construction Loan for such Project, (b) any interest attributable to
(i) an increase in the Project Development Costs for such Project and (ii) delays in construction, in each case resulting from upgrades or changes in the scope of work that have, in each instance, been approved by the Executive Committee in a Change Order in accordance with Section 4.13(d)(2) hereof, (c) any interest attributable to the period between the closing of the Subsidiary's acquisition of the Project and the commencement of construction (as evidenced by the issuance of a building permit and the commencement of grading), and (d) any interest attributable to delays in construction resulting from a Change Order that has been approved by the Executive Committee in accordance with Section 4.13(d)(1) hereof.

     "Property Management Agreement" has the meaning given it in Section 4.12(a) hereof.

     "Property Manager" has the meaning given it in Section 4.12(a) hereof.

     "Proposal" has the meaning given it in Section 7.2(b) hereof.

     "Pursuit Cost Cap" means, with respect to any Target, $10,000.00 or such greater amount, but not to exceed $50,000.00, as may be approved by the Executive Committee at the time the Preliminary Presentation for such Target is approved by the Executive Committee; provided, however, in the event the Final Presentation for a Target is approved by the Executive Committee and such Target becomes an Abandoned Target solely because such Target was not subsequently acquired by the Company or a Subsidiary on account of the failure or refusal to close or other default on the part of the seller under the contract to purchase such Target, then the Pursuit Cost Cap with respect to such Target shall equal $100,000.00.

     "Pursuit Costs" means, with respect to each Target, the out-of-pocket costs and expenses paid or incurred by the Developer Member to or with third-parties not Affiliated with the Company or its Members in connection with the activities to be undertaken prior to such Target's acquisition by the Company or a Subsidiary to identify the Target, determine whether it is an appropriate investment for the Company, engage in preliminary investigation and evaluation work, including soil, environmental and other engineering studies, market studies, title and survey work, and review of entitlements, including activities to gather information necessary or desirable in connection with preparing, where applicable, a Final Presentation for the Executive Committee, including travel expenses for site visits, legal expenses, costs for demographic and market studies, expenses for soil tests, environmental reports, title examination, surveys, costs incurred in arranging financing for such Target and similar third-party expenses. Pursuit Costs do not include (i) any general administrative overhead costs for the Manager or any Affiliate of the Manager,
(ii) any earnest money deposits that may be required to be deposited by the Company or a Subsidiary in connection with a contract to purchase a Target, nor
(iii) any portion of the purchase price and other costs incurred in connection with the Developer Member's acquisition of a Target pursuant to clause (iv) of
Section 4.4(d) hereof prior to the approval of a Final Presentation for such Target; however, the costs that may be incurred by the Developer Member with respect to a Target and referenced in clauses (ii) and (iii) of the preceding clause of this sentence are part of the Total Project Costs which would be reimbursed from Project Capital Contributions as hereinafter provided in this Agreement.

     "Regulations" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provisions of succeeding, similar, substitute proposed or final Regulations.

     "Regulatory Allocations" has the meaning assigned to it in Section 9.4(d).

     "Removal Event" has the meaning given it in Section 4.8 hereof.

     "Requirement of a Governmental Authority" means any law, ordinance, order, requirement, restriction, rule, writ, injunction, decree, demand or regulation of or imposed by a Governmental Authority.

     "Residual   Sharing   Ratios"  means  the   percentages  in  which  Members
participate in distributions of Available Cash after prior  distributions  under
Section 8.2. The initial Residual Sharing Ratios of the Members are as follows:

                              Developer Member 50%

                              GECC Member      50%

Commencing on the earlier of (i) the date on which the Developer Member is removed as Manager following the occurrence or existence of a Removal Event in accordance with Section 4.8(b) or (ii) the date of the occurrence or existence of an Additional Capital Contribution Default Event by the Developer Member, the Residual Sharing Ratios of the Members shall change to the following:


                              Developer Member 25%

                              GECC Member      75%

     "Response Period" has the meaning given it in Section 13.2 hereof.

     "Sale Notice" has the meaning given it in Section 13.1 hereof.

     "Shortfall" has the meaning given it in Section 6.2(a) hereof.

     "Special Defaulting Member" has the meaning given it in Article 15 hereof.

     "Subsidiary" means any wholly-owned subsidiary of the Company (each such direct or indirect subsidiary is herein individually referred to as a "Subsidiary" and collectively as the "Subsidiaries") that is formed by the Company for the acquisition, construction, development, ownership, leasing and selling of Projects. The Members contemplate that each Project will be owned by a separate Subsidiary which will be formed or organized as a limited partnership, limited liability company or other so-called "tax pass-through" entity. To the extent permitted and not adversely taxed by applicable state law, the Members intend to form each Subsidiary as a single-member limited liability company which will be disregarded for federal income tax purposes.

     "SUSA" means Storage USA, Inc., a Tennessee corporation and the sole general partner in the Developer Member.

     "SUSA Competitor" means Public Storage, Inc., Shurgard Storage Centers, Inc., Sovran Self-Storage, Inc. or U-Haul International, Inc., or any of their respective successors.

     "Target" means (i) any undeveloped site in the United States of America that could be developed as a self-storage facility, (ii) any existing developed site in the United States of America not then being used or operated as a self-storage facility that could be redeveloped as a self storage facility, but specifically excluding any such site that is located within one hundred (100) yards of, and is intended to be used to expand, an existing self-storage facility owned by the Developer Member or any of its Affiliates, and (iii) any Person (other than an Equity Franchisee or a Non-Equity Franchisee) which, directly or indirectly, through one or more intermediaries, owns, or has the right to acquire, one or more developed or undeveloped sites described in clauses (i) and (ii) of this definition.

        "Total Project Costs" means, with respect to any Project, the estimated or actual, as applicable, Project Development Costs and the total costs and expenses to carry the Project from the Final Completion Date to break-even (i.e., the point at which the Subsidiary's Net Operating Income derived from such Project for three (3) consecutive calendar months equals or exceeds the debt service (including required interest and principal payments) on loans for such Project for such three (3) consecutive calendar months), as approved by the Executive Committee as part of the Final Presentation for such Project. However, for purposes of determining the amount of any Project Capital Contributions for a Project, the estimated Total Project Costs for such Project, as set forth in the Project Development Budget initially approved by the Executive Committee, shall be used unless the Executive Committee should thereafter unanimously and expressly approve a different amount in connection with the approval of a Change Order for- such Project in accordance with Section 4.13(d)(2) hereof.

        "Transaction Party" has the meaning given it in Section 4.6(f) hereof.

        "Transfer" has the meaning given it in Section 3.2(a) hereof.

        "Underwriting Information" has the meaning given it in Section 7.2(b) hereof.

        "Undisclosed Site Conditions" means, with respect to any Project, conditions encountered at the site which are (1) unknown subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Construction Contract and Due Diligence Information for such Project and (2) are unusual in nature and differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Construction Contract.

        "Unpermitted Transfer" means a Transfer with respect to a Member, including a Transfer under the Other Company LLC Agreement (which, in the case of the Developer Member, includes a Change of Control with respect to itself or
SUSA), that is not permitted by the terms of this Agreement or the Other Company LLC Agreement or is not otherwise consented to by the other Member.

        "Valuation Amount" has the meaning given it in Section 12.1 hereof.

        "Year 2000 Compliant" means, in regard to any property or Person, that all material software, hardware, equipment, goods or systems utilized by, or material to the physical operations, business operations or financial reporting of, such property, asset or Person (collectively the "systems") will (i) properly perform date sensitive functions before, on and after January l, 2000,
(ii) accurately perform leap year calculations, and (iii) will not cause any other information technology to fail or generate errors related to any such dates.

      Section 1.2 Other Terms. All terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement.

      Section 1.3 Schedules and Exhibits. All schedules and exhibits annexed or attached hereto are expressly incorporated into and made a part of this Agreement.

      Section 1.4 Currency. All payments, advances and cash contributions of capital to be made by a Member to or on behalf of the Company and all cash distributions and other payments made by the Company to a Member shall be made in lawful money of the United States of America, which shall at the time of payment be legal tender for payment of all debts and dues, public and private and in funds available for immediate credit to the recipient's account. All references in this Agreement to "dollars ($)" shall mean United States of America dollars.


                                   ARTICLE 2
                     ORGANIZATIONAL MATTERS; PURPOSE; TERM
                     -------------------------------------

      Section 2.1 Formation of Company. The Company has been organized as a Delaware limited liability company by filing a certificate of formation (the "Certificate") under the Act. The parties hereto acknowledge and agree that upon the signing of this Agreement the Members are hereby admitted to the Company as the members of the Company and will be shown as members on the books and records of the Company as of the Effective Date. The Company shall be governed by the Act, subject to the terms and conditions of this Agreement.

      Section 2.2 Name. The name of the Company shall be Storage Development Portfolio, L.L.C., and all Company business must be conducted in that name or such other name as the Executive Committee may approve.

      Section 2.3 Registered Office; Registered Agent; Principal Office. The registered office and the registered agent of the Company in the State of Delaware shall be as specified in the Certificate or as designated by the Executive Committee. The principal office of the Company shall be at the principal executive office of the Manager, presently Suite 1300, 165 Madison Avenue, Memphis, Tennessee 38103 or at such other location as the Executive Committee may approve.

      Section 2.4 Foreign Qualification. Before the Company conducts business in any jurisdiction other than Delaware, the Manager shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Manager, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue, or terminate the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business.

      Section 2.5 Purpose and Scope.

        (a) The purpose and scope of the Company's activities are strictly limited to investing in Subsidiaries created for the purpose of acquiring, developing, redeveloping, constructing, improving, maintaining, owning as an investment, managing, leasing, holding for appreciation and selling, Projects; financing the foregoing activities; and performing all other activities reasonably necessary or incidental to the furtherance of such purposes.

        (b) Without the unanimous approval of the Members, the Company and its Subsidiaries shall not engage in any other business or activity, including the loaning of any funds or money, extending credit or otherwise providing financial accommodations to any Person, other than a Subsidiary.

        (c) The Company intends to form wholly-owned Subsidiaries each of which will own a Project and will conduct part of the Company's business. The terms of the organizational documents relating to the formation of any Subsidiary will be approved or ratified by the Executive Committee, but such documents will conform substantially to the form and substance of the form of limited liability agreement attached hereto as Schedule 2.5(c). The Members intend to finance each Subsidiary's development or redevelopment of a Project with debt totaling approximately fifty percent (50%) of Total Project Costs for each Project, with the balance of Total Project Costs being funded by Capital Contributions made by the Members to the Company, which in turn will make capital contributions to each Subsidiary. The Members intend to cause each Subsidiary to make distributions of Net Cash Flow and Capital Proceeds to the Company not less frequently than quarterly so that the Company may make distributions of Available Gash to the Members pursuant to Section 8.2 hereof.

      Section 2.6 Term. The Company commenced on October 8, 1999, which is the date on which the Certificate was filed with the Office of the Secretary of State of the State of Delaware, and shall have perpetual existence, unless sooner dissolved as herein provided.

      Section 2.7 No State Law Partnership. The Company shall not be a partnership or joint venture under any state or federal law, and no Member or Manager shall be a partner or joint venturer of any other Member or Manager for any purposes (except that the Company intends to be classified as a partnership for purposes of the Code and other applicable tax laws), and this Agreement may not be construed otherwise.

      Section 2.8 Warranties and Representations - Developer Member. As a material inducement to the GECC Member's execution and delivery of this Agreement, the Developer Member represents and warrants to the GECC Member with respect to the matters set forth on Schedule 2.8 hereto, each such warranty and representation being made as of the Effective Date.

      Section 2.9 Warranties and Representations - GECC Member. As a material inducement to the Developer Member's execution and delivery of this Agreement, the GECC Member represents and warrants to the Developer Member with respect to the matters set forth on Schedule 2.9 hereto, each such warranty and representation being made as of the Effective Date.

      Section 2.10 Equity Formation Costs.

        (a) Upon receipt of invoices therefor, the Developer Member and the GECC Member shall each pay fifty percent (50%) of (i) the aggregate out-of-pocket costs and expenses incurred by the Developer Member and the GECC Member, respectively, in connection with the formation of the Company, including the respective reasonable attorneys' fees and expenses of the parties in the preparation and negotiation of this Agreement and the other documents and agreements executed contemporaneously with this Agreement, the reasonable travel, meal and lodging expenses of the Members' respective employees incurred in connection with the negotiation and consummation of the Company's formation, and reasonable accountants' fees and expenses, and (ii) the aggregate costs and expenses incurred by the Company with respect to any program loan or credit facility for multiple Projects which are approved by the Executive Committee
(all such costs and expenses are herein collectively called the "Equity Formation Costs"). Any fee or other compensation payable by the Developer Member to Security Capital Markets Group is excluded from Equity Formation Costs and shall be paid entirely by the Developer Member.

        (b) The respective amounts paid by the Developer Member and the GECC Member on account of Equity Formation Costs shall be deemed Project Capital Contributions and shall be credited to the respective Member's Capital Account and Project Capital Contribution Balance. As and when a Final Presentation for a Project is approved by the Executive Committee, the Project has been acquired by the Company or a Subsidiary and the GECC Member makes one or more Project Capital Contributions with respect to such Project, the GECC Member shall pay to the Developer Member an amount equal to the product derived by multiplying (i) twenty-five percent (25%) times (ii) the total Equity Formation Costs times
(iii) a fraction, the numerator of which is the amount of each such GECC Member's Project

Capital Contribution and the denominator of which is $15,000,000.00 until such time as the GECC Member shall have paid, in the aggregate, seventy-five percent (75%) of the total Equity Formation Costs. Payments made by the GECC Member to the Developer Member in accordance with this Section 2.10(b) shall be credited to the GECC Member's Capital Account and its Project Capital Contribution Balance and shall correspondingly be debited from the Developer Member's Capital Account and its Project Capital Contribution Balance.

      Section 2.11 Investment Representations of the Members.

        (a) Investment Intent. Each Member does hereby represent and warrant to the Company and to the Manager that such Member has acquired such Member's Membership Interest for such Member's own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part, and agrees that it will not Transfer, or offer to Transfer, all or any portion of its Membership Interest in any manner that would violate or cause the Company or the Manager to violate the Federal Act or any securities laws of the several states.

        (b) Unregistered Membership Interests. Each Member does hereby acknowledge that such Member is aware that such Member's Membership Interest has not been registered (i) under the Securities Act of 1933, as amended (the "Federal Act"), or (ii) under the securities laws of any of the several states. Each Member further understands and acknowledges that such Member's representations and warranties contained in this Section 2.11 are being relied upon by the Company and by the Manager as the basis for the exemption of the Members' Membership Interests from the registration requirements of the Federal Act and from the registration requirements of the securities laws of the several states. Each Member further acknowledges that the Company will not, and has no obligation to, recognize any Transfer of all or any part of such Member's Membership Interest to any Person except in accordance with this Agreement.

        (c) Legend on Agreement. Each of the Members does hereby acknowledge and agree that a legend reflecting the restrictions imposed upon the Transfer of such Member's Membership Interest under Article 3 hereof, under the Federal Act and under any securities acts of the several states will be and has been placed on the first pages of this Agreement.

      Section 2.12 Warranty Regarding Brokers. Each Member represents and warrants to the other Member that no Persons (other than Security Capital Markets Group as to the Developer Member) are entitled, as a result of the actions of such Member, or any of their respective Affiliates, to a brokerage commission, fee or similar compensation relating to the formation of the Company. Each Member shall indemnify, defend and hold the Company and the other Member harmless from and against any and all losses, costs, damages and expenses (including reasonable attorneys' fees and court costs) actually incurred or paid by the Company or such other Member as a result of the inaccuracy of the foregoing warranty and representation. The Developer Member shall pay any fee or other compensation due Security Capital Markets Group with respect to the Company's formation.

      Section 2.13 Publicity. The Members shall mutually agree on appropriate press releases, advertisements and other promotional materials describing in general terms or in detail the formation of the Company, the Members' participation in the Company as Members and the business of the Company.


                                   ARTICLE 3
                     MEMBERSHIP; DISPOSITIONS OF INTERESTS
                     -------------------------------------

      Section 3.1 Members. The initial Members of the Company are the GECC Member and the Developer Member, each of which is admitted to the Company as a Member as of the Effective Date.

      Section  3.2 Dispositions of Membership Interests.

        (a) General Restriction. Except as permitted in Section 3.2(b) hereof, a Member shall not make an assignment, transfer, or other disposition (voluntarily, involuntarily or by operation of law) (a "Transfer") of all or any portion of or any interest in its Membership Interest, nor pledge, mortgage, hypothecate, grant a security interest in, or otherwise encumber (an "Encumbrance") all or any portion of or any interest in its Membership Interest. In addition, the Developer Member shall not permit a Change in Control with respect to SUSA or itself to occur (any Change in Control of the Developer Member or SUSA shall be included within the meaning of, and shall be deemed to be a "Transfer"). Except as permitted in Section 3.2(b) hereof, a Person to whom a Membership Interest is Transferred may be admitted to the Company as a member only with the consent of the other Member, which may be given or withheld in the other Member's sole and absolute discretion. In connection with any Transfer of a Membership Interest or any portion thereof, and any admission of an assignee as a Member, the Member making such Transfer and the assignee shall furnish the other Member with such documents regarding the Transfer as the other Member may reasonably request (in form and substance reasonably satisfactory to the other Member), including a copy of the Transfer instrument, a ratification by the assignee of this Agreement (if the assignee is to be admitted as a Member), a legal opinion that the Transfer (i) complies with applicable federal and state securities laws, (ii) will not cause the company to be classified as other than a "partnership" for federal income tax purposes, and (iii) will not cause the Company or any Subsidiary to be in breach of or default under any credit agreement, mortgage, deed of trust, security agreement or other agreement encumbering a Project or otherwise binding on the Company, any Subsidiary or any of their respective assets.

        (b) Permitted Transfers. Notwithstanding the limitations in Section 3.2(a) hereof, the GECC Member may Transfer or otherwise grant Encumbrances in all or a portion of its Membership Interest (1) to any GECC Affiliate (excluding, however, to the extent it is or becomes a GECC Affiliate in any form or manner, whether through an asset purchase, stock purchase, merger or any other type of acquisition or exchange, a SUSA Competitor), and, at the election of the GECC Member, upon any such Transfer that transferee shall be admitted as a Member or (2) without ceasing to be a Member, to any Person so long as the GECC Member retains its Management Rights; provided, however, in each case, any such Transferee, and the Membership Interest transferred, shall continue to be subject to the restrictions of Section 3.2(a). Ownership interests in the GECC Member may be Transferred so long as the GECC Member is controlled by a GECC Affiliate.

        (c) Limited Remedies. In the event of an Unpermitted Transfer, then the other Member shall be entitled to exercise simultaneously, as its sole remedy under both this Agreement and the Other Company LLC Agreement, the Buy-Sell Option or the Marketing Right under both this Agreement and the Other Company LLC Agreement.

      Section 3.3 Creation of Additional Membership Interests. Additional Membership Interests may be created and issued to existing Members or to other Persons, and such other Persons may be admitted to the Company as Members, with the approval of the Developer Member and the GECC Member, on such terms and conditions as the Developer Member and the GECC Member may determine at the time of admission.

      Section 3.4 Resignation. A Member may not resign or withdraw from the Company without the consent of the other Member(s).

      Section 3.5 Information. In addition to the other rights specifically set forth in this Agreement, each Member is entitled to the following information under the circumstances and conditions set forth in the Act: (a) true and full information regarding the status of the business and financial condition of the Company and each Subsidiary, (b) promptly after becoming available, a copy of the Company's and each Subsidiary's (if applicable) federal, state and local income tax returns for each year; (c) a current list of the name and last known business, residence or mailing address of each Member and Manager; (d) a copy of this Agreement, the Company's Certificate and each Subsidiary's certificate of formation and other organizational documents, and all amendments to such documents; (e) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member; and (f) other information regarding the affairs of the Company to which that Member is entitled pursuant to Section 18-305 of the Act (including all Company books and records). Under no circumstances shall any information regarding the Company or its business be kept confidential from any Member.

      Section 3.6 Liability to Third Parties. No Member, in its capacity as such, shall be liable for the debts, obligations or liabilities of the Company; however, with the prior approval of the Executive Committee or as otherwise contemplated by this Agreement, a Member or an Affiliate of a Member may, or may be required by this Agreement to, by separate written agreement that has been approved by the Executive Committee, guarantee or otherwise provide credit support to obligations of the Company or any Subsidiary.


                                   ARTICLE 4
                             MANAGEMENT OF COMPANY
                             ---------------------

      Section  4.1 Executive Committee.

        (a) There is hereby created and established the Executive Committee of Company. The management and control of the Company and each Subsidiary shall be vested in the Executive Committee which shall be responsible for the approval of all Major Decisions and the adoption of other policy procedures respecting the business affairs of the Company and each Subsidiary. Except as otherwise expressly provided in this Agreement, no action shall be taken, sum expended, decision made or obligation incurred by the Company or any Subsidiary with respect to a matter within the scope of any of the Major
Decisions, unless such matter has been expressly approved by the Executive Committee or unless express provision therefor has been made as part of the Annual Business Plan, the Operating Budget, any Project Operating Budget or a Final Presentation, in each instance as approved by the Executive Committee, except that the Manager of the Company shall be authorized to make any payment or take any action with respect to any contractual or legal obligations of the Company or a Subsidiary which have been duly authorized by the Executive Committee.

        (b) Subject at all times to subsection 4.1(l) hereof, the Executive Committee shall at all times consist of four (4) members, two (2) of whom shall be designated by the Developer Member and two (2) of whom shall be designated by the GECC Member. Each Member may appoint an alternate for each member appointed by it to the Executive Committee, and the members and alternates representing a Member may act interchangeably and with equal authority with the members. Each member or alternate appointed to the Executive Committee shall represent the interests of the Member making such appointment or designation.

        (c) Initially, the members of the Executive Committee designated by each Member are as follows:

                Developer Member              GECC Member
                ----------------              -----------

                Dean Jernigan                 David Henry

                Christopher P. Marr           Mark Dawejko


        (d) Each Member shall have the power and authority to remove any member or alternate member of the Executive Committee designated by it by delivering written notice of such removal to the Company and the other Member. Vacancies on the Executive Committee shall be filled by the Member which appointed the Executive Committee member or alternate member previously holding the position which is then vacant.

        (e) All of the members or alternate members of the Executive Committee representing a Member shall collectively be entitled to cast one (1) vote on behalf of that Member with respect to any decision made by the Executive Committee; provided that if only one member or alternate member representing a Member is present at a meeting of the Executive Committee, the member or alternate member so present shall be entitled to cast the one (1) vote on behalf of such Member.

        (f) Regular meetings of the Executive Committee may be held at such times and places as may be designated from time to time by resolution of the Executive Committee and communicated to all members and alternate members of the Executive Committee. Special meetings of the Executive Committee may be called by the Manager or any member of the Executive Committee upon five (5) Business Days' notice to all members and alternates by telephone or telefax. The Executive Committee may conduct its meetings through the use of any means of communication by which all members participating may hear each other during the

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

meeting. An agenda for each meeting shall be prepared in advance by the Manager in consultation with the GECC Member. Subject at all times to subsection 4.1(1) hereof, two (2) members or alternate members of the Executive Committee, one representing each Member, shall constitute a quorum. Unanimous concurring votes shall be required for all actions of the Executive Committee and such unanimous concurring votes shall be binding upon both Members for all matters, including, without limitation, financing, refinancing, conveyance of some or all of the Company's assets, dissolution of the Company, and execution of contracts. Any action required or permitted to be taken by the Executive Committee may be taken by written consent signed by the number of members or alternates required to approve such actions and taken at a meeting of the Executive Committee.

        (g) With advance notice to the members representing the other Member, an Executive Committee member or alternate representing either Member, may invite to any meeting of the Executive Committee any Person having an equity interest in the Member represented or in any constituent entity thereof, or any legal counsel, consultant or other agent of any such party, provided that no Persons other than the Executive Committee members or alternates shall be entitled to vote with respect to any proceedings of the Executive Committee.

        (h) The Manager shall cause written minutes to be prepared of all actions taken by the Executive Committee whether by formal meeting, telephonic meeting or otherwise, and, within twenty (20) Business Days after any such meeting, shall deliver a copy thereof to each member or alternate member of the Executive Committee in attendance at such meeting for his or her review and written approval, which written approval shall be required in order to evidence the approval of any action taken by the Executive Committee.

        (i) In addition to the foregoing, the Executive Committee may adopt other procedures and methods designed to permit the business of the Company and the Subsidiaries to proceed in an orderly and prompt manner, notwithstanding the necessity of Executive Committee approval hereunder, so long as such procedures and methods are calculated to keep members and alternates of the Executive Committee advised of the affairs of the Company and allow for a reasonable period for objection by any member of the Executive Committee.

        (j) The members and alternates of the Executive Committee representing each Member may rely absolutely on the vote, consent, approval, disapproval or execution and delivery of any instrument by any member or alternate representing the other Member as having been fully authorized and approved by the other Member, and no member or alternate is authorized or required to inquire as to whether any member or alternate representing the other Member was actually authorized by the Member represented by him or her.

        (k) Members and alternates of the Executive Committee shall not receive any compensation or other remuneration from the Company for their services to the Company.

        (l) Upon either Member (or a permitted transferee of such Member) ceasing to be a Member in the Company, such Member (or such permitted transferee) shall cause the members and alternates appointed by it to the Executive Committee to resign from the Executive Committee of the Company in which event the Executive Committee will consist of only two (2) members who will be designated by the remaining Member.

        (m) At the request of the other Member, each Member shall remove any member or alternate to the Executive Committee appointed by it who (a) engages in a pattern or practice of not adhering to the Company's Integrity Policy, (b) misappropriates or converts any funds of the Company or a Subsidiary to his or her personal use, (c) is declared to be an incompetent in any judicial proceedings, or (d) is indicted for a felony (whether or not convicted).

      Section 4.2 Management of the Company.

        (a) The Manager shall manage the affairs of the Company and make all decisions with regard thereto, except where (1) the Executive Committee's or the GECC Member's approval is required under this Agreement or (2) the approval of any of the Members is expressly required by a non-waivable provision of applicable law. The GECC Member shall have sole and exclusive authority to enforce on behalf of the Company or a Subsidiary any agreement between the Company or a Subsidiary and the Developer Member or SUSA, or any of their respective Affiliates, including any Property Management Agreement, any Development Agreement, and any Construction Contract.

        (b) The Manager shall discharge its duties to the Company in good faith and in the best interests of the Company. The Manager, on behalf of the Company, shall in good faith use all reasonable efforts to implement all Major Decisions approved by the Executive Committee, enforce agreements entered into by the Company, and conduct the ordinary business and affairs of the Company in accordance with good industry practice and this Agreement. The Manager shall not be required to devote a particular amount of time to the Company's business, but shall devote sufficient time and effort to the Company's business and operation as is reasonably necessary to manage the affairs of the Company prudently and in accordance with this Agreement, and to perform its duties hereunder. Except as may be expressly permitted by this Agreement, the Manager shall not delegate any of its rights or powers to manage and control the business and affairs of the Company without the prior written approval of the Executive Committee.

        (c) Subject to the limitations and qualifications set forth in this Agreement, the Members' obligations to make Capital Contributions to the Company, and the availability of sufficient funds in the Company and Subsidiary bank accounts, the Manager shall perform the following on behalf of the Company:

          (1) Engage qualified Persons to assist in the Company's business, including design professionals and consultants, attorneys, accountants, real estate brokers and management agents.

          (2) Pay, without duplication, all expenses incurred by the Company and its Subsidiaries in accordance with the approved Operating Budget and each approved Project Operating Budget, respectively.

          (3)  Maintain  the  books   and   records  for  the  Company  and  its
Subsidiaries and prepare the reports required to be submitted to the Members in accordance with this Agreement.

          (4) Operate the business of the Company substantially in accordance with the approved Operating Budget and the approved Annual Business Plan.

          (5) Supervise   negotiations   with   the   appropriate   Governmental
Authorities.

          (6) Supervise the resolution of any disputes concerning boundaries of Projects and the rights of adjoining owners.

          (7) Use its commercially reasonable best efforts to cause each Project to be acquired, developed or redeveloped, and operated substantially in accordance with the approved Final Presentation therefor, the applicable approved Project Operating Budget and the approved Annual Business Plan, and in substantial compliance with all applicable Requirements of Governmental Authorities having jurisdiction over each Project, including those relating to zoning, building, fire, subdivision control, and environmental requirements, including the Americans with Disabilities Act, and applicable variances to any of the foregoing.

          (8) Use its commercially reasonable best efforts to obtain all permits, licenses, approvals, and variances required for the development or redevelopment, operation, management and use of each Project in accordance with applicable Requirements of Governmental Authorities and customary local practices.

          (9) Select and approve materials to be incorporated into the Projects consistent with their intended quality.

          (10) Comply with the Insurance Program.

          (11) Coordinate and oversee the work of the design professionals throughout all phases of development or redevelopment of the Projects from the commencement to the final completion.

          (12) Oversee the development or redevelopment and management of all Projects and procure the proper performance of all obligations connected with the carrying out and completion thereof substantially in accordance with the approved Final Presentations, the approved Project Development Budgets and the approved Project Operating Budgets therefor.

          (13) Verify and pay all costs incurred in connection with the development or redevelopment of the Projects in substantial conformity with the applicable approved Project Development Budgets.

      Section 4.3 Annual Business Plan.

        (a) Operation Under Business Plan. The Manager will operate the Company in accordance with a strategic business plan approved in accordance with this Section. Any business plan that is in effect with respect to any Fiscal Year, as it may be amended, is called the "Annual Business Plan".

         (b) Contents of Annual Business Plan. The Annual Business Plan will include an executive summary outlining the business strategy and budgeted and forecasted financial information for the upcoming period and will contain a comprehensive statement setting forth the overall plan for the business of the Company and each Subsidiary, including proposed Project acquisitions, financings and refinancings, and development or redevelopment (in all cases, to the extent then known or reasonably anticipated), and will set forth the following criteria for the operation of the Company during the Fiscal Year to which it relates: (i) the Operating Budget for the Company and all Subsidiaries, including anticipated reserves, (ii) the Project Operating Budget for each Project, including anticipated reserves, for each of the Subsidiaries which own a Project with respect to which the Manager anticipates a Project Operating Budget will be required, during the Fiscal Year, under the applicable property management agreement, (iii) for forecasting purposes only, an estimated schedule of Pursuit Costs and calls for Capital Contributions for the year. In preparing and approving each Annual Business Plan and any revisions or amendments thereto, the Manager and the Executive Committee will consider, among other things, the previous year's experience, current and projected market conditions and anticipated future needs in light of such projections.

         (c) Adoption of Annual Business Plan. As soon as reasonably practicable after the Effective Date, but in no event later than thirty (30) days after the Effective Date, the Manager will present a proposed Annual Business Plan for Fiscal Year 2000 to the Executive Committee for its approval. With respect to each subsequent Fiscal Year, the Manager will, on or before November 1 of each year, present a proposed Annual Business Plan for the next succeeding Fiscal Year to the Executive Committee for its approval. The Members anticipate that the Annual Business Plan will be revised quarterly or more frequently in response to market conditions. In addition, the Manager and any Member may from time to time during a Fiscal Year present proposed amendments to the Annual
Business Plan to the Executive Committee for its approval. The Executive Committee will promptly consider any proposed Annual Business Plan or amendment thereto, including the Operating Budget and each Project Operating Budget, and if the Annual Business Plan is not approved by the Executive Committee, the member or alternative member of the Executive Committee failing to approve the Annual Business Plan shall notify the Manager and the Members in writing of those portions or line items thereof not so approved. The failure of the Executive Committee to approve an Annual Business Plan within forty-five (45) days after its presentation to the Executive Committee will constitute a Major Dispute; however, the Members shall cause the Executive Committee to work in good faith to approve an Annual Business Plan in order to avoid a Major Dispute. No change, revision or other amendment to an approved Annual Business Plan will change or modify the Performance Benchmarks, which may be changed only by the express, written approval of the Developer Member and the GECC Member in the exercise of their respective sole discretion. Upon approval and adoption of an Annual Business Plan, the previously effective Annual Business Plan shall be completely superceded and no longer effective.

         (d) Operations in Gap Period. With respect to Fiscal Year 2001 and each Fiscal Year thereafter, if an Annual Business Plan has not been approved in accordance with this Section with respect to any Fiscal Year by the start of the Fiscal Year, the Annual Business Plan in effect for the immediately preceding Fiscal Year (the "Old Business Plan") will (subject to the proviso at the end of this sentence) serve as the interim Annual Business Plan until a new Annual Business Plan is so approved (if at all); provided, however, that the Old Business Plan will be deemed to include (i) with respect to each approved Project Operating Budget, such approved Project Operating Budget for the applicable Subsidiary, and (ii) with respect to each Project Operating Budget or line item thereof that has not been approved by the Executive Committee, a Project Operating Budget, or particular line item thereof, for each applicable Subsidiary that (A) is based on the Project Operating Budget, or particular line item thereof, for its Project with respect to the then current Fiscal Year (Inflation Adjusted), (B) reflects increases in amounts payable with respect to items that are outside the reasonable control of the Manager (including taxes, insurance, and debt service), and (C) includes other amounts reasonably believed by the Manager to be required to preserve the value of the Subsidiary's assets. For the avoidance of doubt, even though the Old Business Plan will serve as the interim Annual Business Plan with the changes included in this Section 4.3(d), the failure of the Executive Committee to approve and adopt an Annual Business Plan in accordance with Section 4.3(c) shall constitute a Major Dispute.

     Section 4.4 Investments.

         (a) From time to time until the Commitment Termination Date the Developer Member shall identify for the Executive Committee Targets which the Developer Member proposes as Projects for acquisition and development or redevelopment by the Company pursuant to this Agreement. Prior to the Effective Date, the Developer Member has acquired and is in the process of developing the Targets identified on Schedule 4.4(a) hereto and the Developer Member will submit to the Executive Committee Preliminary Presentations for each of such Targets within a reasonable period of time after the Effective Date. If a Preliminary Presentation and Final Presentation for any such Target or Targets is subsequently approved by the Executive Committee, then the Developer Member shall convey such Project to the Company at the Developer Member's cost, including a Developer Fee and General Contractor Fee calculated through the date of such conveyance on the same basis as if the Project had been initially acquired and developed by the Company hereunder, carrying costs and all other costs incurred or accrued by the Developer Member with respect to such Project prior to the date of such conveyance that would constitute Project Development Costs under this Agreement, which the Members agree equals the fair market value thereof. Any conveyance of any such Target to the Company or its Subsidiary shall be made by special warranty deed (or equivalent thereof) accompanied by limited representations and warranties to be made by, and based upon the knowledge of, the Developer Member to the Company and its Subsidiary, in scope and substance mutually satisfactory to the Developer Member and the GECC Member.

         (b) The Developer Member shall have primary responsibility to identify such Targets. Subject to the reimbursement obligations with respect to Pursuit Costs set forth in Sections 4.4(k) and 4.4(l), the Developer Member shall pay all costs and expenses incurred by the Developer Member in locating, identifying, evaluating and presenting Targets to the Executive Committee, including all overhead, travel expenses, salaries and other payroll costs for the Developer Member's officers and employees engaged in such work.

         (c) The Developer Member shall present all such proposed Targets to the Executive Committee for preliminary approval through a Preliminary Presentation. The Executive Committee shall have ten (10) Business Days after receipt of such Preliminary Presentation to provide the Developer Member with its approval or rejection thereof, such approval  or  rejection  to be made by the  Executive  Committee  based upon the
Target's  compliance  (or  failure  to  comply)  with  the  Approved  Investment
Parameters. If the Executive Committee fails to approve the Preliminary Presentation within such ten (10) day period, the Executive Committee shall be deemed to have rejected the same. Approval of a Preliminary Presentation by the Executive Committee must be made by unanimous vote. If the Executive Committee fails to approve the Preliminary Presentation, then the member or alternate member of the Executive Committee failing to approve the Preliminary Presentation shall give a written statement of objections thereto. If the Developer Member and the Executive Committee are unable thereafter to resolve the Executive Committee's objections to the Preliminary Presentation, then the Developer Member shall have an option to pursue such Target as an Independent Investment as provided in Section 4.5 hereof.

         (d) Approval by the Executive Committee of the Preliminary Presentation with respect to a Target shall constitute the Executive Committee's authorization to the Developer Member to (i) incur Pursuit Costs with respect to such Target in accordance with budget therefor included within such approved Preliminary Presentation, (ii) conduct due diligence with respect to such Target, (iii) prepare the Final Presentation for such Target and (iv) at the Developer Member's option, to acquire such Target in the name of the Developer Member or a Controlled Affiliate thereof, pending completion and approval of the Final Presentation for such Target. If, pursuant to clause (iv) of the preceding sentence, the Developer Member acquires a Target and a Final Presentation for such Target is not approved by the Executive Committee, or if so approved, the Target is not subsequently conveyed by the Developer Member to a Subsidiary for any reason, other than a Project Capital Contribution Default by the GECC Member, then, notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any Subsidiary shall have any obligation to reimburse the Developer Member for any Pursuit Costs or any other costs and expenses incurred by the Developer Member with respect to such Target.

         (e) Approval by the Executive Committee of the Preliminary Presentation with respect to a Target shall also constitute the Executive Committee's authorization to the Developer Member to call for Project Capital Contributions to make earnest money deposits required in connection with the execution of a contract for the purchase of such Target and the Members agree to make Project Capital Contributions to the Company for such required earnest money deposits. Except as otherwise expressly provided in Section 4.4(g) hereof, if the Final Presentation for such Target is not subsequently approved by the Executive Committee as hereinafter provided or if the Final Presentation for such Target is approved but for whatever reason, other than a Project Capital Contribution Default by the GECC Member, the Target is not subsequently acquired by the Company or a Subsidiary, then the Developer Member shall, within thirty (30) days after the Executive Committee's failure so to approve such Final Presentation or the Company or a Subsidiary's failure so to acquire such Target, return to the Members the Project Capital Contributions so contributed for such earnest money. Forfeiture or other inability of the Developer Member to obtain a refund of any earnest money deposit made with respect to a Target shall not excuse the Developer Member's obligation to return such Project Capital Contributions to the Members unless caused by a Project Capital Contribution Default by the GECC Member. After the approval of a Preliminary Presentation by the Executive Committee, any material amendment to a purchase agreement with respect to the

Target, including amendments increasing the purchase price or required earnest money deposits must be submitted to the Executive Committee for approval.

         (f) Prior to the acquisition of a Target by the Company or a Subsidiary, the Developer Member shall deliver to the Executive Committee a Final Presentation for such Target. The Executive Committee shall have ten (10) Business Days after receipt of such Final Presentation with respect to the Target to provide the Developer Member with its approval or rejection thereof, such approval or rejection to be made by the Executive Committee based upon (i) the Target's compliance (or failure to comply) with the Approved Investment Parameters and (ii) satisfactory Due Diligence Information. Approval of a Final Presentation by the Executive Committee must be made by unanimous vote. If the Executive Committee fails to approve the Final Presentation within such ten (10) Business Day period, the Executive Committee shall be deemed to have rejected the same. If the Executive Committee fails to approve the Final Presentation then the member or alternate member of the Executive Committee failing to approve the Final Presentation shall give a written statement of objections to the Final Presentation. If the Developer Member and the Executive Committee are unable thereafter to resolve the Executive Committee's objections to the Final Presentation, then the Developer Member shall have an option to pursue such Target as an Independent Investment as provided in Section 4.5 hereof.

         (g) Approval by the Executive Committee of the Final Presentation with respect to a Target shall constitute the Executive Committee's authorization to the Developer Member to cause such Target to be conveyed to a Subsidiary and thereafter proceed with the Target as a Project. If, after the approval of a Target's Final Presentation, (i) the Target has not been acquired by the Company or a Subsidiary within ninety (90) days after such approval (a "Delayed Project Acquisition") or (ii) if acquired, the development or redevelopment thereof (as evidenced by the issuance of a building permit and the commencement of grading) has not commenced within fourteen (14) months after such approval (a "Delayed Project Development"), then the Executive Committee's approval thereof shall be deemed automatically withdrawn and revoked. If the Executive Committee's Approval is deemed withdrawn and revoked in accordance with the preceding sentence, then the Company and its Subsidiary shall cease work with respect to such Target or Project, as applicable, and the Members shall have no further obligation to make Project Capital Contributions with respect thereto unless and until the Developer Member submits a revised and updated proposed Final Presentation for such Target or Project to the Executive Committee for its approval in accordance with Section 4.4(f) hereof; provided, however, with respect to a Delayed Project Development and if the acquisition of the Project has been financed and the Company and its Subsidiary's cessation of work with respect to such Project requires that any such financing be repaid, then the Members shall make Project Capital Contributions to the Company in an amount necessary to repay such financing in full. In the event such revised and updated proposed Final Presentation is not then approved by the Executive Committee, then (A) with respect to a Delayed Project Development, the Developer Member shall have an option to purchase such Project for a purchase price equal to the sum of (i) any indebtedness secured by such Project and (ii) all Project Capital Contributions made with respect to such Project plus a return thereon at the Delayed Project Return Rate, and thereafter may pursue such Project as an Independent Investment in accordance with Section 4.5 hereof; however, so long as the Company and its Subsidiary are released from any liability or other obligation on account of all indebtedness incurred by the Company or its Subsidiary in connection with such Project and so long as the Developer Member's Capital
Account and Capital Account Contribution Balance are reduced by all amounts attributable to such Project as if any Project Capital Contributions and Additional Capital Contributions related to such Project had never been made, then the Developer Member may purchase such Project by paying directly to the GECC Member that portion of the GECC Member's Capital Account Contribution Balance related to such Project, plus a return thereon at the Delayed Project Return Rate, which payment, excluding the return, shall reduce the GECC Member's Capital Account and Capital Account Contribution Balance as of the date such payment is received; or (B) with respect to the Delayed Project Acquisition, the Developer Member shall have the option to proceed with such Target as an Independent Investment in accordance with Section 4.5 hereof upon reimbursement or repayment to the GECC Member of any and all Project Capital Contributions made by the GECC Member with respect to such Target, upon which reimbursement and payment the purchase contract for such Project will be assigned, without warranty or recourse, to the Developer Member or its Affiliate. If the Developer Member does not exercise its option to purchase such Project or Target, as applicable, and pursue it as an Independent Investment in accordance with the preceding sentence within ninety (90) days after the Executive Committee's failure to approve the revised and updated proposed Final Presentation for such Target or Project, then (A) in the event of a Delayed Project Development, the Manager shall cause the Company or its Subsidiary to sell such Project at its fair market value to a third party not Affiliated with the Company or any of its Members or (B) in the event of a Delayed Project Acquisition, at the GECC Member's election, the Manager shall cause the Company or its Subsidiary either
(i) to acquire such Target and thereafter sell such Project at its fair market value to a third party not Affiliated with the Company or any of its Members, or
(ii) to terminate the purchase contract for such Target and relinquish and forfeit any earnest money deposit thereunder, and in such latter event, the Developer Member shall have no obligation to repay or return to the GECC Member any Project Capital Contributions made by the GECC Member with respect to such Target; however, to the extent the sales price for any such Project is less than the total Project Development Costs incurred by the Company or a Subsidiary with respect thereto, then, at the option of the GECC Member, such sale may either be approved or disapproved, in which latter case such Project shall be retained, but not further developed, by the applicable Subsidiary. Earnest money deposits so forfeited are Project Capital Contributions.

         (h) In approving or disapproving a Preliminary Presentation or a Final Presentation, as the case may be, the Executive Committee's only obligation will be to make a good faith effort to determine whether or not the Preliminary Presentation or the Final Presentation, as applicable, for a Target satisfies the Approved Investment Parameters and whether or not the Due Diligence
Information,   in  the  case  of  a  Final  Presentation,   for  the  Target  is
satisfactory.

         (i) If the Final Presentation for the Target is approved by the Executive Committee, then the Developer Member shall cause a Subsidiary to be formed for the purpose of acquiring, owning, developing and holding the Target and carrying out the approved Final Presentation. A Subsidiary shall be formed for the acquisition and development or redevelopment of each Project.

         (j) Prior to the acquisition of a Target by the Company or a Subsidiary or contemporaneously therewith:

         (1) The Developer Member shall have verified, after reasonable due diligence, that all applicable zoning, land use, wetlands, flood hazard, endangered species, and other entitlements needed to permit the use of the Target reasonably consistent with the approved Final Presentation therefor shall have been obtained, and all zoning and other entitlement permits required to permit the use of such Target in accordance with the approved. Final Presentation therefor shall have been obtained. Zoning and other entitlement permits referenced in the preceding sentence do not include building, land disturbance, construction or other similar permits that are not normally obtained upon a Target's acquisition. To the extent any portion of the Target includes wetlands, estimates of the applicable compliance and mitigation costs shall have been included in the approved Project Development Budget for such Target.

         (2) Phase I Environmental Reports (or Phase II Environmental Reports if such is the recommendation of the Phase I Environmental Report) (collectively, the "Environmental Reports") shall have been approved by the GECC Member as part of the Due Diligence Information in the Final Presentation for such Target or otherwise, which approval shall not be unreasonably withheld or delayed. The Environmental Reports shall be prepared by an environmental engineer or consultant selected from a list of engineers and consultants approved from time to time by the GECC Member pursuant to a scope of work approved from time to time by the GECC Member. The approved Project Development Budget for each Target shall include the reasonable estimate of any remediation costs associated with hazardous substances reflected by such Environmental Reports and the Developer Member shall implement a remediation plan in accordance with recommendations in the Environmental Report obtained in connection with the acquisition of such Target as approved by the Executive Committee as part of the approved Final Presentation.

         (3) A commitment for an Owner's Policy of Title Insurance shall have been obtained on behalf of the Subsidiary in the amount of the purchase price thereof with a pending construction endorsement for the Cost of the Work (as reflected in the approved Project Development Budget) for such Target insuring good, indefeasible, marketable and insurable fee simple title to such Target (or a leasehold estate if approved by the Executive Committee), subject only to matters and exceptions that do not materially and adversely affect the Subsidiary's ability to develop or redevelop and operate such Target or cause the Total Project Costs for such Target to exceed, in any material respect, the amounts shown in the Project Development Budget approved as part of the Final Presentation for such Target.

         (4) The following shall have been verified by the Developer Member: (i) satisfactory methods of access to and egress from such Target and adjoining or nearby public ways are or will be available, sufficient to meet the reasonable needs of such Target, (ii) sanitary water supply, including a well, and storm sewer and sanitary sewer facilities, including a septic system, and other required utilities (gas (if applicable), electricity, telephone, etc.) are or will be available for the Target and in sufficient capacities (with no moratoriums for such services in effect or reasonably anticipated) to meet the reasonable needs of such Target, and (iii) if any private easements over land of others are required for such means of access and egress or for any such utilities, such easements are or will be available and will be acquired contemporaneously with the Subsidiary's acquisition of such Target.

         (k) Contemporaneously with a Subsidiary's acquisition of a Target and so long as such Pursuit Costs were included in an approved Project Development Budget therefor, the Subsidiary shall reimburse the Developer Member for all Pursuit Costs incurred by the Developer Member in connection with the Project through Project Capital Contributions made by the Members to the Company which in turn will be contributed to the Subsidiary. As soon as reasonably practicable following the acquisition of a Project, the Manager shall cause the Subsidiary to close the Construction Loan for such Project. No development or redevelopment and construction of a Project shall commence until the Plans and Specifications for such Project shall have been approved by the Executive Committee, which approval shall be deemed to have occurred on the tenth (l0th) Business Day after the delivery of such Plans and Specifications to the Executive Committee, unless within such ten (10) Business Day period a member or alternate member of the Executive Committee makes an objection in writing to such Plans and Specifications.

         (l) With respect to an Abandoned Target and within thirty (30) days after the GECC Member's receipt of invoices and other reasonable evidence verifying the amount, purpose and recipient of such Pursuit Costs, the GECC Member shall reimburse the Developer Member for fifty percent (50%) of all Pursuit Costs incurred by the Developer Member with respect to such Abandoned Target in accordance with the approved budget therefor, up to, but not exceeding, one-half (1/2) of the Pursuit Cost Cap for such Abandoned Target; provided, however, in no event shall the aggregate amount paid by the GECC Member to the Developer Member in accordance with the preceding clause of this sentence for all Pursuit Costs incurred by the Developer Member with respect to all Abandoned Targets exceed, in the aggregate, $150,000.00. The total payments made by the Developer Member and the GECC Member on account of Pursuit Costs incurred with respect to Abandoned Targets, up to, but not exceeding the Pursuit Cost Cap for any one Abandoned Target and $300,000.00 for all Pursuit Costs with respect to all Abandoned Targets, shall be treated for all purposes of this Agreement as Project Capital Contributions and, to the extent permissible, such costs shall be capitalized in the Total Project Costs of all consummated Projects in accordance with a methodology to be approved by the Executive Committee. All Pursuit Costs incurred by the Developer Member with respect to an Abandoned Target in excess of the Pursuit Cost Cap for that Target and all Pursuit Costs incurred by the Developer Member in excess of $300,000, in the aggregate, for all Abandoned Targets will be paid by the Developer Member from its own funds which will not be treated as Capital Contributions to the Company or any Subsidiary and will not be credited to its Project Capital Contribution Balance or Additional Capital Contribution Balance. For the avoidance of doubt, the Developer Member shall pay (i) any and all Pursuit Costs with respect to an Abandoned Target in excess of the Pursuit Cost Cap for such Abandoned Target,
(ii) any and all Pursuit Costs with respect to any Target the Preliminary Presentation for which is not approved by the Executive Committee, and (iii) any and all Pursuit Costs in excess of $300,000 for all Abandoned Targets; however, none of such payments made in accordance with the preceding clauses of this sentence shall be credited to the Developer Member's Capital Account in the Company, none shall be considered a Capital Contribution to the Company for purposes of distributions or otherwise, and none shall be credited to its Project Capital Contribution Balance or its Additional Capital Contribution Balance. Notwithstanding the foregoing, if an Abandoned Target is not acquired by the Company or a Subsidiary solely because of a Project Capital Contribution Default by the GECC Member, then the GECC Member shall be responsible for, and shall pay to the Developer Member fifty percent (50%) of all Pursuit Costs incurred by the Developer Member pursuant to the approved budget therefor without regard to any limitation on such reimbursement obligation that would otherwise be applicable.

         (m) If, at any time after four (4) months from the Effective Date, the GECC Member's Project Capital Contribution Balance under this Agreement exceeds the GECC Member's Project Capital Contribution Balance under the Other Company LLC Agreement and the Commitment Termination Date has not occurred, then the following special requirements shall apply:

               (1)  the   Executive   Committee   may   approve  a   Preliminary
Presentation or a Final Presentation, as applicable, in which event the remainder of this Section 4.4 shall be applicable to such Target; or

               (2) the Executive Committee may disapprove a Preliminary Presentation or a Final Presentation, as applicable, in which event the Developer Member may pursue such Target as an Independent Investment in accordance with Section 4.5 hereof; or

               (3) the Executive Committee, acting by and through the member or alternate member thereof representing the GECC Member, may disapprove a Preliminary Presentation or a Final Presentation, as applicable, solely because the GECC Member's Project Capital Contribution Balance under this Agreement exceeds the GECC Member's Project Capital Contribution Balance under the Other Company LLC Agreement, in which event and so long as the Commitment Termination Date has not occurred the Developer Member shall again present such Target to the Executive Committee within the earlier to occur of forty-five (45) days after such disapproval or the date on which such imbalance no longer exists, in which event the Executive Committee may approve or disapprove such Preliminary Presentation or Final Presentation, as appropriate, in accordance with Subsection 4.4(m)(1) or (2). If at the time such Target is again presented to the Executive Committee, such imbalance in Project Capital Contributions still exists, then the Executive Committee, acting by and through the member or alternate member thereof representing the GECC Member, may disapprove the Preliminary Presentation or Final Presentation solely on account thereof. If a Target is disapproved by the Executive Committee for a second time in accordance with this Subsection 4.4(m)(3), then the Developer Member may pursue such Target as an Independent Investment in accordance with Section 4.5 hereof.

         (n) The Members acknowledge and agree that the Developer Member's delivery of a Preliminary Presentation or a Final Presentation pursuant to this
Section 4.4 shall not constitute a guaranty that the actual results of any Target or Project will correspond to the information contained in or accompanying any such Preliminary Presentation or Final Presentation or a guaranty of performance of any Project.

         (o) Notwithstanding anything to the contrary contained in this Agreement, the Executive Committee shall have no obligation to approve a Preliminary Presentation or a Final Presentation for a Target if the then sum of the GECC Member's Project Capital Contribution Balance plus its share of unfunded Project Capital Contributions for all Targets and Projects, as applicable, for which Final Presentations have been approved by the Executive Committee equals or exceeds $60,000,000.00.

         (p) Notwithstanding anything to the contrary contained in this Agreement, including this Section 4.4, the presentation of a Target by the Developer Member to the Executive Committee for preliminary approval through a Preliminary Presentation or for final approval through a Final Presentation shall constitute the approval of such Preliminary Presentation or Final Presentation, as applicable, by the Developer Member and the member or alternate member of the Executive Committee appointed by the Developer Member must vote to approve any such Preliminary Presentation or Final Presentation so submitted by the Developer Member to the Executive Committee, including any revised or updated Final Presentation presented by the Developer Member to the Executive Committee for approval.

     Section 4.5 Independent Investments.

         (a) If the Executive Committee fails to approve the Preliminary Presentation or the Final Presentation for a Target, or if the Executive Committee's approval of the Final Presentation for a Target or Project, as applicable, is deemed withdrawn and revoked in accordance with Section 4.4(g) hereof and the Executive Committee fails to approve a revised and updated proposed Final Presentation for such Target or Project in accordance with
Section 4.4(g) hereof, then the Developer Member or an Affiliate of the Developer Member shall have the option, to be exercised within ninety (90) calendar days after the Executive Committee's failure to approve the Preliminary Presentation, the Final Presentation, or any revised and updated Final Presentation, as applicable, to enter into a contract to acquire, or close, as the case may be, and to develop or redevelop the Target or Project in question free of any participation by the Company, the GECC Member or a Subsidiary so long as such acquisition is made substantially on the same terms as those submitted to the Executive Committee in such disapproved Preliminary Presentation, Final Presentation or revised and updated Final Presentation, as applicable (herein called an "Independent Investment").

         (b) If the Developer Member or its Affiliate elects to exercise its option under this Section 4.5 with respect to an Independent Investment, then the Developer Member shall so notify (the "Election Notice") the GECC Member within such ninety (90) calendar day period. Contemporaneously with its sending the Election Notice to the GECC Member and as a condition to its undertaking the Independent Investment, the Developer Member shall reimburse the Company for all costs and expenses, if any, incurred by the Company or any of its Subsidiaries with respect to such Independent Investment, including, if applicable in the case of a Delayed Project Development, a return thereon at the Delayed Project Return Rate.

         (c) The rights of the Developer Member under this Section 4.5 to pursue Independent Investments is subject at all times to the provisions of Section 4.6 hereof.

     Section 4.6 Right of First Refusal; Certain Restrictions; Non-Compete.

         (a) From the Effective Date until the earlier to occur of (i) the Commitment Termination Date or (ii) the date on which the GECC Member has funded all of its Project Capital Contributions, the Developer Member and SUSA, and each of their respective Controlled

Affiliates, shall offer the Company a right of first refusal to acquire or to attempt to acquire and to develop or redevelop or attempt to develop or redevelop, any and all Targets pursuant to the procedures set forth in Section
4.4 hereof, except: (i) Independent Investments, (ii) Targets to be acquired by the Other Company and its subsidiaries, (iii) the self-storage facilities identified on Schedule 4.6(d) to be acquired with proceeds received by the Developer Member prior to the Effective Date from the sale or exchange of properties intended to qualify as tax-free exchanges under Section 1031 of the Code, including as a result of the formation of Storage Portfolio I LLC, a limited liability company formed between the Developer Member and FREAM No. 18 LLC, (iv) the redevelopment, reconstruction or repair of self storage facilities owned by the Developer Member or SUSA or any of their respective Controlled Affiliates, that have been damaged or destroyed by casualty, (v) as may be permitted in accordance with Section 4.6(d) hereof, (vi) Targets to be acquired by Non-Equity Franchisees, and (vii) subject always to Section 4.6(f) hereof, Targets to be acquired by Equity Franchisees. In addition, if after the Effective Date the Developer Member or SUSA, or any of their respective Controlled Affiliates, disposes of any Target or self-storage facility that it holds other than through its interest in the Company, then the Developer Member, SUSA or any such Controlled Affiliate may invest up to an aggregate of $40 million in each twelve (12) month period following the Effective Date (whether in the form of cash and/or incurrence of acquisition indebtedness) in the acquisition of Targets or self-storage facilities outside of the Company, but only to the extent that such investment is made as part of one or more like-kind exchanges under Section 1031 of the Code. For the avoidance of doubt and notwithstanding anything to the contrary contained in clauses (vi) and (vii) of the first sentence of this Section 4.6(a), the Developer Member and SUSA, and each of their Controlled Affiliates, shall offer the Company a right of first refusal, pursuant to the procedures set forth in Section 4.4 hereof, in any equity investment opportunity to participate in any joint venture, partnership, limited liability company or other investment vehicle that is not part of the Storage USA or Budget-Storage USA franchise program or system for the purposes of acquiring, developing, redeveloping or investing in Targets.

         (b) In addition to the right of first refusal contained in Section 4.6(a) hereof and the non-competition provisions of Sections 4.6(c) and (d) hereof, but subject always to the last sentence of this Section 4.6(b), until the earlier of (i) the fifth (5th) anniversary of the Effective Date or (ii) the date on which the GECC Member no longer owns any interest in the Company or the Other Company, neither the Developer Member nor SUSA, nor any of their respective Controlled Affiliates, shall own, operate, manage, franchise, grant a license to use its trade name or otherwise have any direct or indirect material economic interest in any Target that is within the Prohibited Radius of any Project owned, directly or indirectly, by the Company or the Other Company except as expressly permitted in this Section 4.6(b). If the Developer Member or SUSA, or any of their respective Controlled Affiliates desires to undertake any such competing activity, the Developer Member shall notify the GECC Member of its intended action and the GECC Member shall either: (A) disapprove of the action, in which case the Developer Member and SUSA, and their respective Controlled Affiliates, shall not undertake it or (B) approve of the action in which case the Developer Member or SUSA, or any of their respective Controlled Affiliates, may undertake it. The restriction contained in the preceding sentence shall not apply to the self-storage facilities identified on Schedule 4.6(d) hereto or which at the time they became owned, operated, managed or franchised (i.e., acceptance of a franchise application) by the Developer Member or SUSA, or any of their respective Controlled Affiliates, did not violate this Section 4.6(b) or constitute a breach of the right of the first refusal obligation set forth in Section 4.6(a).

         (c) In addition to the right of first refusal contained in Section 4.6(a) hereof and the non-competition provisions of Sections 4.6(b) and (d) hereof, but subject always to the last sentence of this Section 4.6(c), until the earlier of (i) the fifth (5th) anniversary of the Effective Date or (ii) the date on which the GECC Member no longer owns any interest in the Company or the Other Company, neither the Developer Member nor SUSA, nor any of their respective Controlled Affiliates, shall own, operate, manage, franchise, grant a license to use its trade name or otherwise have any direct or indirect material economic interest in any self-storage facility that is not a Target within a one
(1) mile radius of any Project owned, directly or indirectly, by the Company or the Other Company unless the Developer Member shall have first complied with
Section 4.6(c) of the Other Company LLC Agreement. The restriction contained in the preceding sentence shall not apply to the self-storage facilities identified on Schedule 4.6(d) hereto or which at the time they became owned, operated, managed or franchised (i.e., acceptance of a franchise application) by the Developer Member or SUSA, or any of their respective Controlled Affiliates, did not violate this Section 4.6(c) or constitute a breach of the right of first refusal obligation set forth in Section 4.6(a).

         (d) In addition to the right of first refusal contained in Section 4.6(a) hereof and the non-competition provisions of Sections 4.6(b) and 4.6(c) hereof, until the earlier of (i) the fifth (5th) anniversary of the Effective Date or (ii) the date on which the GECC Member no longer owns any interest in the Company or the Other Company, in the event the Developer Member or SUSA, or any of their respective Controlled Affiliates, is involved in any merger, reorganization, share exchange, recapitalization, restructuring, consolidation or other business combination (whether or not such transaction constitutes a Change in Control of the Developer Member or SUSA) that would result in the Developer Member or SUSA, or any of their respective Controlled Affiliates, or the surviving entity's owning, operating, managing, franchising, granting a license to use its trade name or otherwise having any direct or indirect material economic interest in any self-storage facility located within a one (1) mile radius of any Project owned, directly or indirectly, by the Company, then, notwithstanding any contrary provisions of this Agreement, the GECC Member, on behalf of the Company, shall have the sole and exclusive right and authority to cause the Company to dispose of the Project impacted by the proposed transaction in accordance with Article 13 hereof unless the Other Company acquires the Project in accordance with the Other Company LLC Agreement, such right to be exercised (if at all) on behalf of the Company by the GECC Member without regard to any time or other restrictions or limitations, including any restrictions set forth in Section 13.3 hereof, that might otherwise be applicable to such right.

         (e) In the event of a breach or  threatened  breach of Section  4.6(a),
Section 4.6(b), Section 4.6(c), Section 4.6(d) or Section 4.6(f) by the Developer Member or SUSA, or any of their respective Controlled Affiliates, the remedy at law in favor of the GECC Member will be inadequate, and the GECC Member, in addition to all other rights and remedies which may be available, shall accordingly have the right of specific performance in the event of any breach, or injunction in the event of any threatened breach, of Section 4.6(a),
Section 4.6(b), Section 4.6(c), Section 4.6(d) or Section 4.6(f) hereof by the Developer Member or SUSA, or any of their respective Controlled Affiliates.

         (f) From the Effective Date until the earliest to occur of (i) the Commitment Termination Date, (ii) the date on which the GECC Member has funded all of its Project Capital Contributions, or (iii) the date on which the GECC Member and the Developer Member agree, if at all, as hereinafter provided with respect to the terms and conditions on which the GECC Member may have a right to participate in Franchise Equity Program Transactions, if the Developer Member or SUSA, or any of their respective Controlled Affiliates (herein individually called a "Transaction Party") desires to enter into a Franchise Equity Program Transaction or any other franchise agreement with an Equity Franchisee or a Non-Equity Franchisee, then such Transaction Party shall provide the GECC Member with prior written notice of the terms and conditions on which such Transaction Party intends to enter into such Franchise Equity Program Transaction or any other transaction with an Equity Franchisee or a Non-Equity Franchisee. The GECC Member has expressed an interest that it or GECC be permitted to participate with each Transaction Party in Franchise Equity Program Transactions. After the Effective Date, the GECC Member and the Developer Member shall attempt to agree on the terms and conditions of any such participation by the GECC Member or GECC, and in the event the GECC Member and the Developer Member agree, if at all, on such terms and conditions, then such terms and conditions, as so agreed, shall apply to any or all Franchise Equity Program Transactions agreed by such parties to be covered under such terms and conditions entered into by a Transaction Party after the date of such agreement; provided, however, any such participation by the GECC Member or GECC shall not be treated in any way as a Project Capital Contribution by the GECC Member and shall not in any way reduce the obligation of the GECC Member to make Capital Contributions under this Agreement. The parties anticipate that if such an agreement is reached between the GECC Member and the Developer Member regarding participation in such Franchise Equity Program Transactions, then any such agreement will be evidenced by a separate agreement executed among the applicable parties.

   Section  4.7  Officers.  The  Manager,  with the  approval  of the  Executive
Committee, may designate one or more Persons to be officers of the Company ("Officers"), and any officer so designated shall have such title, authorities and duties, as the Manager, with the Executive Committee's approval, may delegate to them; however, no such Officer shall be an employee of the Company or any Subsidiary and shall not receive any compensation or other remuneration from the Company or any Subsidiary. Any Officer may be removed as such, either with or without cause, by the Manager, with the approval of the Executive Committee.

   Section 4.8 Removal of Manager.

   (a) The Manager may be removed by the GECC Member as provided herein under the following circumstances (a "Removal Event"):

          (1) Developer Member commits material breach of this Agreement (other than Cause, an Additional Capital Contribution Default or a Project Capital Contribution Default) and such breach is not cured within ten (10) days after written notice by the GECC Member to the Developer Member, or if such breach does not involve the failure to pay money and cannot reasonably be cured within such ten (10) day period, such breach is not cured within thirty (30) days after such written notice;

          (2) Cause exists or occurs with respect to the Developer Member or SUSA;

          (3) the occurrence or existence of an Additional Capital Contribution Default Event with respect to the Developer Member;

          (4) the occurrence or existence of a Project Capital Contribution Default with respect to the Developer Member; or

          (5) the occurrence or existence of a "Removal Event" under the Other Company LLC Agreement.

   (b) Upon the occurrence of a Removal Event, the GECC Member may remove the Developer Member as the Manager, in which event (i) the GECC Member may appoint itself, a GECC Affiliate or a third party as Manager, (ii) if the Developer Member is removed as Manager, the right of the Developer Member to receive distributions of Available Cash, as set forth in Section 8.2 hereof, shall be modified as set forth in Schedule 6.3(b) hereto, and (iii) if the Developer Member is removed as Manager and its right to receive distributions of Available Cash is reduced in accordance with the preceding clause, the right of the GECC Member to receive distributions of Available Cash shall be correspondingly increased, or the GECC Member may admit any Person as a Member without the consent or approval of the Developer Member and may assign to such new Member all or part of the GECC Member's increased distribution right; however, the replacement Manager is not required to be a Member and may be paid such reasonable compensation by the Company for its services as the GECC Member shall determine.

   (c) Upon the occurrence of a Removal Event and if the Developer Member is removed as Manager in accordance with the preceding paragraph, then in addition and at the option of the GECC Member, any and all agreements between the Company (or any of its Subsidiaries) and the Developer Member or SUSA, or any of their respective Affiliates, including any Development Agreements, Construction Contracts and the Property Management Agreement, shall terminate without payment of any fees, penalties or other compensation except for such amounts as may have accrued and remain unpaid as of the date of any such termination; however, the Property Management Agreement provides for a continuing license to operate the Projects under the trade name "Storage USA" for a royalty-free transition period not to exceed 180 days, which license shall survive any termination of the Property Management Agreement. If the Company continues the use of such name after the expiration of such transition period, then, in addition to all other rights and remedies available at law or in equity to the Developer Member for such use, the Company shall pay to the Developer Member, as a royalty, a license fee equal to five percent (5%) of the Operating Revenues derived from any Projects that continue to be operated under the trade name "Storage USA" until the use of such trade name ceases. In addition, the removal of the Developer Member as Manager and termination of any Construction Contracts shall not waive, alter or discharge the continuing obligations of the Developer Member under
Section 4.13(c) hereof, and notwithstanding anything to the contrary contained in this Agreement, following the removal of the Developer Member as Manager, the GECC Member shall have the sole and exclusive authority on behalf of the Company to make all determinations with respect to the Property Management Agreement, any Development Agreement and any

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Construction  Contract (if such  Agreements  are not  terminated as  hereinabove provided) and any new property management, development and construction contract that the GECC Member may enter into on behalf of the Company following such removal. Notwithstanding anything to the contrary contained in this Agreement, after termination of the Property Management Agreement, the GECC Member shall have the sole and exclusive authority on behalf of the Company to appoint and employ any self-storage operator to provide asset and property management services to the Company and its Subsidiaries for the Projects and pay such operator market rate compensation.

   Section 4.9 No Reimbursement of Expenses. Except as otherwise expressly provided elsewhere in this Agreement, the Property Management Agreement, any Development Agreement or any Construction Contract, neither the Manager nor any Member, including any of their respective Affiliates, shall receive any reimbursement for their out-of-pocket expenses incurred by them in conjunction with the business and affairs of the Company or any of its Subsidiaries.

   Section 4.10 Compensation of Members and Manager. Except as otherwise expressly provided in this Agreement, the Property Management Agreement, any Development Agreement or any Construction Contract, no compensatory payment shall be made by the Company to any Member or Manager for the services to the Company of such Member or Manager or any member or employee of such Member or Manager.

   Section 4.11 Transactions with Affiliates.

          (a) General. Except as expressly provided in this Agreement, the Property Management Agreement, any Development Agreement or any Construction Contract, when any service or activity to be performed on behalf of the Company is performed by an Affiliate of a Member, the fee payable for such service or activity shall not exceed the fee which would be payable by the Company to a third party of comparable standing providing the same services not Affiliated with such Member.

          (b) Termination of Agreements with Affiliates. If the Developer Member is removed as Manager as a result of the occurrence of a Removal Event, then the Company may terminate any and all agreements between the Company or any Subsidiary with Developer Member or SUSA, or any of their respective Affiliates without payment of any fees, penalties or other compensation except for such amounts as may have accrued and remain unpaid as of the date of any such termination, and all such agreements must contain a provision that allows for the exercise of the right of termination under this Section 4.11(b). Notwithstanding any provision of this Agreement to the contrary, the GECC Member shall have the sole and exclusive authority to enforce this provision on behalf of the Company.

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

   Section 4.12 Property and Asset Management Agreement; Asset Disposition Fee.

          (a) The Company shall enter into a management and service agreement substantially in the form attached hereto as Schedule 4.12(a) (the "Property Management Agreement") with the Developer Member or a Controlled Affiliate of the Developer Member acceptable to the GECC Member (the "Property Manager"), under which the Property Manager shall provide both asset management and property management services for all Projects owned by the Subsidiaries for an asset and property management fee equal to six percent (6%) of each Project's Operating Revenues (payable monthly in arrears). In addition, the Property Management Agreement shall provide that the Company shall pay the Property Manager $18,750.00 annually (Inflation Adjusted) as an annual expense reimbursement, such reimbursement to be paid in four (4) equal quarterly installments.

          (b) The Company shall pay the GECC Member as an annual expense reimbursement in connection with its providing its representatives on the Executive Committee and their review and evaluation of Preliminary Presentations and Final Presentations for Targets an amount equal to $100,000.00 annually (Inflation Adjusted), such payment to be made to the GECC Member in four (4) quarterly installments.

          (c) If the Developer Member or SUSA, or any of their respective Affiliates, is selected by the Executive Committee as the selling agent on behalf of the Company after a competitive bidding process and if neither the Developer Member nor SUSA, nor any of their respective Affiliates acquires the Project, then upon the closing of the sale of such Project, the Company or its Subsidiary shall pay the Developer Member or SUSA, or any such Affiliate, as applicable, an asset disposition fee (the "Disposition Fee") equal to one percent (1%) of the total sales price received by the Company or such Subsidiary in connection with the sale or other disposition of the Project; provided, however, neither the Company nor any Subsidiary shall be obligated to pay the Developer Member or SUSA, or any such Affiliate, as applicable, any fee or other compensation in the event such sale or other disposition fails to close for any reason.

    Section 4.13 Development and Construction Agreements.

          (a) Development Agreements. The Company or its Subsidiaries shall enter into development agreements (each a "Development Agreement") with the Developer Member or a Controlled Affiliate of the Developer Member acceptable to the GECC Member (the "Developer") under which the Developer shall provide development services to the Company and its Subsidiaries in connection with the development and construction of each Project for a development fee (the "Developer Fee") equal to three percent (3%) of total direct "hard costs" (i.e., the cost of land, building and other improvements but excluding all "soft" costs such as professional fees and financing charges). Each Development Agreement will be substantially in the form of Schedule 4.13(a) hereto. The Developer Fee shall be payable pro-ratably over the course of the construction period, with ten percent (10%) of such fee retained until the issuance of the final certificate of occupancy at completion.

          (b) Construction Contracts. The Company or its Subsidiaries shall enter into construction contracts (each a "Construction Contract") with the Developer Member or a Controlled Affiliate of the Developer Member acceptable to the GECC Member (the "General

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

Contractor")   under  which  the  General  Contractor  shall  serve  as  general contractor for the construction and completion of each Project for a contractor's fee (the "General Contractor Fee") equal to five percent (5%) of total direct "hard costs" of construction (i.e., the cost of building and other improvements but excluding land costs and all "soft" costs such as professional fees and financing charges). Each Construction Contract will be substantially in the form of Schedule 4.13(b) hereto. The General Contractor Fee shall be payable pro-ratably over the course of the construction period, with ten percent (10%) of such fee retained until the issuance of the final certificate of occupancy at completion. The construction contract pricing will be "cost plus with guaranteed maximum" and the construction contract shall be on such other terms and conditions, including the scope of work and General Contractor responsibility, as may be approved by the GECC Member and Manager.

          (c) Cost Overruns. The Developer Member shall promptly pay out of its own funds all Cost Overruns, including Credited Cost Overruns, incurred by the Company or any Subsidiary in the completion of any and all Projects and, if the General Contractor fails to complete any such Project, the Developer Member shall, at its sole cost and expense, cause such Project to be completed substantially in accordance with the approved Construction Contract and Plans and Specifications therefor. Notwithstanding any provision of this Agreement to the contrary, the GECC Member shall have the sole right and authority to terminate each Construction Contract and replace the General Contractor with another contractor satisfactory to the GECC Member upon material breach or other material non-performance by such General Contractor or upon the Developer Member's removal as Manager on account of the occurrence or existence of Cause with respect to the Developer Member. In addition, the Developer Member shall immediately pay out of its own funds any additional costs incurred by the Company or its Subsidiary in the completion of the Project resulting from the termination and replacement of the General Contractor and the Developer Member's removal as Manager on account of the occurrence or existence of Cause with respect to the Developer Member, including the difference (if any) between the Cost of the Work for the applicable Project under the original Construction Contract therefor and the total construction cost of the Project under any new construction contract for the completion of the Project. Payments made by the Developer Member on account of Credited Cost Overruns shall be treated as Credited Cost Overrun Contributions; however, any and all other payments made by the Developer Member in accordance with this Section 4.13(c) shall not be credited to the Developer Member's Credited Cost Overrun Contribution Balance and shall not be considered either a Project Capital Contribution or an Additional Capital Contribution for purposes of distributions or otherwise. A "Cost Overrun Default" shall have occurred and exist if the Developer Member defaults in any of its obligations under this Section 4.13(c) and such default has continued for ten (10) Business Days after written notice thereof is given by the GECC Member to the Developer Member.

          (d) Change Orders. Neither the Company nor any Subsidiary shall enter into any Change Order except in accordance with this Section 4.13(d):

               (1) The Developer Member shall present to the Executive Committee for its review and approval any proposed Change Order that is required by reason of Undisclosed Site Conditions or changes in any Requirement of a Governmental Authority occurring after the date on which the Final Presentation for such Project was approved by the Executive Committee and that would result in an increase in the Cost of the Work under the Construction Contract

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

(determined as if any contingency amount included in such Construction Contract had been previously exhausted) or otherwise increase the costs and expenses to be incurred in connection with the development of the Project. Any such Change Order will be approved by the Executive Committee in a timely manner, but in any event within ten (10) Business Days, so long as (A) the Developer Member assumes and agrees to pay, as a Credited Cost Overrun by the Developer Member's Credited Cost Overrun Contribution, any Cost Overruns resulting from such Change Order,
(B) the Change Order will not materially reduce the quality of the Project or materially adversely affect the layout, design or aesthetics of the Project, (C) such Change Order is in fact required by reason of Undisclosed Site Conditions or a change in the Requirement of a Governmental Authority occurring after the date on which the Final Presentation for such Project was approved by the Executive committee, and (D) the Change Order would not result in such Project's no longer conforming with the Approved Investment Parameters. The Developer Member shall provide the Executive Committee with such information as any member or alternate member of the Executive Committee may reasonably request in order to permit the Executive Committee to verify such Change Order's satisfaction of the requirements of this subparagraph. In the event a Change Order described in this Section 4.13(d)(1) is not approved by the Executive Committee any Cost Overrun resulting therefrom shall not constitute a Credited Cost Overrun.

               (2) The Developer Member shall present to the Executive Committee for its review and approval any proposed Change Order that is required by reason of a change in the scope of work for such Project, as set forth in the approved Final Presentation for such Project, including Project upgrades or downgrades. The Executive Committee shall not be obligated to approve any such Change Order. The Developer Member shall provide the Executive Committee with such information as any member or alternate member of the Executive Committee may reasonably request in order to permit the Executive Committee to evaluate such requested Change Order. Any such Change Order approved by the Executive Committee in accordance with this subparagraph shall increase or decrease, as the case may be, the Total Project Costs for such Project as set forth in the approved Final Presentation for such Project and, to the extent any such approved Change Order results in an increase in the Total Project Costs for such Project, the Members shall fund such additional costs by additional Project Capital Contributions, seventy-five percent (75%) to be contributed by the GECC Member and twenty-five percent (25%) to be contributed by the Developer Member.

               (3) Not less than ten (10) Business Days in advance of implementing such Change Order, the Developer Member shall advise the Executive Committee in writing of any other proposed Change Order, including any Change Order attributable to an error or omission in the Plans and Specifications, that the Developer Member proposes the Company or a Subsidiary make and that individually or when combined with all previous Change Orders for such Project would result in an increase or decrease in the Cost of the Work for such Project by an amount equal to or greater than one percent (1%) of the Total Project Costs for such Project as set forth in the approved Project Development Budget for such Project. So long as (A) the Developer Member assumes and agrees to pay, as a Cost Overrun, but not as a Credited Cost Overrun, any such Cost Overruns resulting from such Change Order, (B) the Change Order will not materially reduce the quality of the Project or materially adversely affect the layout, design or aesthetics of the Project, (C) the Change Order will not materially adversely alter or change the approved Plans and Specifications for such Project, (D) the Change Order would not result in

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

such Project's no longer conforming with the Approved Investment Parameters, and
(E) the Developer Member shall have provided the Executive Committee with such information as any member or alternate member of the Executive Committee may have reasonably requested in order to permit the Executive Committee to verify such Change Order's satisfaction of the requirements of this subparagraph, the Developer Member may, on behalf of the Company, approve any such Change Order.

               (4) Except as otherwise provided in Subsection 4.13(d)(5) hereof, the Company or its Subsidiary shall be entitled to full credit for any cost reduction attributable to any Change Order (A) against the Total Project Costs for a Project, (B) in the Guaranteed Maximum Price payable to the General Contractor under the Construction Contract for such Project and (C) in the Developer Fee and the General Contractor Fee payable under the Development Agreement and the Construction Contract, respectively, for such Project. The amount of the reduction in the Guaranteed Maximum Price under the Construction Contract will equal 100% of the actual net decrease in the amount payable by the General Contractor to its subcontractors, vendors, suppliers and laborers attributable to such Change Order; the amount of the reduction in the Developer Fee payable to the Developer under the Development Agreement and in the General Contractor Fee payable to the General Contractor under the Construction Contract shall equal three percent (3%) and five percent (5%), respectively, of the reduction in the Guaranteed Maximum Price under the Construction Contract; and the amount of the reduction in Total Project Costs for such Project will equal the sum of such reductions in such Guaranteed Maximum Price, the Developer Fee and the General Contractor Fee.

               (5) Notwithstanding anything to the contrary in Subsection 4.13(d)(4) hereof, in the event after the approval of a Change Order in accordance with Subsection 4.13(d)(1) or (3) another Change Order is approved that reduces the Cost Overrun that would otherwise have been payable by the Developer Member with respect to such previous Change Order, the Developer Member shall be entitled to full credit for any cost reduction attributable to any such subsequent Change Order.

    Section 4.14 Trade Name License. Except as otherwise provided in Section 4.8(c) hereof, each Project will be operated under the "Storage USA" trade name on a royalty-free basis pursuant to the rights granted under the Property Management Agreement. In no event shall the name "General Electric", "GE", "GE Capital" or other GECC Affiliate trade-name or derivative be used in connection with any Project without the prior express approval of the GECC Member.

    Section 4.15 Indemnification; Reimbursement of Expenses; Insurance. To the fullest extent permitted by the Act: (a) the Company shall, and does hereby, indemnify, hold harmless and defend each member and alternate member of the Executive Committee and each Manager who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding ("Proceeding"), any appeal therein, or any inquiry or investigation preliminary thereto, solely by reason of the fact that he, she or it is or was a member or alternate member of the Executive Committee or a Manager and was acting within scope of duties or under the authority of the Members; (b) the Company shall pay or reimburse each member and alternate member of the Executive Committee and a Manager for expenses incurred by him, her or it (1) in advance of the final disposition of a Proceeding to which such member or alternate member of the Executive Committee or a Manager was, is or is threatened to be made a party,

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

and (2) in connection with his, her or its (and in the case of a Manager, any of its officers or employees) appearance as a witness or other participation in any Proceeding. The Company, by adoption of a resolution of the Members, may indemnify and advance expenses to an Officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to members and alternate members of the Executive Committee and Managers under the preceding sentence. The provisions of this
Section 4.15 shall not be exclusive of any other right under any law, provision of the Certificate or this Agreement, or otherwise. Notwithstanding the foregoing, this indemnity shall not apply to actions constituting gross negligence, willful misconduct or bad faith, or involving a breach of this Agreement, but shall apply to actions constituting simple negligence. The Company may purchase and maintain insurance to protect itself, the members and alternate members of the Executive Committee, the Manager and any Officer, employee or agent of the Company, whether or not the Company would have the power to indemnify such Person under this Section 4.15. This indemnification obligation shall be limited to the assets of Company and no Member shall be required to make a Capital Contribution in respect thereof. Nothing contained in this Section 4.15 is intended to obligate the Company or its Subsidiaries to provide liability or other insurance on behalf of the Property Manager.

    Section 4.16 Conflicts of Interest.

          (a) The GECC Member and each of its Affiliates may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company and its Subsidiaries, with no obligation to offer to the Company or any other Member the right to participate therein or to account therefor. Without limiting the foregoing, neither the GECC Member nor any Affiliate of the GECC Member shall be prevented or restricted in any way from owning, financing, managing, advising, franchising or leasing any self-storage property or management company, even if such activity is in direct competition with the Company and its Subsidiaries.

          (b) Except as otherwise expressly provided to the contrary in this Agreement, the Developer Member and each of its Affiliates may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company and its Subsidiaries, with no obligation to offer to the Company or any other Member the right to participate therein or to account therefor. Without limiting the foregoing and except as otherwise expressly provided to the contrary in this Agreement, neither the Developer Member nor any Affiliate of the Developer Member shall be prevented or restricted in any way from owning, financing, managing, advising, franchising or leasing any self-storage property or management company, even if such activity is in direct competition with the Company and its Subsidiaries.

          (c) The Company may transact business with any Member, Manager or Of-ficer, or any Affiliate of any of them, provided the terms of those transactions are no less favorable than those the Company could obtain from third parties not Affiliated with any Member, the Manager or any Officer.

     Section 4.l7 Integrity Policy. The Manager will use its reasonable efforts to cause the Company and each of the Subsidiaries to conduct their respective businesses in accordance with the Company's Integrity Policy and all applicable Requirements of Governmental Authorities having jurisdiction of the Company and the Subsidiaries and their respective properties and assets.

    Section 4.18 No Employees. Neither the Company nor its Subsidiaries will have any employees and members and alternate members of the Executive Committee shall be employees or other representatives of the Member which appointed them. Any Persons providing asset or property management services for the Company or any Subsidiary shall be employees of the Property Manager and not of the Company or its Subsidiaries.

    Section 4.19 Year 2000 Compliant. Manager will use reasonable efforts to cause each Project and the Company's and each Subsidiary's operations to be Year 2000 Compliant in all material respects. In addition and on behalf of the Company, Manager will make on a timely basis written inquiry of each of the Company's key suppliers, vendors, and customers as to whether such Persons will, on a timely basis, be Year 2000 Compliant in all material respects. For purposes hereof, "key suppliers, vendors and customers" refers to those suppliers, vendors, and customers of the Company, a Subsidiary or a Project whose business failure would, with reasonable probability, result in a material adverse change in the business, properties, or condition (financial or otherwise) of the Company, a Subsidiary or a Project. The GECC Member and its agents, representatives and employees may, upon reasonable prior notice to the Manager, enter the Manager's offices and each Project and conduct inspections relating to Year 2000 Compliance as the GECC Member may require, from time to time; however, to the extent the GECC Member engages third party consultants to conduct any testing of a Project's systems, the GECC Member shall require such consultants to conduct the tests at a time designed to minimize disruption of the Project's operations during normal business hours.

    Section 4.20 Insurance. The Manager shall cause the Company and the Subsidiaries to maintain insurance in accordance with the Insurance Program.

    Section 4.21 Selection of Company Counsel.

          (a) The appointment of any law firm as general counsel to the Company and its Subsidiaries is a Major Decision to be decided by the Executive Committee.

          (b) Notwithstanding Section 4.21(a) hereof, the Manager shall have the authority to appoint counsel to represent the Company and its Subsidiaries with respect to (i) the litigation described in clauses (i) through (iv) of paragraph
(12) of the definition of "Major Decision" and (ii) the acquisition, development or redevelopment, financing and disposition of a Project (but not substantially all of the Projects).

          (c) The Members hereby consent to the appointment of counsel to represent the Company or any of its Subsidiaries by the Company's insurer(s) so long as the amount or amounts claimed do not exceed the limits of coverage under the Company's policies and the insurer(s) has assumed defense of the claim without a reservation of rights; provided, however, if the amount claimed in any such action exceeds $100,000, either Member may require the Executive Committee to engage separate counsel to represent the Company in addition to counsel appointed by the insurer(s).

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
          (d) If the Executive Committee cannot agree on the selection of a law firm to serve as general counsel to the Company in accordance with Section 4.21(a) hereof or on the selection of a law firm to represent the Company or a Subsidiary with respect to the litigation described in Section 4.21(c) hereof or otherwise, then the Member proposing the engagement of counsel shall submit the names of no more than five (5) nor less than three (3) proposed law firms to the other Member and the other Member shall either select one of such firms which shall be deemed accepted or submit its proposed list from which the original proposing Member shall select counsel to be engaged.

          (e) Notwithstanding the foregoing, the Developer Member shall have authority to select counsel to represent the Company with respect to the matters within the sole authority of the Developer Member pursuant to Section 7.4 hereof and the GECC Member shall have authority to select counsel to represent the Company with respect to the matters within the sole authority of the GECC Member pursuant to the last sentence of Section 4.2(a) hereof.


                                   ARTICLE 5
                            ACCOUNTING AND REPORTING
                            ------------------------

    Section 5.1 Fiscal Year, Accounts, Reports.

          (a) The Fiscal Year of the Company and each Subsidiary shall be the calendar year.

          (b) The books of account of the Company and each Subsidiary shall be kept and maintained by the Manager at the Manager's expense on the accrual basis in accordance with generally accepted accounting principles applied on a consistent basis applicable to commercial real estate, as selected by the Executive Committee. The books of account shall be kept at the principal place of business of the Company, and shall at all times be available for inspection by the Members.

          (c) The Manager shall, at the Manager's expense, furnish to the Members (1) on or before the 20th day of each month, an unaudited statement setting forth and describing in reasonable detail the receipts and expenditures of each Subsidiary, and, on a consolidated basis, the Company during the preceding month and comparing the results of operations of each Subsidiary and the Company for such month and for the year to date to the appropriate Project Operating Budget and the Operating Budget, including a variance report describing the reason for any material variances and a current occupancy report (both physical and economic), (2) on or before 20 days after the end of each quarter, an unaudited balance sheet of each Subsidiary and, on a consolidated basis, the Company dated as of the end of such quarter and an unaudited statement setting forth and describing in reasonable detail the receipts and expenditures of each Subsidiary, and, on a consolidated basis, the Company during the preceding quarter and comparing the results of operations of each Subsidiary and the Company for such quarter and for the year to date to the appropriate Project Operating Budget and the Operating Budget, including a variance report describing the reason for any material variances and a current occupancy report (both physical and economic), a statement of the Company's Available Cash for the preceding quarter, and a construction job cost report for each Project, the Final Completion Date for which has not occurred, (3) on or before 60 days after the end of each Fiscal Year, a balance sheet of the

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Company  dated as of the end of such Fiscal Year,  a statement of the  Company's cash flows for such Fiscal Year, a statement of the Members' Capital Accounts, Additional Capital Contribution Balances, Project Capital Contribution Balances, and Credited Cost Overrun Contribution Balance as of the end of such Fiscal Year, and a statement setting forth the Profits and Losses of the Company for such Fiscal Year, all as audited by the Auditor, and an unaudited statement of the Company's Available Cash for such Fiscal Year, and an unaudited Fiscal Year end balance sheet, Profit and Loss statement, and a statement of Net Cash Flow, Net Operating Income and Capital Proceeds for each Subsidiary and, on a consolidated basis, the Company for such Fiscal Year, and (4) from time to time, all other information relating to each Subsidiary and the Company and its business, affairs and assets reasonably requested by any Member. Notwithstanding the foregoing, the cost of the annual audit performed by the Auditor shall be made at the Company's expense.

          (d) The Manager shall, at the Manager's expense, furnish to the GECC Member, within thirty (30) days after the first anniversary of the Effective Date, such information as may be reasonably required by the GECC Member to permit it to determine whether the Performance Benchmarks have been satisfied as of the first anniversary of the Effective Date.

          (e) Each Member, at its expense, may at all reasonable times during usual business hours audit, examine, and make copies of or extracts from the books of account, records, files, and bank statements of each Subsidiary and the Company. Such right may be exercised by any Member, or by its designated agents or employees.

    Section 5.2 Bank Accounts. Subject always to Section 4.2(a) hereof, the Manager shall open and maintain (in the name of the Company or its Subsidiaries, as appropriate) a special bank account or accounts in a bank or savings and loan association, the deposits of which are insured, up to the applicable limits, by an agency of the United States government, in which shall be deposited all funds of the Company and its Subsidiaries. Withdrawals therefrom shall be made pursuant to the Property Management Agreement or upon the signatures of such Persons as the Manager shall designate with the approval of the Executive Committee.

                                   ARTICLE 6
                             CAPITAL CONTRIBUTIONS
                             ---------------------

    Section 6.1 Project Capital Contributions.

          (a) Upon the approval by the Executive Committee of the Final Presentation for a Target and contemporaneously with the acquisition of such Project by the Company or a Subsidiary, unless and until such approval has been withdrawn or revoked by the Executive Committee or deemed withdrawn or revoked in accordance with Section 4.4(f) hereof, the Members shall make Capital Contributions (the "Project Capital Contributions") for that Subsidiary and Project. Project Capital Contributions will be made on an as needed basis as required to pay Equity Formation Costs in accordance with Section 2.10 hereof, earnest money deposits on an as-needed basis in accordance with Section 4.4(e) hereof and otherwise, as Projects are acquired and developed by the Company through a Subsidiary. The proceeds thereof shall, in turn, be paid by the Company on account of Equity Formation Costs or earnest

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money deposits or be contributed to the applicable  Subsidiary to consummate the acquisition and to pay the Total Project Costs for such Project.

          (b) The total Project Capital Contributions for each Project will equal the Total Project Costs for such Project, as set forth in the Project Development Budget initially approved by the Executive Committee for such Project, less the principal amount of the financing for such Project, all as approved by the Executive Committee in the Final Presentation for such Project. The Developer Member shall contribute twenty-five percent (25%) and the GECC
Member shall contribute seventy-five percent (75%) of all Project Capital Contributions, except (i) in the case of Project Capital Contributions made to pay Equity Formation Costs, which Project Capital Contributions shall be made initially in the percentages set forth in Section 2.10 hereof and (ii) in the case of Project Capital Contributions made to pay Pursuit Costs with respect to Abandoned Targets, which Project Capital Contributions shall be made in the percentages set forth in Section 4.4(l) hereof. Notwithstanding anything to the contrary contained in this Agreement, the Developer Member shall not be obligated to contribute more than Twenty Million Dollars ($20,000,000), in the aggregate, in Project Capital Contributions and the GECC Member shall not be obligated to contribute more than Sixty Million Dollars ($60,000,000), in the aggregate, in Project Capital Contributions. The obligation of the Members to make Project Capital Contributions is not a "revolving" commitment and the repayment or return of Project Capital Contributions to the Members shall not create any obligation or commitment to readvance or recontribute any such Project Capital Contributions so repaid or returned.

          (c)  Subject  to the  limitation  contained  in the last  sentence  of
Section 6.1(b), the Manager may call for Project Capital Contributions from the Members from time to time in accordance with Section 6.1(a). Any call for Project Capital Contributions will be made by written notice (a "Drawdown Notice") given by the Manager to the Members. The Drawdown Notice will specify
(i) each Project to which it relates, (ii) the specific purposes for which the Project Capital Contributions are being requested, which will correspond to the line items of such Project's approved Project Development Budget, (iii) the amount of the Project Capital Contributions being requested (and the aggregate amount of all Project Capital Contributions previously funded for such Project),
(iv) any deviations from such Project's approved Project Development Budget, and
(v) the date by which the requested Project Capital Contributions are to be funded by the Members, which must be at least ten (10) Business Days after the date the Drawdown Notice is given unless the GECC Member agrees to a shorter period of time. Upon the request of the GECC Member, the Manager shall promptly deliver to the GECC Member copies of all receipts, invoices, and other material to substantiate the amounts, payees, and purposes for which a Project Capital Contribution is being requested. It is anticipated that Drawdown Notices will be given no less frequently than monthly. Notwithstanding anything to the contrary contained herein, the GECC Member shall have no obligation to make any Project Capital Contributions (1) after the Commitment Termination Date except for any Project for which a Final Presentation was approved by the Executive Committee on or prior to the Commitment Termination Date, or (2) with respect to any Project which has not been acquired by a Subsidiary on or before the second
(2nd) anniversary of the Effective Date unless a later date has been expressly approved by the Executive Committee, or (3) after the Bankruptcy of the Developer Member or SUSA.

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

          (d) A "Project Capital Contribution Default" shall have occurred if either Member fails to make any Project Capital Contribution required to be made by it under this Agreement by the date due if such failure continues for ten
(10) Business Days after written notice thereof is given by the Manager or any Member to the Member which has failed to make such Project Capital Contribution.

  Section 6.2 Additional Capital Contributions.

          (a) If at any time or from time to time after the Effective Date, additional funds (a "Shortfall") are required (a) for the reasonable working capital needs of the Company for both operating and capital needs, and (b) for all other costs and expenses (whether operating or capital in nature) in connection with the operation of the Projects or in connection with the operations of the Subsidiaries or the Company, in each case as determined by the Executive Committee, and the Company is unable to obtain or the Executive Committee has determined not to seek third party debt financing, the Executive Committee may call (but shall not be obligated to) for Additional Capital Contributions in the amount of such Shortfall and the Members shall make such Additional Capital Contributions as called for by the Executive Committee. Notwithstanding the foregoing, to the extent that an Annual Business Plan approved by the Executive Committee contemplates that the Members will make Additional Capital Contributions to pay such Shortfall or if the Shortfall is required to pay costs and expenses of the Company or a Subsidiary described in the definition of "Non-discretionary Additional Capital Contributions" that in the good faith judgment of a Member are needed by the Company, then the Members shall make Additional Capital Contributions in the amount of such Shortfall on the request of either the Manager or any Member. Capital items for which reserves have been established pursuant to the approved Annual Business Plan will be funded first from the reserves therefor before any calls are made for Additional Capital Contributions to pay for such capital items. Notwithstanding anything to the contrary contained in this Agreement, Additional Capital Contributions shall not be used to pay Pursuit Costs, Cost Overruns (which are the responsibility of the Developer Member) or any costs and expenses included within the Project Development Costs for a Project (other than Project Permitted Excess Construction Interest), but Non-Discretionary Additional Capital Contributions may be used to pay Project Permitted Excess Construction Interest and the cost to carry a Project to break-even after such Project's Final Completion Date. Each additional Capital Contribution made under this Section
6.2 is an "Additional Capital Contribution" and also either a "Discretionary Additional Capital Contribution" or a "Non-Discretionary Additional Capital Contribution".

          (b) Each Member shall make Discretionary Additional Capital Contributions to the Company in the following proportions: 75% by the GECC Member and 25% by the Developer Member; and each Member shall make
Non-discretionary Additional Capital Contributions to the Company in the following proportions: 50% by the GECC Member and 50% by the Developer Member. Any call for Additional Capital Contributions will be made by written notice given by the Manager or a Member, as applicable, to the Members, which notice will specify (i) the amount of the Shortfall, (ii) the specific purposes for which the Additional Capital Contributions are being requested, including, if applicable the name of the particular Project or Projects, (iii) whether the Additional Capital Contribution is a Discretionary Additional Capital Contribution or a Non-discretionary Additional Capital Contribution, (iv) each Member's required contribution amount, and (v) the date by which the requested Additional

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Capital  Contributions  are to be funded by the Members,  which must be at least ten (10) Business Days after the date of such notice is given unless the GECC Member agrees to a shorter period of time.

          (c) An "Additional Capital Contribution Default" shall have occurred if either Member fails to make any Additional Capital Contribution required to be made by it under this Agreement by the date due if such failure continues for ten (10) Business Days after written notice thereof is given by the Manager or any Member to the Member which has failed to make such Additional Capital Contribution.

   Section 6.3 Failure to Make Additional Capital Contributions.

          (a) A Member which fails to timely contribute all or any portion of any required Additional Capital Contribution shall be considered a "Delinquent Member." As its sole and exclusive remedy, except in the case of an Additional Capital Contribution Default Event, the other Member (the "Non-Delinquent Member") shall, upon notice to a Delinquent Member, exercise either of the following rights or remedies:

               (1) request a refund of its share of such requested Additional Capital Contribution within ten (10) days after the default by the Delinquent Member, in which case the Company shall immediately refund such amount to the Non-Delinquent Member; or

               (2) cause the Company to retain its share of such requested Additional Capital Contribution and may elect to contribute to the Company the Delinquent Member's share of such requested Additional Capital Contribution and in any such case the Non-Delinquent Member shall designate all of such Additional Capital Contributions made by the Non-Delinquent Member in respect of the related request therefor (including both the Non-Delinquent Member's and, if it elects to contribute such amount, the Delinquent Member's portion thereof) as a loan by the Non-Delinquent Member to the Company (a "Default Loan"). Each Default Loan shall be a loan by the Non-Delinquent Member to the Company, shall bear interest at the Default Rate and shall be repaid on a priority basis from Available Cash.

          (b) If an Additional Capital Contribution Default Event occurs with respect to a Member (the "Additional Capital Defaulting Member") under this Agreement or under the Other Company LLC Agreement, then in addition to its specified rights and remedies under Section 6.3(a) hereof, the other Member (the "Other Member") may, upon notice to the Additional Capital Defaulting Member, exercise any and all of the following additional rights and remedies:

               (1) such Member may exercise the Buy-Sell Option under this Agreement and the Buy-Sell Option under the Other Company LLC Agreement; and

               (2) the Additional Capital Defaulting Member's rights to distributions of Available Cash, as set forth in Section 8.2 hereof shall be modified as set forth in Schedule 6.3(b) and the Additional Capital Defaulting Member's rights to distributions under Section 8.2 of the Other Company LLC Agreement shall be modified as therein provided.

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

          (c) The express rights and remedies granted to the Non-Delinquent Member and the Other Member, as applicable, in this Section 6.3 and elsewhere in this Agreement are exclusive of (and the Non-Delinquent Member and the Other Member shall not be entitled to exercise) any other rights and remedies granted or available to the Non-Delinquent Member or the Other Member, as applicable, at law or in equity by reason of (i) the failure of a Delinquent Member to contribute all or any portion of any required Additional Capital Contribution or
(ii) the occurrence or existence of an Additional Capital Contribution Default Event.

    Section 6.4 Return of Contributions. Except as expressly provided herein, no Member shall be entitled to (a) the return of any part of its Capital Contributions, (b) any interest in respect of any Capital Contribution, or (c) the fair market value of its Membership Interest in connection with a withdrawal from the Company or otherwise. Unreturned or unrepaid Capital Contributions shall not be a liability of the Company or of any Member. No Member shall be required to contribute or lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions to the Company.

    Section 6.5 Balances. The Company's books and records shall contain entries indicating the type and amount of Capital Contributions made to the Company and, if applicable, the Preferred Return thereon.

    Section 6.6 General Provisions Concerning Capital Contributions. The obligation of the Members to make Capital Contributions under this Agreement shall not inure to the benefit of, or be enforceable by any Person other than the other Member. Neither Member shall be obligated to make any Project Capital Contributions in the event a Project Capital Contribution Default shall have occurred with respect to the Other Member.


                                   ARTICLE 7
                                   FINANCING
                                   ---------

    Section 7.1 Financing.

          (a) The Company intends to obtain on behalf of each Subsidiary financing for the acquisition, development or redevelopment and construction of each Project (each a "Construction Loan"). Each Construction Loan will be secured by a first-priority deed of trust or mortgage lien on the Project and shall be made on such terms and conditions as may be approved by the Executive Committee. Manager shall deliver to the GECC Member all notices, correspondence, and information delivered to or received from the Construction Loan lender by the Company or any Subsidiary.

          (b) The Manager will be responsible for arranging each Construction Loan which the Members contemplate will be "mini-perm" loans, each in a principal amount equal to approximately fifty percent (50%) of the Total Project Costs for the Project, as reflected in the Project Development Budget approved by the Executive Committee.

          (c) Each Construction Loan shall be non-recourse to the Members and the Company (unless each of the Members, in the exercise of its sole discretion, should expressly agree in writing to the contrary), except that the Developer Member will provide any required

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

construction completion guaranties. In addition, the Developer Member will provide any required guaranties or indemnities which may be required by the lender relating to certain items that would be responsibilities performed by the Developer Member subsequent to the acquisition of the Project as Developer, General Contractor and Property Manager (e.g., so called "carve outs" for development, construction and operating items including criminal acts, misapplication, fraud, gross negligence, willful misconduct, environmental matters arising after acquisition which are, or should be, within the control of the Developer Member as Property Manager). The Company will provide the lender any required indemnities relating to preexisting environmental and, to the extent applicable, engineering conditions and other "carve-out" matters beyond the control of the Developer Member. The Members will contemplate whether environmental insurance is economically feasible in lieu of the Company's providing any such required indemnities for preexisting environmental and, if applicable, engineering conditions.

    Section 7.2 Right of First Offer.

          (a) If, at any time and from time to time during the term of this Agreement, the Company, any Subsidiary, the Developer Member, individually, or SUSA (herein, together with each of their respective Controlled Affiliates, other than the Excluded Affiliates, collectively called the "Borrowing Parties" and individually, a "Borrowing Party") desires to obtain any financing with respect to any Target (including any Independent Investment), any Project or any other self-storage facility, or program loan or credit facility for multiple Targets, Projects or other self-storage facilities, in which a Borrowing Party has an interest, direct or indirect (excluding only Targets or self-storage facilities in which a Borrowing Party has an interest solely as either franchisor or franchisor and minority-owner through its franchise program), GECC or one or more of the GECC Affiliates shall have the right of first offer to provide such financing as hereinafter provided in this Section 7.2; provided, however, any such financing provided by GECC or one or more of the GECC Affiliates shall not be treated in any way as a Project Capital Contribution by the GECC Member and shall not in any way reduce the obligation of the GECC Member to make Capital Contributions under this Agreement. For the avoidance of doubt, to the extent any such financing constitutes a Franchise Equity Program Transaction, then the provisions of Section 4.6(f), and not this Section 7.2, shall apply thereto.

          (b) Any such Borrowing Party desiring to obtain any financing shall advise GECC thereof and shall provide GECC with such information as GECC may reasonably request with respect to the Target or self-storage facility or facilities proposed to be financed (the "Underwriting Information"). GECC shall have a period of ten (10) Business Days after receipt of the Underwriting Information to respond (if at all) by delivery to such Borrowing Party of an offer (subject to completion of satisfactory due diligence) to provide such financing (the "Proposal"). If the Borrowing Party accepts such Proposal, then such Borrowing Party shall enter into such financing transaction with GECC or one or more of the GECC Affiliates (subject to completion of satisfactory due diligence and governing documents reasonably acceptable to GECC and such Borrowing Party).

          (c) If (i) GECC does not so respond within such ten (10) Business Day period, or (ii) GECC offers to provide the financing on terms and conditions that are not acceptable to the Borrowing Party, or (iii) GECC and such Borrowing Party are unable to agree on the governing documents with respect to such financing within forty-five (45) days after GECC delivers the Proposal, or (iv) GECC has not advised such Borrowing Party prior to the end of such forty-five (45) day period that such due diligence is completed and satisfactory, then such Borrowing Party shall be permitted to seek and obtain such financing from a third party on terms and conditions not materially less favorable in the aggregate than those contained in the Proposal within one hundred eighty (180) days after the later of (i) the GECC's delivery of the Proposal to such Borrowing Party or (ii) in the case of GECC and such Borrowing Party's being unable to agree on the governing documents or such due diligence not being complete or if complete, unsatisfactory to GECC, the expiration of the forty-five (45) day period.

          (d) If the terms and conditions of any such financing proposed to be obtained from the third party are substantially the same or less favorable to such Borrowing Party than the terms and conditions contained in the Proposal (including, among others, rate, term, "due on sale", assumability and other material terms and conditions of the governing documents), then before consummating such financing with the third party, such Borrowing Party shall submit such terms and conditions to GECC and GECC shall have a period of ten
(10) Business Days after receipt thereof to offer to provide such financing on the same terms and conditions so offered by the third party or to decline to provide such financing; provided, however, no such submission to GECC shall be required where GECC, pursuant to the provisions of Section 7.2(c), has advised such Borrowing Party that GECC's due diligence results were unsatisfactory or that GECC failed to reach agreement with such Borrowing Party on the governing documents (and the alternate financing documents are more favorable to the Borrowing Party than the GECC documents) and such Borrowing Party shall be free to obtain such financing on substantially the same terms as offered by such third party. GECC's failure to respond, or GECC's notice to such Borrowing Party that it will not offer to provide the applicable financing, within such ten (10) Business Day period shall be conclusively deemed to constitute GECC's election not to provide such financing and such Borrowing Party shall be free to obtain such financing on substantially the same terms as offered by such third party. If GECC offers to provide the financing on the same terms and conditions as those offered by the third party, then so long as GECC and such Borrowing Party reach agreement on the governing documents within ten (10) Business Days after such offer by GECC, such Borrowing Party shall enter into such financing transaction with GECC or one or more of the GECC Affiliates. If GECC and such Borrowing Party fail to reach agreement on the governing documents in such period (after good faith efforts to do so), such Borrowing Party may obtain financing on substantially the same terms so offered by such third party.

          (e) The right of first  offer  granted  GECC in  accordance  with this
Section 7.2 was a material inducement for the GECC Member to execute and deliver this Agreement and the Other Company LLC Agreement. GECC shall be a third party beneficiary of this Section 7.2 and Section 7.3.

    Section 7.3 No Commitment. The Members acknowledge and agree that GECC has not committed or otherwise agreed to make or provide any Construction Loan to the Company or a Subsidiary. Nothing contained herein shall constitute or be deemed to constitute GECC's commitment or other agreement to make or provide a Construction Loan or other financing to the Company or a Subsidiary. GECC shall have no liability to the Company, any Subsidiary or the Members in the event the Company's or a Subsidiary's application for a Construction Loan or other financing is rejected. If approved, GECC's commitment to make a Construction Loan

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

or other financing to the Company or a Subsidiary shall be evidenced by a separate writing and shall be executed by GECC.

    Section 7.4 Acknowledgment and Waiver. In the event GECC makes or provides a Construction Loan or other financing to the Company or a Subsidiary, the Members hereby acknowledge and agree that GECC shall be treated as, and shall have all the rights, remedies and benefits, of an unrelated third party lender with respect to any such Construction Loan or other financing. No action, consent or authorization of GECC under the documents and instruments evidencing and securing a Construction Loan or other financing shall be construed or imputed as the action, consent or authorization of the GECC Member under this Agreement and no action, consent or authorization of the GECC Member under this Agreement shall be construed or imputed as the action, consent or authorization of GECC under the documents and instruments evidencing and securing any such Construction Loan or other financing. The refusal of GECC to consent to or waive a requirement under any of the documents and instruments evidencing and securing a Construction Loan or other financing shall not be a defense to any default by any Member, the Company or any Subsidiary under this Agreement or the documents and instruments evidencing and securing any Construction Loan or other financing. The Developer Member shall have the sole and exclusive authority to enforce any and all agreements between the Company or a Subsidiary and GECC with respect to any such Construction Loan or other financing.


                                   ARTICLE 8
                                 DISTRIBUTIONS
                                 -------------

    Section 8.1 Distributions in General. From time to time, but not less often than quarterly, the Executive Committee shall determine the amount, if any, of Available Cash. Any Available Cash shall be distributed to the Members in accordance with the provisions of this Article 8.

    Section 8.2 Distribution of Available Cash. Subject always to Sections 4.8(b) and 6.3(b)(2) hereof, the Available Cash for any particular period shall be distributed to the Members in the following order of priority:

          (a) first, to the Members in proportion to and in payment of their Default Loans until their Default Loans, including both principal and interest, have been paid in full;

          (b) next, to the Members in accordance with their respective Capital Sharing Ratios until the GECC Member shall have achieved a fourteen percent (14%) Internal Rate of Return on its Capital Contributions (including the return to the GECC Member of all of its Capital Contributions);

          (c) next, sixty percent (60%) to the GECC Member and forty percent (40%) to the Developer Member until the GECC Member has achieved a seventeen percent (17%) Internal Rate of Return on its Capital Contributions (including the return to the GECC Member of all of its Capital Contributions);

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
          (d) next, to the Developer Member in payment of its Preferred Return on its Credited Cost Overrun Contributions until its Preferred Return Balance has been reduced to zero;

          (e) next, to the Developer Member in return of its Credited Cost Overrun Contributions until the Credited Cost Overrun Contribution Balance has been reduced to zero;

          (f) last, to the Members in accordance with their Residual Sharing Ratios.


                                   ARTICLE 9
                 CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS
                 ----------------------------------------------

   Section 9.1 [Reserved].

   Section 9.2 Capital Accounts.

          (a)  Establishment   and  Maintenance.   A  separate  capital  account
("Capital Account") will be maintained for each Member. The Capital Account of each Member will be determined and adjusted as follows:

               (1) Each Member's Capital Account will be credited with the Member's Capital Contributions, the Member's distributive share of Profits, any items in the nature of income or gain that are specially allocated to the Member under Sections 9.4(c) or 9.4(d) and the amount of any Company liabilities that are assumed by the Member or secured by any Company property distributed to the Member.

               (2) Each Member's Capital Account will be debited with the amount of cash and the Gross Asset Value of any Company property distributed to the Member under any provision of this Agreement, the Member's distributive share of Losses, any items in the nature of deduction or loss that are specially allocated to the Member under Section 9.4(c) or 9.4(d), and the amount of any liabilities of the Member assumed by the Company or which are secured by any property contributed by the Member to the Company.

               (3) If any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

          (b) Modifications by Manager. The provisions of this Section 9.2 and the other provisions of this Agreement relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the Code and the Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. The Manager may, with the consent of the Executive Committee, modify the manner in which the Capital Accounts are maintained under this Section 9.2 to comply with those provisions, as well as upon the occurrence of events that might otherwise cause this Agreement not to comply with those provisions; however, without the unanimous consent of all Members, the Manager may not make any modification to the way Capital Accounts are maintained if such modification would have the effect of changing the amount of distributions to which any Member would be entitled during the operation, or upon the liquidation, of the Company.

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

      Section 9.3 Adjustment of Gross Asset Value. "Gross Asset Value", with respect to any asset, is the adjusted basis of that asset for federal income tax purposes, except as follows:

        (a) The initial Gross Asset Value of any asset contributed (or deemed contributed under Code Sections 704(b) and 752 and the Regulations promulgated thereunder) by a Member to the Company will be the fair market value of the asset on the date of the contribution, as determined by the Executive Committee.

        (b) The Gross Asset Values of all Company assets will be adjusted to equal the respective fair market values of the assets, as determined by the Manager and the GECC Member, as of (1) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution, (2) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company if an adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company, and (3) the liquidation of the Company within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g).

        (c) The Gross Asset Value of any Company asset distributed to any Member will be the gross fair market value of the asset on the date of distribution.

        (d) The Gross Asset Values of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Code Section 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under Regulations Section 1.704-l(b)(2)(iv)(m), provided that Gross Asset Values will not be adjusted under this Section 9.3 to the extent that the Manager determines that an adjustment under Section 9.3(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this Section 9.3(d).

        (e) After the Gross Asset Value of any asset has been determined or adjusted under Section 9.3(a), 9.3(b) or 9.3(d), Gross Asset Value will be adjusted by the Depreciation taken into account with respect to the asset for purposes of computing Profits or Losses.

      Section 9.4 Profits, Losses and Distributive Shares of Tax Items.

        (a) Profits. Profits for any taxable year shall be allocated to the Members in the following manner:

          (1) first, to the Members in accordance with their Capital Sharing Ratios until the cumulative Profits allocated under this Section 9.4(a)(1) for the current and all prior taxable years are equal to the cumulative Losses allocated to the Members under Section 9.4(b)(6) for all prior taxable years;

          (2) next, to the Members until the cumulative Profits allocated under this Section 9.4(a)(2) for the current and all prior taxable years are equal to the cumulative Losses allocated to the Members under Section 9.4(b)(5) for all prior taxable years; provided that, in the event there are insufficient Profits to allocate the full amount required by this Section 9.4(a)(2), allocations of Profits shall be made hereunder pro rata among the Members in

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

accordance with each such Member's relative share of the full amount of allocations that would have been made hereunder if there were sufficient Profits therefor;

          (3) next, to the Members in accordance with their Capital Sharing Ratios until the GECC Member has received allocations of Profits under this
Section 9.4(a)(3) for the current taxable year sufficient to give the GECC Member a Capital Account balance such that, if such balance were distributed to such Member as of the end of such taxable year, such Member would have achieved a fourteen percent (14%) Internal Rate of Return on its Capital Contributions (including the return to the GECC Member of all such Capital Contributions), taking into account all prior distributions (other than repayment of principal and interest on Default Loans) made to the GECC Member under Section 8.2 and 10.2(c) hereof;

          (4) next, sixty percent (60%) to the GECC Member and forty percent (40%) to the Developer Member until the GECC Member has received allocations under this Section 9.4(a)(4) for the current taxable year sufficient to give such Member a Capital Account balance such that, if its Capital Account balance were distributed to such Member as of the end of such taxable year, such Member would have achieved a seventeen percent (17%) Internal Rate of Return on its Capital Contributions (including the return to the GECC Member of all such Capital Contributions), taking into account all prior distributions (other than repayments of principal and interest on Default Loans) made to the GECC Member under Section 8.2 and 10.2(c) hereof;

          (5) next, to the Developer Member until such Member has received cumulative allocations of Profits under this Section 9.4(a)(5) for the current and all prior taxable years equal to the cumulative allocations of Losses to such Member under Section 9.4(b)(3) for all prior taxable years;

          (6) next, to the Developer Member until the cumulative allocations of Profits under this Section 9.4(a)(6) for the current and all prior taxable years (net of the cumulative allocations of Losses to the Developer Member under Section 9.4(b) for all prior taxable years) are equal to the Preferred Return on its Credited Cost Overrun Contributions;

          (7) next, to the Members in accordance with their Residual Sharing Ratios.

        (b) Losses. After making the special allocations required by Sections 9.4(c) and 9.4(d), Losses for any taxable year shall be allocated to the Members in the following order of priority:

          (1) first, to the Members in accordance with their Residual Sharing Ratios, until the cumulative Losses allocated under this Section 9.4(b)(1) are equal to the excess, if any, of (x) the cumulative Profits allocated to each Member under Section 9.4(a)(7) for all prior taxable years over (y) the cumulative distributions of Available Cash to each such Member under Section 8.2(f) from the inception of the Company through the end of the current taxable year;

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

          (2) next, to the Developer Member until the cumulative Losses allocated under this Section 9.4(b)(2) are equal to the excess, if any, of (x) the cumulative Profits allocated to such Member under Section 9.4(a)(6) hereof for all prior taxable years over (y) the cumulative distributions of Available Cash to such Member under Section 8.2(e) from the inception of the Company through the end of the current taxable year;

          (3) next, to the Developer Member until the cumulative Losses allocated to such Member for the current and all prior taxable years (net of the cumulative allocations of Profits allocated under Section 9.4(a)(5) for all prior taxable years) are equal to the Credited Cost Overrun Contribution Balance of such Member as of the end of the current taxable year;

          (4) next, sixty percent (60%) to the GECC Member and forty percent (40%) to the Developer Member until the cumulative Losses allocated under this
Section 9.4(b)(4) for the current and all prior taxable years are equal to the excess, if any, of (x) the cumulative Profits allocated to each Member under
Section 9.4(a)(4) hereof for all prior taxable years over (y) the cumulative distributions of Available Cash to each such Member under Section 8.2(c) from the inception of the Company through the end of the current taxable year;

          (5) next, to the Members in accordance with their Capital Sharing Ratios until each Member's Adjusted Capital Account has been reduced to zero, and any Losses that would otherwise cause or increase a deficit balance in a Member's Adjusted Capital Account shall be allocated to the other Member until such other Member's Adjusted Capital Account has been reduced to zero;

          (6) next, any remaining Losses shall be allocated to the Members in accordance with their Capital Sharing Ratios.

        (c) Special Allocations. The following special allocations will be made in the following order and priority before allocations of Profits and Losses:

          (1) Company Minimum Gain Chargeback. If there is a net decrease in Company Minimum Gain during any taxable year or other period for which allocations are made, before any other allocation under this Agreement, each Member will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Company Minimum Gain during such year determined in accordance with Regulations Section 1.704-2(g)(2). The items to be allocated will be determined in accordance with Regulations Section 1.704-2(g). This Section 9.4(c)(1) is intended to comply with the Company Minimum Gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

          (2) Member Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Section 9.4 (other than Section 9.4(c)(1) which shall be applied first), if there is a net decrease in Member Nonrecourse Debt Minimum Gain with respect to a Member Nonrecourse Debt during any taxable year or other period for which allocations are made, any Member with a share of such Member Nonrecourse Debt Minimum

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

Gain (determined under Regulations Section 1.704-2(i)(5)) as of the beginning of the year will be specially allocated items of Company income and gain for that period (and, if necessary, subsequent periods) in an amount equal to such Member's share of the net decrease in the Member Nonrecourse Debt Minimum Gain during such year determined in accordance with Regulations Section 1.704-2(g)(2). The items to be so allocated will be determined in accordance with Regulations Section 1.704-2(g). This Section 9.4(c)(2) is intended to comply with the Member Nonrecourse Debt Minimum Gain chargeback requirements of the Regulations, will be interpreted consistently with the Regulations and will be subject to all exceptions provided therein.

          (3) Qualified Income Offset. A Member who unexpectedly receives any adjustment, allocation or distribution described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) or (6) will be specially allocated items of Company income and gain in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member, if any, as quickly as possible.

          (4) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated among the Members in proportion to their respective Capital Sharing Ratios in the Company.

          (5) Member Nonrecourse Deductions. Notwithstanding anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

          (6) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset under Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts under Regulations Section 1.704-l(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Regulations Section 1.704-1(b)(2(iv)(m).

          (d) Curative Allocations. The allocations set forth in Section 9.4(c) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-l(b) and 1.704-2. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, and deduction pursuant to this Section 9.4(d). Therefore, notwithstanding any other provision of this Section 9 (other than the Regulatory Allocations), the Manager shall make such offsetting special allocations in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 9.4(a) and (b). In exercising its discretion under this Section 9.4(d), the Manager shall take into account future

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

Regulatory Allocations under Sections 9.4(c)(1) and (2) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 9.4(c)(4) and (5).

          (e) Tax Allocations; Code Section 704(c). For federal, state and local income tax purposes, Company income, gain, loss, deduction or expense (or any item thereof) for each fiscal year shall be allocated to and among the Members to reflect the allocations made pursuant to the provisions of this Section 9.4 for such fiscal year. In accordance with Code Section 704(c) and the related Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, solely for tax purposes, will be allocated among the Members so as to take account of any variation between the adjusted basis to the Company of the property for federal income tax purposes and the initial Gross Asset Value of the property (computed in accordance with Section 9.3). If the Gross Asset Value of any Company asset is adjusted under
Section 9.3(b), subsequent allocations of income, gain, loss and deduction with respect to that asset will take account of any variation between the adjusted basis of the asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the related Regulations. Any elections or other decisions relating to allocations under this Section 9.4(e) will be made in any manner that the Manager determines reasonably reflects the purpose and intention of this Agreement. Allocations under this Section 9.4(e) are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

          (f) Members shall be bound by the provisions of this Section 9.4 in reporting their shares of Company income and loss for income tax purposes.

        Section 9.5 Tax Returns. The Manager will cause the Auditor, at the Company's expense, to prepare all federal, state and local tax returns for each year for which the returns are required to be filed for the Company and all Subsidiaries, including making the allocations required under Article 9 hereof. The Manager will use its reasonable efforts to cause returns for a Fiscal Year to be furnished to each Member for its review within fifty (50) days following the end of that Fiscal Year and to cause the returns to be finalized and filed within sixty (60) days following the end of that Fiscal Year. The Manager will file or cause to be filed with the appropriate taxing authorities requests for extensions of time for filing of tax returns to the extent required to be in compliance with any statute or regulation governing the timely filing of returns. The Manager will also cause to be provided to each Member, at the time the quarterly financial statements are required to be delivered pursuant to
Section 5.1(c) above, an estimate of each Member's share of all items of income, gain, loss, deduction and credit of the Company for federal income tax purposes for the calendar quarter just completed and for the Fiscal Year to date.

      Section 9.6 Tax Elections. The following elections shall be made on the appropriate returns of the Company:

          (a) to adopt the calendar year as the Company's fiscal year;

          (b) to adopt the accrual method of accounting and to keep the Company's books and records on the income-tax method;

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

          (c) if there is a  distribution  of Company  property as  described in section 734 of the Code or if there is a transfer of a Company interest as described in section 743 of the Code, upon written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties; and

          (d) to elect to amortize the organizational expenses of the Company ratably over a period of 60 months as permitted by section 709(b) of the Code.

No election shall be made by the Company or any Member to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state laws.

      Section 9.7 Tax Matters Member. The Member serving as Manager shall be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code; provided, however, if the GECC Member has removed the Developer Member as the initial Manager and appointed a non-Member Manager, then the GECC Member shall be the "tax matters partner" of the Company pursuant to Section 6231 (a)(7) of the Code. As tax matters partner, such Member shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. Such Member shall inform each other Member of all significant matters that may come to its attention in its capacity as tax matters partner by giving notice thereof within ten days after becoming aware thereof and, within such time, shall forward to each other Member copies of all significant written communications it may receive in such capacity. Such Member shall not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of the GECC Member. This provision is not intended to authorize such Member to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.

      Section 9.8 Allocations on Transfer of Interests. All items of income, gain, loss, deduction, and credit allocable to any interest in the Company that may have been transferred shall be allocated between the transferor and the transferee based upon that portion of the calendar year during which each was recognized as owning such interest, without regard to the results of Company operations during any particular portion of such calendar year and without regard to whether cash distributions were made to the transferee or the transferee during such calendar year; however, such allocation shall be made in accordance with a method permissible under section 706 of the Code and the Regulations thereunder.


                                   ARTICLE 10
             WITHDRAWAL, DISSOLUTION, LIQUIDATION, AND TERMINATION
             -----------------------------------------------------

      Section 10.1 Dissolution, Liquidation, and Termination Generally. The Company shall be dissolved upon the first to occur of any of the following:

          (a) The sale or disposition of all of the assets of the Company and the receipt, in cash, of all consideration therefor;

          (b) The determination of the Members to dissolve the Company; and

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

          (c) The occurrence of any event which, as a matter of law, requires that the Company be dissolved.

Notwithstanding the foregoing, if the Company is dissolved pursuant to Section 10.1(c) because an event described in Section 18-801(4) of the Act occurs with respect to a Member, then the other Member may elect to continue the Company business within 90 days after the Members have actual notice of such event, and, at the option of the electing Member, may admit a new Member to the Company with a Residual Sharing Ratio determined by the electing Member. The Residual Sharing Ratio of the electing Member then shall be reduced by the Residual Sharing Ratio allocated to the new Member.

      Section 10.2 Liquidation and Termination. Upon dissolution of the Company, unless it is continued as provided above, the Manager shall act as liquidator or may appoint one or more other Persons as liquidator; however, if the Company is dissolved because of an event occurring with respect to the Manager, the liquidator shall be one or more Persons selected in writing by the other Member. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein. The costs of liquidation shall be a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Manager hereunder. The steps to be accomplished by the liquidator are as follows:

          (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by the Auditor of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

          (b) the liquidator shall pay all of the debts and liabilities of the Company (other than the Default Loans, if any) or otherwise make adequate provision therefor (including the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

          (c) all remaining assets of the Company shall be distributed to the Members as provided in Section 8.2 hereof.

In connection with such liquidation or termination, the liquidator may sell any or all Company property and the sum of (A) any resulting gain or loss from each sale plus (B) the fair market value of such property that has not been sold shall be determined and (notwithstanding the provisions of Article 9) income, gain, loss, and deduction inherent in such property (that has not been reflected in the Capital Accounts previously) shall be allocated among the Members to the extent possible to cause the Capital Account balance of each Member to equal the amount distributable to such Member under Section 10.2(c) hereof.

      Section 10.3 Deficit Capital Accounts. No Member shall be required to pay to the Company, to any other Member or to any third party any deficit balance which may exist from time to time in the Member's Capital Account.

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

      Section 10.4 Cancellation of Certificate. On completion of the distribution of Company assets, the Member (or such other person as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.4, and take such other actions as may be necessary to terminate the existence of the Company.


                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS
                            ------------------------

      Section 11.1 Notices. All notices provided for or permitted to be given pursuant to this Agreement must be in writing and shall be given or served by
(a) depositing the same in the United States mail addressed to the party to be notified, postpaid and certified with return receipt requested, (b) by delivering such notice in person to such party, or (c) by prepaid telegram, telex, or telecopy. All notices are to be sent to or made at the addresses set forth on the signature pages hereto. All notices given in accordance with this Agreement shall be effective upon delivery at the address of the addressee. By giving written notice thereof, each Member shall have the right from time to time to change its address pursuant hereto. Copies of all such notices shall be sent to each member and alternate member of the Executive Committee at their respective addresses maintained with the Company.

      Section 11.2 Governing Law. This Agreement and the obligations of the Members hereunder shall be construed and enforced in accordance with the laws of the State of Delaware, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country.

      Section 11.3 Entireties; Amendments. This Agreement and its exhibits constitute the entire agreement between the Members relative to the formation of the Company. Except as otherwise provided herein, no amendments to this Agreement shall be binding upon any Member unless set forth in a document duly executed by such Member.

      Section 11.4 Waiver. No consent or waiver, express or implied, by any Member of any breach or default by any other Member in the performance by the other Member of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Member of the same or any other obligation hereunder. Failure on the part of any Member to complain of any act or to declare any other Member in default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder.

      Section 11.5 Severability. If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, and such invalidity or unenforceability does not destroy the basis of the bargain between the parties, then the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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

      Section 11.6 Ownership of Property and Right of Partition. A Member's interest in the Company shall be personal property for all purposes. No Member shall have any right to partition the property or other assets owned by the Company.

      Section 11.7 Captions, References. Pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations and associations of every kind and character, and the singular shall include the plural wherever and as often as may be appropriate. Article and Section headings are for convenience of reference and shall not affect the construction or interpretation of this Agreement. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular Section or provision, unless the context specifically indicates to the contrary. Whenever the words "include" and "including" are used herein, they shall be construed to mean "including, without limitation". Any reference to a particular "Article" or a "Section" shall be construed as referring to the indicated article or Section of this Agreement unless the context indicates to the contrary.

      Section 11.8 Involvement of Members in Certain Proceedings.

          (a) Should any Member become involved in legal proceedings unrelated to the Company's business in which the Company is required to provide books, records, an accounting, or other information, then such Member shall indemnify the Company from all expenses incurred in conjunction therewith.

          (b) If the GECC Member brings an action on behalf of the Company or one or more of its Subsidiaries to enforce an agreement against the Developer Member or one of its Affiliates pursuant to Section 4.2(a) or 4.11(b) hereof, or if the Developer Member brings an action on behalf of the Company or one or more of its Subsidiaries to enforce a loan agreement against GECC pursuant to Section
7.4 hereof, and in either such case, the Company or one or more of its Subsidiaries is not the prevailing party, then the GECC Member, in the case of an action against the Developer Member or one of its Affiliates, or the Developer Member, in the case of an action against GECC, shall indemnify the Company from any and all reasonable costs and expenses, including court costs and reasonable attorneys' fees, incurred by the Company or one or more of its Subsidiaries in connection with any such enforcement action.

      Section 11.9 Interest. No amount charged as interest on loans hereunder shall exceed the maximum rate from time to time allowed by applicable law.

      Section 11.10 Right to Bring Action. A Member may bring an action in the right of the Company as provided elsewhere in this Agreement or if the Manager or the Executive Committee has refused to bring an action upon the request of the Member, and each Member on behalf of itself and the Company hereby waives any requirement of the Act to plead with particularity the effort of such Member to secure initiation of the action by the Manager or the Executive Committee. In such event, it shall be sufficient that the Member bringing the derivative action has made demand on the Manager and the Executive Committee and no such action has been filed within thirty (30) days after such demand was made.

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

      Section 11.11 Cumulative Remedies. Except as otherwise expressly provided in this Agreement, the rights and remedies granted to the Members are in addition to any other rights and remedies granted or available to the Members at law or in equity by reason of the default of the other Member, all of which rights and remedies are specifically reserved by the Members. The failure to exercise any one of the rights and remedies herein provided shall not constitute a waiver thereof, nor, except as otherwise expressly provided in this Agreement, shall the exercise of any of the rights and remedies hereby provided prevent the subsequent or concurrent resort to any other right or remedy. Notwithstanding any of the foregoing, no Member shall be entitled to seek or obtain consequential or punitive damages for any breach of this Agreement by the other Member.

      Section 11.12 Jurisdiction.

          (a) Subject always to Section 11.13 hereof, each Member hereby (i) submits to personal jurisdiction in the State of Delaware for the enforcement of this Agreement and (ii) waives any and all personal rights under the law of any state or country to object to jurisdiction within the State of Delaware for the purposes of litigation to enforce this Agreement.

          (b) Subject always to Section 11.13 hereof, in the event that any such litigation is commenced, each Member agrees that service of process may be made and personal jurisdiction over such party may be obtained by the serving of a copy of the summons and complaint upon such party's appointed agent for service of process in the State of Delaware. As of the Effective Date, the names and addresses of the appointed agents for service of process for each Member are as follows: (i) with respect to the Developer Member, Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and with respect to the GECC Member, Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Upon thirty (30) calendar days' prior written notice to the other Member, a Member may change its appointed agent if the replacement agent is located in the State of Delaware. In the event of a Transfer which is permitted under this Agreement, the transferee shall, at the time of its admission as a Member, designate an agent for service of process within the State of Delaware as contemplated by this Section 11.12.

          (c) Subject always to Section 11.13 hereof, nothing contained herein, however, shall prevent a Member from bringing any action or exercising any rights against any other Member within any other state. Initiating such proceedings shall in no event constitute a waiver of the agreement contained herein that the law of the State of Delaware shall govern the rights and obligations of the parties hereunder or the submission herein made by each Member to personal jurisdiction within the State of Delaware. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the laws of the State of Delaware.

      Section 11.13 Arbitration. Any controversy, claim, or dispute arising out of or relating to this Agreement, including any alleged breach or threatened breach of the provisions contained in this Agreement, will, upon demand of a party to the controversy, claim, or dispute, be resolved by arbitration held in Atlanta, Georgia, and administered by the AAA in accordance with the

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Commercial  Arbitration Rules of the AAA and, to the maximum extent  applicable, pursuant to the Federal Arbitration Act, 9 U.S.C. 1 et seq.; provided, however, no disagreement as to a matter within the authority of the Executive Committee shall be subject to arbitration under this Section 11.13, and any such disagreement shall remain unresolved unless and until resolved by agreement of the Executive Committee. An award rendered in any such proceeding shall be final, binding, and non-appealable, and judgment thereon may be entered in any court having competent jurisdiction. With respect to a controversy, claim or dispute in which the claim or amount in controversy does not exceed $100,000, a single arbitrator will be impaneled, who will have authority to render a maximum award of $100,000, including all damages of any kind and costs, fees, interest and the like. With respect to a controversy, claim or dispute in which the claim or amount in controversy exceeds $100,000, the dispute will be decided by a majority vote of three arbitrators. Subject to the limitations contained in this Agreement, the arbitrators may grant any remedy or relief they deem just and equitable, including any provisional and injunctive remedies available at law or in equity (in which case the party receiving such relief may apply to the court of competent jurisdiction for enforcement of such provisional or injunctive order, without prejudice to the continued arbitration of the matter); provided, however, that the AAA may, upon the demand of any party to the controversy, claim, or dispute, administratively appoint a single "provisional relief" arbitrator on an expedited basis to consider any request for, and grant, such provisional or injunctive remedy; and provided further, that the arbitrators shall award reasonable attorneys' fees and expenses to the prevailing party. The arbitrators will resolve all disputes in accordance with the laws of the State of Delaware. The arbitrators will be knowledgeable in the subject matter of the dispute. The arbitrators will make specific, written findings of fact and conclusions of law. The arbitrators' findings of fact will be binding on all parties and will not be subject to further review.


                                   ARTICLE 12
                                BUY-SELL OPTION
                                ---------------

    Section 12.1 Exercise. At any time there exists a Major Dispute, in which case either Member may be an initiating party, or at any time a Removal Event has occurred or exists with respect to the Developer Member, in which case only the GECC Member may be the initiating party, or in the event of an Unpermitted Transfer, in which case only the non-transferring Member may be the initiating party, or at any time there should exist or occur a Project Capital Contribution Default or an Additional Capital Contribution Default Event, in which case only the non-defaulting Member may be the initiating party, or at any time the Buy-Sell Option is exercised under the Other Company LLC Agreement, in which case only the Member exercising the Buy-Sell Option under the Other Company LLC Agreement may be the initiating party of the Buy-Sell Option under this Agreement, then the Member which is permitted to be the initiating party under this Section 12.1, may exercise its right to initiate the provisions of this
Article 12 (the "Buy-Sell Option"). The Member desiring to exercise the Buy-Sell Option (the "Offeror") shall do so by giving notice (the "Initiating Notice") to the other Member (the "Offeree") setting forth a statement of intent to invoke its rights under this Article 12, stating therein the aggregate dollar amount (the "Valuation Amount") which the Offeror would be willing to pay for the assets of the Company as of the Closing Date (defined below) free and clear of all liabilities (other than any and all Default Loans), and setting forth all oral or written offers and inquiries received by the Offeror during the previous 12-month period relating to the financing,

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

disposition or leasing of any Company property (including proposals for the formation of a new entity for the ownership and operation of the Projects). After receipt of such notice the Offeree shall elect either to (1) sell its entire Membership Interest to the Offeror for an amount equal to the amount the Offeree would have been entitled to receive if the Company had sold its assets for the Valuation Amount on the Closing Date and the Company had immediately paid all Company liabilities (including any and all Default Loans) and Imputed Closing Costs and distributed the net proceeds of sale to the Members in satisfaction of their interests in the Company pursuant to Section 10.2, or (2) purchase the entire Membership Interest of the Offeror for an amount equal to the amount the Offeror would have been entitled to receive if the Company had sold all of its assets for the Valuation Amount on the Closing Date and the Company had immediately paid all Company liabilities (including any and all Default Loans) and Imputed Closing Costs and distributed the net proceeds of the sale to the Members in satisfaction of their interests in the Company pursuant to Section 10.2 (including repayment of any and all Default Loans held by the selling Member to the extent of available proceeds). If the Buy-Sell Option is exercised following the existence of a Major Dispute or an Unpermitted Transfer, then the Offeree shall have 90 days after the giving of the Offeror's notice in which to exercise either of its options by giving written notice to the Offeror; provided, however, if the Offeree elects to buy the Offeror's entire Membership Interest, such election shall be deemed made subject to the Offeree's ability to obtain financing on terms reasonably acceptable to the Offeree and the Offeree shall pursue such financing diligently and in good faith. If the Buy-Sell Option is exercised in any other event, then the Offeree shall have 30 days after the giving of the Offeror's notice in which to exercise either of its options by giving written notice to the Offeror but any election to buy the Offeror's Membership Interest shall not be made subject to the Offeree's ability to obtain financing. If the Offeree does not elect to acquire the Offeror's Membership Interest within the applicable time period, the Offeree shall be deemed to have elected to sell its interest to the Offeror. Within one hundred-sixty (160) days after the Initiating Notice (unless the election to buy has been sooner rescinded as hereafter provided), in the event the Buy-Sell Option is exercised following a Major Dispute or an Unpermitted Transfer, or within three (3) Business Days after an election has been made under this Section 12.1 (whether deemed or otherwise), in the event the Buy-Sell Option is exercised in any other case, the acquiring Member shall deposit with the selling Member an earnest money deposit in an amount equal to five percent (5%) of the amount the selling Member is entitled to receive for its Membership Interest under this Section 12.1, which deposit will be applied to the purchase price at Closing. If the Offeree's election to buy the Offeror's Membership Interest has been deemed made subject to its ability to obtain financing as provided above, then (a) the Offeree shall rescind its election to buy at such time as the Offeree determines that such financing is unavailable on terms reasonably acceptable to the Offeree, but in no event later than one hundred-sixty (160) days after the Initiating Notice (the Offeree's failure so to rescind being a waiver of the financing condition and any right so to rescind), and thereafter (b) either (i) in the case of the exercise of the Buy-Sell Option following an Unpermitted Transfer, the Offeror shall have the option (but shall not be obligated), such option to be exercised within thirty (30) days after the Offeree's recission of its election to purchase, or (ii) in the case of an exercise of the Buy-Sell Option following the existence of a Major Dispute, the Offeror shall have the obligation, to buy the Offeree's Membership Interest on the terms set forth above, including the required earnest money deposit, any such Closing to occur not later than two hundred ten (2l0) days after the Initiating Notice.

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
    Section 12.2  Closing.  The closing of an  acquisition  pursuant to Sections
12.1 through 12.3 shall be held at the principal place of business of the Company on a mutually acceptable date (the "Closing Date") not later than 180 days after the Initiating Notice, in the event the Buy-Sell Option is exercised following the existence of a Major Dispute or an Unpermitted Transfer or 120 days after the Initiating Notice in any other event. At the Closing of the disposition and acquisition of such interests the following shall occur:

          (a) The selling Member shall assign to the acquiring Member or its designee the selling Member's Membership Interest in accordance with the instructions of the acquiring Member, and shall execute and deliver to the acquiring Member or its designee all documents which may be reasonably required to give effect to the disposition and acquisition of such interests, in each case free and clear of all liens, claims, and encumbrances, with covenants of general warranty;

          (b) If the selling Member holds any Default Loans as of the Closing Date, then such Default Loans shall be assigned, without recourse and without warranty to the acquiring Member or its designee and the selling Member shall execute and deliver to the acquiring Member or its designee all documents which may be reasonably required to give effect to such assignment (for the avoidance of doubt, the assignment of any such Default Loans by the selling Member to the acquiring Member or its designee shall in no way affect the purchase price due the selling Member in accordance with this Article 12 which will be determined, in part, by the amount of any Default Loans held by the selling Member immediately prior to the assignment thereof in accordance with this Subsection 12.2(b)); and

          (c) The acquiring Member shall pay to the selling Member the consideration therefor in cash.

   Section 12.3 Default.

          (a) If the acquiring Member should default in its obligation to buy in accordance with this Article 12, the selling Member shall exercise one of the following alternative remedies within thirty (30) days after the acquiring Member's default as the selling Member's sole and exclusive remedy for such default:

               (1) The selling Member shall purchase the acquiring Member's Membership Interest on the terms set forth above, such closing to occur not later than two hundred-ten (210) days after the Initiating Notice; or

               (2) The selling Member shall retain the earnest money deposit as full liquidated damages for such default of the acquiring Member, the Members hereby acknowledging and agreeing that it is impossible to more precisely estimate the damages to be suffered by the selling Member upon the acquiring Member's default and the Members acknowledge and agree that the earnest money deposit which may be retained by the selling Member is intended not as a penalty, but as full liquidated damages for such default of the acquiring Member. In the event the acquiring Member failed to make its earnest money deposit as required in Section 12.1 hereof and the selling Member has elected its remedy under this Section 12.3(b), then the selling Member shall have the right to recover an award or judgment

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

against the acquiring Member in the amount of such required earnest money deposit, together with its reasonable attorneys' fee and costs incurred in obtaining such award or judgment.

          (b) If the selling Member should default in its obligation to sell in accordance with this Article 12, the acquiring Member shall exercise one of the following alternative remedies within thirty (30) days after the selling Member's default as the acquiring Member's sole and exclusive remedy for such default:

               (1) The acquiring Member shall be entitled to demand and receive a return of its earnest money deposit previously deposited with the selling Member; or

               (2) The acquiring Member shall be entitled to seek specific performance of the selling Member's obligations under this Article 12, the Members' expressly agreeing that the remedy at law for breach of the obligations of the selling Member set forth in this Article 12 is inadequate in view of (A) the complexities and uncertainties in measuring the actual damage to be sustained by the acquiring Member on account of the default of the selling Member, and (B) the uniqueness of the Company business and the Members' relationships.

    Section 12.4 Payment of Debts. If, at the Closing Date, the selling Member has any outstanding debts to the Company or the acquiring Member relating to the Company, all proceeds of the purchase price due the selling Member for its Membership Interest will be paid to the Company or the acquiring Member (pro rata in accordance with the amounts owed by the selling Member to each) for and on behalf of the selling Member until all the debts will have been paid and discharged in full.

    Section 12.5 Payment of Loans Held by GECC. If the Developer Member is the acquiring Member under this Article 12 and if on the Closing Date under this
Article 12 the Company or any Subsidiary is then indebted to GECC, then, as a condition to closing under this Article 12, all such loans then held by GECC will be modified to provide that, at the option of the holder thereof, any or all such loans will become due and payable, if not sooner due, on that date which is 18 months after the Closing Date.

    Section 12.6 Release of Capital Contribution Obligations. At the time of closing pursuant to this Article 12, each selling Member will be released from any further obligation to make Capital Contributions to the Company.

    Section 12.7 Offset. The acquiring Member will be entitled to deduct from the amounts otherwise payable to the selling Member any and all amounts owed to the acquiring Member, including damages owed by reason of any default, to the extent agreed by the parties or to the extent such damages have been reduced to an arbitration award or a final nonappealable judgment, as applicable.

    Section 12.8 Minimum Purchase Price. Notwithstanding anything to the contrary contained in this Agreement, in no event will the purchase price paid for a Membership Interest pursuant to this Article 12 be less than zero.

    Section 12.9 Operations in Pre-Closing Period. From the date the Initiating Notice is given until the date the closing occurs under this Article 12 or, if earlier, the date on which the

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

Members agree not to proceed with such closing, the Company will continue to be operated in the ordinary course, as if the closing were not going to occur, the Members, the Manager and the Executive Committee will continue to have all power and authority granted in this Agreement (including the power to make distributions), and the Members will exercise their power and authority in good faith and without regard to the fact that such closing may occur; provided, however, that, without the approval of both Members (i) no Pursuit Costs may be incurred during such period with respect to any Target or Project for which the Final Presentation has not been approved by the Executive Committee at the beginning of such period, (ii) the Manager will not submit any additional Targets to the Executive Committee for approval, (iii) any and all distributions received by the selling Member from the Company during such period representing distributions of Capital Proceeds shall be credited against and reduce the price otherwise payable to the selling Member for its Membership Interest and any Project Capital Contributions made by the selling Member to the Company during such period and a return thereon at seventeen percent (17%) per annum shall be added to and increase the price otherwise payable to the selling Member for its Membership Interest, and (iv) neither the Company nor any Subsidiary shall enter into any contracts or agreements, or otherwise agree, to sell or otherwise dispose of any of the Projects; however, the Company and each Subsidiary shall be authorized to consummate any transactions which were the subject of binding contractual obligations entered into prior to the commencement of such period.

    Section 12.10 Suspension of Rights Under Articles 13 and 14. Notwithstanding anything to the contrary contained in this Agreement, at any time a Member has exercised the Buy-Sell Option in accordance with this Article 12, then the Members' respective rights under Articles 13 and 14 shall not be exercised unless and until the initiation of the Buy-Sell Option is withdrawn or rescinded by the Offeror or unless and until the occurrence of a breach or default with respect to the Buy-Sell Option by the acquiring Member.

    Section 12.11 Changes in Distribution Rights. In the event following the exercise by a Member of the Buy-Sell Option, a Member's right to distributions of Available Cash are modified as provided elsewhere in this Agreement, then the amount due the selling Member on the Closing Date shall be determined in accordance with such modified distribution rights set forth in Schedule 6.3(b) hereto.


                                   ARTICLE 13
                      REQUIRED SALE; RIGHT OF FIRST OFFER
                      -----------------------------------

    Section 13.1 Offers. Subject always to Section 13.3 hereof, if at any time and from time to time following a Project's Permitted Sale Date, either Member desires to offer a Project or a group of Projects (all of whose respective Permitted Sale Dates have previously occurred) then owned by the Company or its Subsidiaries for sale on specified terms (including the sales price, method of payment, anticipated closing date measured from the date of any to-be-executed contract, and in the case of a group of Projects, whether such Projects would be sold in a single transaction or in a series of transactions), or receives from a third-party purchaser not Affiliated with such Member a bona fide written cash offer (i.e., not seller financed) for the purchase of such Project or Projects on terms which such Member desires for the Company to accept (such specified terms or bona fide offer being herein called the "Offer"), then the Member desiring to

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

make or accept the Offer (the "Initiating Member") shall provide notice of the terms of such Offer (the "Sale Notice") to the other Member (the Non-Initiating Member"). Any Offer must be in an amount at least equal to the amount of all indebtedness secured by the Projects which are offered to be sold. A Member's rights under this Section 13.1 may be exercised (1) on a Project by Project basis, or (2) with respect to any number of Projects so long as the Projects covered by the Offer do not represent all or substantially of the Projects then owned by the Company. Additionally, Developer Member may not exercise this right if a Removal Event has occurred with respect to it.

    Section 13.2 Response. The Non-Initiating Member shall have 15 Business Days from the date of the Sale Notice (the "Response Period") to provide notice to the Initiating Member of its willingness or unwillingness to make or accept the Offer; failure to deliver such notice shall constitute an election to sell the Project or Projects on the terms of the Offer.

          (a) Offer Unacceptable. If the Non-Initiating Member does not desire for the Company to make or accept the Offer, the Initiating Member may elect to sell such Project or Projects to the Non-Initiating Member, in which case the Non-Initiating Member shall purchase, the Project or Projects covered by such Offer on the terms set forth in the Offer. The Initiating Member must exercise this option, if at all, by delivering written notice thereof to the
Non-Initiating Member within ten (10) Business Days after the end of the Response Period. Closing shall take place on or before the date as specified in the Sale Notice, but if the Non-Initiating Member is purchasing the Project or Projects in accordance with the first sentence of this Section 13.2(a), then the Non-Initiating Member shall have until 120 days after the Sale Notice in which to close. If the Initiating Member or the Non-Initiating Member defaults at closing, the non-defaulting party shall have the right to bring suit for damages, for specific performance, or exercise any other remedy available at law or in equity. Upon payment at closing, the Company and the Non-Initiating Member shall execute and deliver all documents reasonably required to transfer the Project or Projects being sold.

          (b) Offer Acceptable. If the Non-Initiating Member consents to the Company selling the Project or Projects on the terms of the Offer, then the Initiating Member shall be permitted to sell the Projects on behalf of the Company for cash at a price not less than 95% of the price set forth in the Offer and substantially on the other terms and conditions set forth in the Offer for a period of up to 180 days following the expiration of the Response Period. If the Initiating Member obtains a bona fide third party contract to sell the Projects for cash at a price not less than 95% of the price set forth in the Offer and substantially on the other terms and conditions set forth in the Offer within such 180-day period, the Initiating Member shall have an additional period of 60 days after the date of such contract (that is, within 240 days after the Sale Notice) in which to consummate the sale. If after having received the consent of the Non-Initiating Member to the sale of the Project or Projects substantially on the terms of the Offer, the Initiating Member is unable to obtain a bona fide contract to sell the Projects for cash at a price not less than 95% of the price set forth in the Offer and substantially on the other terms and conditions set forth in the Offer within such 180-day period, or if after having obtained such bona fide contract, the Initiating Member is unable to consummate such sale within 240 days after the Sale Notice, then the Initiating Member must again submit an Offer to the Non-Initiating Member under the terms of this Article 13 before it may sell any Project or Projects pursuant to this Article 13.

          (c) Further Right of First Refusal. If the Initiating Member obtains a bona fide third party offer to purchase the Projects within the 180-day period after the Sale Notice at a price and on other terms and conditions that the Initiating Member desires to accept but the purchase price is less than 95% of the price set forth in the Offer or otherwise does not substantially conform to the terms and conditions set forth in the Offer (a "Nonconforming Offer"), the Initiating Member shall provide the Non-Initiating Member with a copy of the Nonconforming Offer and the Non-Initiating Member shall have the option to purchase such Project or Projects covered by the Nonconforming Offer from the Company at the price and on the other terms and conditions set forth in the Nonconforming Offer, including the closing date. The Non-Initiating Member must exercise this option, if at all, by delivering written notice thereof to the Initiating Member within 20 days after the Non-Initiating Member's receipt of the Nonconforming Offer. Closing shall take place on or before the date as specified in the Nonconforming Offer. Failure of the Non-Initiating Member to exercise such option within such 20 period shall be deemed a waiver of such option to purchase and a consent to the Company's sale of the Project or Projects to such third-party at the price and on the other terms and conditions set forth in the Nonconforming Offer. If the Non-Initiating Member defaults at closing, the Initiating Member shall have the right to bring suit for damages, for specific performance, or exercise any other remedy available at law or in equity. Upon payment at closing, the Company and the Non-Initiating Member shall execute and deliver all documents reasonably required to transfer the Project or Projects being sold.

          (d) Sale By the Company. In the event of a purchase of the Project or Projects by the Non-Initiating Member in accordance with this Article 13 or in the event of the sale of the Project or Projects to a third party in accordance with this Article 13, the sale will be treated as a sale by the Company (or its Subsidiaries), and the Available Cash resulting therefrom shall be distributed accordingly. At the request of either Member and so long as the same can be accomplished at no additional cost, expense or delay to the Company and so long as the Company or a Subsidiary is not required to take title to any exchange property, the Members will give fair consideration to, but will be under no obligation to implement, any structure proposed by the requesting member for disposing of any such Project or Projects in a manner that permits the requesting Member to report its share of the sales proceeds as a tax-free exchange under Section 1031 of the Code.

    Section 13.3 REIT Limitation. Prior to the fifth (5th) anniversary of the Effective Date, a Member's rights to effect a sale of a Project or Projects pursuant to this Article 13 shall not be exercised if nationally recognized tax counsel to SUSA reasonably determines in a written opinion addressed to the Company (a copy of which must be delivered to the GECC Member at or prior to the end of the Response Period) that the sale of such Project or Projects on the terms set forth in the Sale Notice by the Company or a Subsidiary would create a material risk that SUSA would incur taxes under Section 857(b)(6) of the Code (determined as if the Company were the sole investment of the Developer Member and SUSA). Notwithstanding anything in this Section to the contrary, if the opinion contemplated in the first sentence of this Section is not timely delivered or in any event after the fifth (5th) anniversary of the Effective Date, the restriction in the preceding sentence shall no longer be applicable and a Member may exercise its rights under this Article 13 without regard to the impact of such sale or sales on the tax liability of the Developer Member or SUSA.

      Section 13.4 No Suspension of Rights Under Articles 12 and 14. Notwithstanding anything to the contrary contained in this Agreement, a Member's exercise of its rights under this Article 13 shall not affect or prevent a Member's exercise of its rights under Article 12 or 14 hereof but any such exercise of rights shall be subject to the sale of any Project or Projects in accordance with this Article 13.


                                   ARTICLE 14
                                MARKETING RIGHT
                                ---------------

    Section 14.1 Marketing Right. Subject always to Section 14.6 hereof, at any time there exists a Major Dispute, in which case either Member may be an initiating party, or at any time after the Commitment Termination Date, in which case either Member may be an initiating party, or in the event Bankruptcy shall occur or exist with respect to a Member (or in the case of the Developer Member,
SUSA) in which case the other Member may be the initiating party, or at any time a Removal Event has occurred or exists with respect to the Developer Member, in which case only the GECC Member may be the initiating party, or in the event of an Unpermitted Transfer, in which case only the non-transferring Member may be the initiating party, or at any time there should exist a Project Capital Contribution Default or an Additional Capital Contribution Default Event, in which case only the non-defaulting Member may be the initiating party, or at any time the Marketing Right is exercised under the Other Company LLC Agreement, in which case only the Member exercising the Marketing Right under the Other Company LLC Agreement may be the initiating party of the Marketing Right under this Agreement, then the Member which is permitted to be the initiating party under this Section 14.1, may exercise its right to initiate the provisions of this Article 14 (the "Marketing Right"). The Member desiring to exercise the Marketing Right (the "Moving Member") shall do so by giving notice (the "Marketing Notice") to the other Member setting forth a statement of intent to invoke its rights under this Article 14 and stating therein (i) the names of three (3) nationally recognized investment banking firms or real estate investment brokers, not an Affiliate of the Moving Member, selected from the list of such firms attached hereto as Schedule 14.1 (as such list may be amended from time to time as hereinafter provided), which the Moving Member proposes to retain on behalf of the Company to manage and oversee the sale of all or substantially all of the Projects then owned by the Company and its Subsidiaries, together with a copy of each such firm's proposal describing the services to be undertaken by such firm and the compensation that would be payable to such firm in connection with any such transaction, and (ii) the material terms on which such sale would be effected (including a sales price, method of payment, anticipated closing date measured from the date of any to-be-executed contracts, and whether the Project would be offered for sale as an entirety in a single portfolio or in selected portfolios. Within thirty (30) days after its receipt of the Marketing Notice, the other Member will select one of the investment banking firms or investment brokers named in the Marketing Notice as the firm (the "Marketing Firm") which will be retained by the Company to manage and oversee the sale of substantially all of the Projects then owned by the Company and its Subsidiaries. If the other Member fails to select one of such firms within such thirty (30) day period, then the Moving Member shall have the right to select the Marketing Firm from the list of such firms set forth in the Marketing Notice. The Marketing Firm thus selected shall proceed to value all of the Projects then owned by the Company and its Subsidiaries and shall offer them for sale in accordance with the Marketing Notice at a fair market price and on such other terms and conditions as the Marketing Firm shall deem consistent with then market practices. After advising the Executive Committee concerning any offer or offers received by it, the Marketing Firm may accept such offer or offers as it may have received for the sale and purchase of substantially all of the Projects, all on such terms and conditions as the Marketing Firm shall deem appropriate. The Manager and, to the extent required, both Members shall execute such documents as may be required to effect the sale and disposition of the Projects at the price and on the other terms and conditions approved by the Marketing Firm.

    Section 14.2 Right of Either Member to Bid. Both Members will have the right to bid for and purchase the Projects so offered for sale by the Marketing Firm on the same terms and conditions as potential third-party purchasers.

    Section 14.3 Sale By the Company. In the event of a sale of the Projects in accordance with this Article 14, the sale will be treated as a sale by the Company (or its Subsidiaries), and the Available Cash resulting therefrom shall be distributed accordingly. Any sale or other disposition of assets in accordance with this Article 14 may be affected as a sale of the Projects by the Subsidiaries or as a sale by the Company of its interests in the Subsidiaries, or any combination thereof. Any and all costs and expenses, including the fees and expenses of the Marketing Firm, incurred by the Company in connection with the sale or sales of assets pursuant to this Article 14 shall be paid by the Company.

    Section 14.4 Changes to Schedule 14.1. At any time and from time to time the Executive Committee, by unanimous action, may amend the list of firms and brokers set forth on Schedule 14.1 hereto by adding additional firms or brokers or by removing any such firms or brokers.

    Section 14.5 Operations in Pre-Closing Period. From the date the Marketing Notice is given until the date the last closing occurs under this Article 14 or, if earlier, the date on which the Members agree not to proceed with any such transaction pursuant to this Article 14, the Company will continue to be operated in the ordinary course, as if the closing or closings were not going to occur, the Members, the Manager and the Executive Committee will continue to have all power and authority granted in this Agreement (including the power to make distributions) and the Members will exercise their power and authority in good faith and without regard to the fact that such transaction or transactions may occur; provided, however, that, without the approval of both Members, (i) no Pursuit Costs may be incurred during such period with respect to any such Target or Project for which the Final Presentation has not been approved by the Executive Committee at the beginning of such period, (ii) the Manager will not submit any additional Targets to the Executive Committee for approval, and (iii) neither the Company nor any Subsidiary shall enter into any contract or agreements, or otherwise agree, to sell or otherwise dispose of any of the Projects except pursuant to this Article 14; however, the Company and each Subsidiary shall be authorized to consummate any transactions which were the subject of binding contractual obligations entered into prior to the commencement of such period.

    Section 14.6 REIT Limitation. Prior to the fifth (5th) anniversary of the Effective Date, a Member's rights to exercise the Marketing Right pursuant to this Article 14 shall not be exercised if nationally recognized tax counsel to SUSA reasonably determines in a written opinion addressed to the Company (a copy of which must be delivered to the GECC Member within thirty (30) days after the Marketing Notice) that the consummation of the sale of substantially all of the Projects then owned, directly or indirectly, by the Company on the terms set forth in the Marketing Notice would create a material risk that SUSA would incur taxes under Section 857(b)(6) of the Code (determined as if the Company were the sole investment of the Developer Member and SUSA). Notwithstanding anything in this Section 14.6 to the contrary, if the opinion contemplated in the first sentence of this Section is not timely delivered or if at any time Bankruptcy should occur or exist with respect to the Developer Member or SUSA or in any event after the fifth (5th) anniversary of the Effective Date, the restriction in the preceding sentence shall no longer be applicable and a Member may exercise its rights under this Article 14 without regard to the impact of such sale or sales on the tax liability of the Developer Member or SUSA.

    Section 14.7 Suspension of Rights Under Articles 12 and 13. Notwithstanding anything to the contrary contained in this Agreement, at any time a Member has exercised the Marketing Right under this Article 14, then the Members' respective rights under Articles 12 and 13 shall not be exercised unless and until the initiation of the Marketing Right in accordance with this Article 14 is withdrawn or rescinded by the Moving Member or unless and until the transaction provided for under this Article 14 has been concluded.

    Section 14.8 Changes in Distribution Rights. In the event following the exercise by a Member of the Marketing Right, a Member's right to distributions of Available Cash are modified as provided elsewhere in this Agreement, then the amounts due the Members on the Closing Date shall be determined in accordance with such modified distribution rights set forth in Schedule 6.3(b) hereto.


                                   ARTICLE 15
                             SPECIAL PURCHASE RIGHT
                             ----------------------

    In addition to all other rights and remedies available to the Electing Member under this Agreement or the Other Company LLC Agreement, at law, in equity or otherwise, upon the occurrence or existence of Cause with respect to the Developer Member under this Agreement or under the Other Company LLC Agreement (in which case the Developer Member shall be a "Special Defaulting Member") or in the event of a Project Capital Contribution Default by either Member under this Agreement or under the Other Company LLC Agreement (in which case such Member shall be a "Special Defaulting Member"), then the other Member (the "Electing Member") may, by delivering written notice thereof to the Special Defaulting Member, at any time thereafter elect to purchase the Membership Interest of the Special Defaulting Member in the Company and the Other Company for a purchase price equal to the difference between (A) the lesser of (i) the fair market value of the Special Defaulting Member's Membership Interest in the Company and the Other Company taking into account any changes to such Special Defaulting Member's distribution rights in accordance with Schedule 6.3(b) hereto) or (ii) the unreturned Capital Contributions of the Special Defaulting Member in the Company and the Other Company (as determined by the Auditor whose determination shall be binding on the Members absent manifest error) less (B) all damages and costs incurred by the Company and the Other Company in connection with the event giving rise to such purchase. The fair market value of the Membership Interest of the Special Defaulting Member shall be determined by the Electing Member and the Special Defaulting Member within 30 days after the Electing Member elects to purchase such Membership Interests. If the Members are unable to agree on the fair market value of such Membership Interests, the Electing Member, by notice to the Special Defaulting Member, may require the determination of the fair market value to be made by an independent appraiser specified in that notice. If the Special Defaulting Member objects to the independent appraiser designated therein within ten days after it receives such notice and the Electing Member and the Special Defaulting Member fail to agree on an independent appraiser, then either Member may request that the Atlanta, Georgia office of the AAA designate an independent appraiser, in which case the selection of the appraiser by the AAA shall be binding on the parties. The Company shall pay the cost of the appraisal. The closing of such transaction shall occur within 30 days after the purchase price for the Membership Interests is finally determined.

     Executed effective as of the date above written.


MEMBERS:                     SUSA PARTNERSHIP, L.P.

                             BY:     STORAGE USA, INC., General Partner

                             By:     /s/Christopher P. Marr
                                     ------------------------------------
                                     Name: Christopher P. Marr
                                     Title: Chief Financial Officer
                                     Address: 165 Madison Ave, Ste 1300
                                              Memphis, TN 38103

                             Taxpayer Identification
                             Number: 62-1554135



                             STORAGE VENTURES, L.P., a Delaware limited partnership

                             BY: MF Funding, Inc., a Delaware corporation, General Partner

                                     By: /s/Mark Dawejko
                                         -------------------------------------
                                     Name:     Mark Dawejko
                                     Title:    Vice President
                                     Address:  c/o GE Capital Real Estate
                                               Attn:  Legal Operations
                                                      (Project SUSA)
                                               292 Long Ridge Road
                                               Stamford, CT 06927

                             Taxpayer Identification
                             Number: 58-2499649

STORAGE USA. INC. is a signatory to this Agreement in its individual capacity to evidence its agreement to those provisions of this Agreement that are binding on it, including Section 4.6 and Section 7.2.

                                  STORAGE USA, INC., a Tennessee corporation

                                  By: /s/Christopher P. Marr
                                      ------------------------------------------
                                       Name: Christopher P. Marr

                                       Title: Chief Financial Officer

                                       Address: 165 Madison Ave, Ste 1300
                                                Memphis, TN 38103

GECC DOCUMENT INDEX - STORAGE DEVELOPMENT PORTFOLIO, L.L.C.

Schedule 1.1(AIP)       Approved Investment Parameters
Schedule l.l(FP)        Required Information for Final Presentation
Schedule 1.1(INS)       Insurance Program
Schedule 1.1(IP)        Company's Ethical Business Policy
Schedule 1.1            (Engineers)
Schedule 1.1            (Environmental)
Schedule l.l(PB)        Performance Benchmarks
Schedule l.l(PR)        Prohibited Radius
Schedule 2.5(c)         Form of Subsidiary Operating Agreement
Schedule 2.8            Developer Member's Representation and Warranties
Schedule 2.9            GECC Member's Representation and Warranties
Schedule 4.4(a)         Development Pipeline Targets
Schedule 4.6(d)         Listing of Excluded Properties
Schedule 4.12(a)        Management Agreement
Schedule 4.13(a)        Form of Development Agreement
Schedule 4.13(b)        Form of Construction Contract
Schedule 6.3(b)         Modified Distribution Rights
Schedule 14.1           Approved Investment Banking Firms

                               SCHEDULE 1.1 (PB)
                             PERFORMANCE BENCHMARKS

Volume Thresholds
     Acquisitions                  $90MM
     Developments                  $35MM in addition to the current pipeline
                                   in no event less than $70MM in total.
Volume Mix in Ventures             No greater than 1:1 Development:Acquisitions
Pipeline Deals                     SUSA will present 14 deals identified on
                                   Schedule 4.4 (a) to GE at cost (including
                                   normal fees and carry).
Geographic Diversity               No more than 15% of total volume in any one
                                   market.

Cost overruns
     Credited Cost Overruns        Not more than 3% of total development costs
                                   cumulatively.
     Total Cost overruns           Not more than 5% total development costs
                                   cumulatively.
Business Plan                      Year 2001 Business Plan submitted to
                                   Executive Committee for approval.
Financial Performance
     Acquisition NOI               Not more than 10% off of plan cumulatively.
     Development Lease Up          Not more than 10% off of plan cumulatively.
Construction Completion            Average Completion dates not more than 45
                                   days late. Not more than one property 120 days late or more.

                                  SCHEDULE 2.8
                                  ------------

     1.     Organization and Good Standing.

            (a) Each of the Developer Member and SUSA (i) is a partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of the State of Tennessee, (ii) is duly qualified and in good standing and authorized to do business in every other jurisdiction where ownership of its properties or the conduct of its business requires it to be so qualified, except where the failure to do so would not have a Material Adverse Effect (as defined below), and (iii) has the requisite partnership or corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) As used in this Schedule 2.8, the term "Material Adverse Effect" means any event, circumstance or condition that has or is reasonably expected to have a material adverse effect on the business, assets, properties, liabilities, operations (or the results thereof) or condition (financial or otherwise) of the Developer Member, SUSA and their respective Subsidiaries taken as a whole or that would materially impair the Developer Member's or SUSA's ability to perform its obligations under this Agreement.

            (c) As used in this Schedule 2.8, the term "Subsidiaries" means all entities that would be treated as consolidated subsidiaries of the Developer Member or SUSA for financial accounting purposes under generally accepted accounting principles as applied in the United States of America ("GAAP").

     2. Due Authorization. Each of the Developer Member and SUSA (a) has the requisite partnership or corporate, as the case may be, power and authority (i) to execute, deliver and perform this Agreement, (ii) to consummate the transactions contemplated by this Agreement, and (iii) to incur the obligations provided for in this Agreement, and (b) is duly authorized to, and has been authorized by all necessary partnership or corporate, as the case may be, action to, execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement

     3. No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement, nor the performance of and compliance with the terms and provisions of this Agreement by the Developer Member or SUSA will (a) violate or conflict, in each case, in any material respect, with any provision of its organizational documents, (b) violate, contravene or conflict with any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, security agreement, contract or other agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound, or (d) result in the creation of any lien or other encumbrance upon or with respect to any of its assets or properties, which, in any such case, would result in a Material Adverse Effect.

                             PAGE 1 OF SCHEDULE 2.8

     4. Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party in respect of the Developer Member or SUSA is required in connection with the execution, delivery or performance of this Agreement by the Developer Member or SUSA or to consummate the transactions contemplated by this Agreement.

     5. Enforceable Obligations. This Agreement and all other documents executed in connection herewith have been duly executed and delivered by, and constitute legal, valid and binding obligations of, the Developer Member and SUSA, as applicable, enforceable against the Developer Member and SUSA, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

     6. No Default. Neither the Developer Member nor SUSA is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

     7. Investment Company. Neither the Developer Member nor SUSA is required to register as an "investment company" and neither the Developer Member nor SUSA is, to the knowledge of the Developer Member, directly or indirectly controlled by any Person which is required to register as an "investment company", within the meaning of and under the Investment Company Act of 1940, as amended.

     8. SEC Reports. The Developer Member has provided to the GECC Member true and complete copies of each report and proxy statement filed by the Developer Member and SUSA with the United States Securities and Exchange Commission since January 1, 1999 (collectively, the "Company SEC Reports"), all of which, as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. None of such Company SEC Reports, as of the respective dates they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements of the Developer Member and SUSA (including any related notes and schedules) included (incorporated by reference) in their respect Annual Reports on Form 10-K for the fiscal year ended December 31, 1998, fairly present, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of the Developer Member and SUSA and its their Subsidiaries as of the date thereof and the consolidated results of their operations and their cash flows for the periods then ended.

     9. Compliance with Law. Except as disclosed in any Company SEC Reports, the Developer Member and SUSA are in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that the failure to be in such compliance would not have a Material Adverse Effect. The Developer Member and SUSA have all necessary permits, licenses and other authorizations required to conduct their businesses as currently conducted, and as proposed to be conducted, except where a failure to have such permits, licenses or other authorizations would not have a Material Adverse Effect. Except as disclosed in the Company SEC Reports, neither the Developer Member nor SUSA has violated any domestic or foreign law or any regulation or requirement, which violation has or would be reasonably likely to have a Material Adverse Effect, and neither the Developer Member nor SUSA has received notice of any such violation. There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Developer Member or SUSA which would have a Material Adverse Effect.

     10. Intellectual Property. The Developer Member and SUSA own or have the legal right to use, all service marks, trademarks, trade names, copyrights, technology, know-how and resources necessary for each of them to conduct its business as currently conducted.

     11. Solvency. Each of the Developer Member and SUSA is and, after consummation of the transactions contemplated by this Agreement will be, solvent.

     12. Federal Tax Matters.

            (a) SUSA is and has been, commencing with SUSA's taxable year ended 1994, qualified to be taxed as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Code and the present and contemplated method of operation, assets and income of the Developer Member, SUSA and the Subsidiaries presently comply with the requirements for taxation as a REIT under the Code.

            (b) Neither the Developer Member nor SUSA is a "foreign person" within the meaning of Section 1445 or 7701 of the Code.

     13. Year 2000. The Developer Member has reviewed and assessed, or caused to be reviewed and assessed, all areas within its and SUSA's businesses and operations that could be adversely affected by the risk that computer applications may not be able to recognize and properly perform date sensitive functions after December 31, 1999. Based on the foregoing, all computer applications that are material to the Developer Member's or SUSA's business and operations are reasonably expected to be Year 2000 Compliant, except to the extent that a failure to do so is not reasonably expected to have a Material Adverse Effect.

                                  SCHEDULE 2.9
                                  ------------

     1. Organization and Good Standing. The GECC Member (a) is duly organized, validly existing and in good standing under the laws of the State of Delaware,
(b) is duly qualified and in good standing and authorized to do business in every other jurisdiction where ownership of its properties or the conduct of its business requires it to be so qualified, except where the failure to do so would not have a Material Adverse Effect (as defined below), and (c) has the requisite partnership power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted. As used in this
Schedule 2.9, the term "Material Adverse Effect" means any event, circumstance or condition that has or is reasonably expected to have a material adverse effect on the business, assets, properties, liabilities, operations (and the results thereof), or condition (financial or otherwise) of the GECC Member taken as a whole or that would materially impair the GECC Member's ability to perform its obligations under this Agreement.

     2. Due Authorization. The GECC Member (a) has the requisite partnership power and authority (i) to execute, deliver and perform this Agreement, (ii) to consummate the transactions contemplated by this Agreement, and (iii) to incur the obligations provided for in this Agreement, and (b) is duly authorized to, and has been authorized by all necessary partnership action to, execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement.

     3. No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement, nor the performance of and compliance with the terms and provisions of this Agreement by the GECC will (a) violate or conflict with any provision of its organizational documents, (b) violate, contravene or conflict, in each case, in any material respect, with any law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its assets or properties may be bound, or (d) result in the creation of any lien or other encumbrance upon or with respect to any of its assets or properties, which, in any such case, would result in a Material Adverse Effect.

     4. Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party in respect of the GECC Member is required in connection with the execution, delivery or performance of this Agreement by the GECC Member or to consummate the transactions contemplated by this Agreement.

     5. Enforceable Obligations. This Agreement and all other documents executed in connection herewith have been duly executed and delivered by, and constitute legal, valid and binding obligations of, the GECC Member, enforceable against the GECC Member, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

                             PAGE 1 OF SCHEDULE 2.9

     6. No Default. The GECC Member is not in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound, except for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

     7. Litigation. There are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the GECC Member, threatened against the GECC Member or any of it properties and assets which, if adversely determined, would have a Material Adverse Effect.

     8. Compliance with Law. The GECC Member is in compliance with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that the failure to be in such compliance would not have a Material Adverse Effect. The GECC Member has all necessary permits, licenses and other authorizations required to conduct its business as currently conducted, and as proposed to be conducted, except where a failure to have such permits, licenses or other authorizations would not have a Material Adverse Effect. The GECC Member has not violated any domestic or foreign law or any regulation or requirement, which violation has or would be reasonably likely to have a Material Adverse Effect, and the GECC Member has not received notice of any such violation. There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the GECC Member which would have a Material Adverse Effect.

     9. Solvency. The GECC Member is and, after consummation of the transactions contemplated by this Agreement will be, solvent.

     10. Federal Tax Matters. The GECC Member is not a "foreign person" within the meaning of Section 1445 or 7701 of the Code.

     11. Year 2000. The GECC Member has reviewed and assessed, or caused to be reviewed and assessed, all areas within its business and operations that could be adversely affected by the risk that computer applications may not be able to recognize and properly perform date sensitive functions after December 31, 1999. Based on the foregoing, all computer applications that are material to the GECC Member's business and operations are reasonably expected to be Year 2000 Compliant, except to the extent that a failure to do so is not reasonably expected to have a Material Adverse Effect.

                             PAGE 2 OF SCHEDULE 2.9

                                SCHEDULE 4.4(a)

                          Development Pipeline Targets

1. Soquel/Santa Cruz, CA. New construction involving single and two-story buildings on a 2.24 acre site at 2900 Soquel, in this community at the southern end of the San Francisco/San Jose metropolitan area. Property will include 88,639 gross square feet and 67,600 rentable square feet.

2. Everett/Everett, MA. Conversion of 113,526 square foot building at 329 Second Street in the northern Boston suburb of Everett. Development includes construction of a free-standing office/apartment. Project will contain 116,526 gross square feet and 77,050 rentable square feet.

3. Spring Street/Herndon, VA. New construction at 250 Spring Street in Herndon, VA, west of Washington, D.C. The 4.17 acre site will contain single and split-level buildings aggregating 87,200 gross square feet yielding 75,450 rentable square feet.

4. Boston Post Road/Orange, CT. A 5.2 acre site (after sale of a one-acre outlot) at 486 Boston Post Road (Connecticut suburb of New York City) that will include single and multi-story buildings and contain 102,461 gross square feet resulting in 79,925 rentable square feet.

5. Lodi/Lodi, NJ. 3.7 acre site at Route 17 and Gregg Street (New Jersey suburb of New York City) that will include single-story and one three-story buildings and will involve 90,300 gross square feet and 72,650 rentable square feet.

6. Jericho Turnpike/Commack, NY. A 2.02 acre site at 4057 Jericho Turnpike (Nassau County, Long Island) that will include one three level building (one level below grade) grossing 87,775 square feet and netting 63,475 rentable square feet.

7. Hearn Street/Santa Rosa, CA. A 4.2 acre site at 496 Hearn Street that will involve single-story and one three-story building(s) and will yield 115,950 gross square feet and 97,800 rentable square feet. Santa Rosa is at the northern extreme of the San Francisco metropolitan area.

8. Joliet Mall/Joliet, IL. A 4.45 acre site on the ring road of Louis Joliet Regional Mall that will include single-story buildings and yield 74,275 gross square feet and 63,875 leasable square feet. Joliet is a southwest suburb of Chicago.

9. Milwaukee Ave./Riverwoods, IL. A 4.6 acre site on the east side of Milwaukee Avenue that will include single and two-story buildings and yield 100,100 gross square feet and 79,500 leasable square feet. Riverwoods is north of Chicago.

10. Montvale  Ave./Stoneham,   MA. A 1.4 acre  site in this  northern  suburb of
    Boston that will involve one 4 level building that will contain 84,600 gross and 61,050 rentable square feet.


                           PAGE 1 OF SCHEDULE 4.4(a)

11. Butterfield Rd./Vernon Hills, IL. A 9 acre site at the northeast corner of US 45 and Butterfield Road in this northern suburb of Chicago. The single-story buildings comprising this development will include 99,200 gross square feet and 87,725 leasable square feet.

12. Old Oakland Rd./San Jose, CA. A 1.3 acre site at 1265 Old Oakland Road. Development will involve one three-story building yielding 81,000 gross and 59,454 net square feet.

13. White Marsh/Baltimore County, MD. A 5.2 acre site in this northern suburb of Baltimore that will involve single and split level buildings yielding 101,700 gross square feet and 84,250 rentable square feet.

14. Route 202/Yorktown Heights, NY. A 10 acre site in this northern suburb of New York City that will involve 97,200 gross square feet and 81,900 leasable square feet (NOT YET CLOSED).

                           PAGE 2 OF SCHEDULE 4.4(a)

                                 SCHEDULE 6.3(b)
                                 ---------------

        Upon either (a) the occurrence or existence of a Removal Event and the Developer Member's removal as Manager or (b) the occurrence or existence of an Additional Capital Contribution Default Event with respect to either Member, then Section 8.2 of the within and foregoing Limited Liability Company Agreement shall be ipso facto and instanter amended to read as follows:

        If the GECC Member is the Additional Capital Defaulting Member:

        Section 8.2 Distribution of Available Cash. The Available Cash for any particular period shall be distributed to the Members in the following order of priority:

               (a) first, to the Members in proportion to and in payment of their Default Loans until their Default Loans, including both principal and interest, have been paid in full;

               (b) next, to the Members in accordance with their respective Capital Sharing Ratios until the GECC Member shall have achieved a nine percent (9%) Internal Rate of Return on its Capital Contributions (including the return to the GECC Member of all of its Capital Contributions);

               (c) next, to the Developer Member in payment of its Preferred Return on its Credited Cost Overrun Contributions until its Preferred Return Balance has been reduced to zero;

               (d) next, to the Developer Member in return of its Credited Cost Overrun Contributions until the Credited Cost Overrun Contribution Balance has been reduced to zero;

               (e) last, to the Members in accordance with their Residual Sharing Ratios.

        If a Removal Event occurs or exists with respect to the Developer Member and the Developer Member is removed as Manager or if the Developer Member is the Additional Capital Defaulting Member:

        Section 8.2 Distribution of Available Cash. The Available Cash for any particular period shall be distributed to the Members in the following order of priority:

               (a) first, to the Members in proportion to and in payment of their Default Loans until their Default Loans, including both principal and interest, have been paid in full;

               (b) next, to the Members in accordance with their respective Capital Sharing Ratios until the GECC Member shall have achieved a seventeen percent (17%) Internal Rate of Return on its Capital Contributions (including the return to the GECC Member of all of its Capital Contributions);

               (c) next, to the Developer Member in payment of its Preferred Return on its Credited Cost Overrun Contributions until its Preferred Return Balance has been reduced to zero;

                           PAGE 1 OF SCHEDULE 6.3(b)

               (d) next, to the Developer Member in return of its Credited Cost Overrun Contributions until the Credited Cost Overrun Contribution Balance has been reduced to zero;

               (e) last, to the Members in accordance with their Residual Sharing Ratios.

Upon either (a) the occurrence or existence of a Removal Event and the Developer Member's removal as Manager or (b) the occurrence or existence of an Additional Capital Contribution Default Event with respect to either Member, the Profit and Loss allocations under Section 9.4 of this Agreement shall be adjusted in such a manner that, in the reasonable discretion of the Manager with advice from tax counsel to the Company, more accurately reflects the modified economic sharing arrangement as set forth in this Schedule 6.3(b).

                           PAGE 2 OF SCHEDULE. 6.3(b)